The information in this preliminary Offering Circular is not complete and may be changed. These securities may not be sold until the post qualification offering statement filed with the Securities and Exchange Commission is qualified. This preliminary Offering Circular is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 24, 2025

PRELIMINARY OFFERING CIRCULAR

GROUNDFLOOR YIELD LLC

Promissory Notes

MAXIMUM OFFERING: $18,861,000

MINIMUM OFFERING: $0

Groundfloor Yield LLC, a Georgia limited liability company, (the “Company” or “we”) intends to offer and sell on a continuous basis, its Promissory Notes described in this offering circular (the “Offering Circular”). Such Promissory Notes shall be made available for investment on an online investment platform (the “Groundfloor Yield Platform” or the “Platform”) available through a smartphone application (the “Mobile App”) owned and operated by the Company, a facsimile of which also exists on the Groundfloor Platform owned and operated by Groundfloor Finance Inc., a Georgia corporation (“Groundfloor Finance”), the Company’s sole member and manager. The proceeds of this offering will be used primarily to purchase commercial real estate loans from Groundfloor Holdings, LLC (“GFH”), a Georgia limited liability company and wholly owned subsidiary of Groundfloor Finance and for general corporate purposes of the Company, including the cost of this offering.

The Company will offer and sell on a continuous basis the Promissory Notes described in this Offering Circular. This Offering Circular describes some of the general terms that may apply to the Promissory Notes and the general manner in which they may be offered and follows the disclosure format of Part II of Form 1-A pursuant to the general instructions of Part II(a)(1)(i) of Form 1-A.

The Promissory Notes will:

•	Be priced at $10.00 each;

•	Represent a full and unconditional obligation of the Company;

•	Bear a rate of interest per annum based on the term to maturity of the Promissory Note, as described in the table below, and as set forth in the applicable Promissory Note; and

•	Be offered as series of notes based on particular terms to maturity and interest rates, at the allocated amounts and volumes as set forth in the table below.

Term	Interest Rate	Allocation	Volume
1 Month	5.0%	$581,494.00	58,149
	5.5%	$1,891,364.52	189,136
3 Months	6.0%	$2,070,417.84	207,041
	6.5%	$5,857,076.37	585,707
12 Months	7.5%	$7,888,179.91	788,817
24 Months	10.0%	$572,467.37	57,246
Total:		$18,861,000.00	1,886,096

•	Be callable, redeemable, and prepayable at any time by the Company;

•	Be secured by a first priority security interest in the assets (and related property and rights) of the Company, which assets will principally consist of commercial real estate loans held by the Company; and

•	Not be payment dependent on any individual underlying real estate loan or loans held by the Company, including without limitation, any loans issued on Groundfloor Finance’s online lending platform.

All updates to the applicable interest rate will be communicated to Investors through the Mobile App no later than seven (7) business days prior to the effective date of such updated interest rate, and will also be reflected in a post-qualification to the offering statement of which this offering circular forms a part, which will be filed with the Securities and Exchange Commission and qualified by the Staff prior to use. Updates apply to newly-issued rates; no modification will be made to the interest rate applicable to a Note which is issued and outstanding. Our SEC filings may be obtained from the SEC EDGAR filing website as https://www.sec.gov. Additionally, Investors may elect to purchase additional Notes bearing the updated interest rate through the Groundfloor Yield Mobile App, exercise their put right with respect to their outstanding Promissory Notes prior to the applicable maturity date (including prior to the effective date of any interest rate change), or rollover all proceeds of an existing Promissory Note of like tenor on the applicable maturity into a new Promissory Note of like tenor bearing the updated interest rate. No other terms of the Promissory Notes will be subject to change in the sole discretion of the Company.

For more information on the Promissory Notes being offered, please see the section entitled “Promissory Notes” beginning on page 10 of this Offering Circular. The aggregate initial offering price of the Promissory Notes will not exceed $75,000,000 in any 12-month period, and there will be no minimum offering.

We intend to offer the Promissory Notes in $10.00 increments on a continuous basis directly through the Mobile App. At the present time, we do not anticipate using any underwriters to offer our securities.

This Offering Circular does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of the Promissory Notes in any states where such offer, solicitation would be unlawful, prior to registration or qualification under the laws of any such state.

We were formed in Georgia in April 2020 by our sole member and manager, Groundfloor Finance Inc. and our principal address is 600 Peachtree Street, Suite 810, Atlanta, GA 30308. Our phone number is (404) 850-9225. Our website is located at https://www.groundfloor.us/.

Investing in our securities involves a high degree of risk, including the risk that you could lose all of your investment. Please read the section entitled “Risk Factors” beginning on page 11 of this Offering Circular about the risks you should consider before investing.

	Price to the Public	Underwriting discount and commissions	Proceeds to issuer	Proceeds to other persons
Promissory Notes	$10.00	$0	$18,861,000	$0
Total Minimum	-	-	-	-
Total Maximum	$10.00	$0	$18,861,000	$0

The approximate date of the proposed sale to the public is as soon as practicable after the offering is qualified.

IMPORTANT NOTICES TO INVESTORS

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

The date of this preliminary Offering Circular is                                 .

OFFERING CIRCULAR SUMMARY

This summary highlights information contained in this Offering Circular and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire Offering Circular, including our consolidated financial statements and the related notes thereto and the information in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Unless the context otherwise requires, we use the terms “Company,” “we,” “us” and “our” in this Offering Circular to refer to Groundfloor Yield LLC.

Business Overview

We are a wholly-owned subsidiary of Groundfloor Finance Inc. (“Groundfloor Finance”), an early-stage company making secured real estate loans that range from $15,000 to $2,000,000 through an online platform (the “Groundfloor Platform”). Through the Groundfloor Platform, Groundfloor Finance offers a marketplace for developers of residential and small commercial real estate (“Developers” or “Borrowers”) who wish to obtain funding in order to acquire or renovate residential and small commercial real estate projects or refinance existing indebtedness in connection with such projects (each, a “Project” and collectively, the “Projects”). Groundfloor Finance currently offers term loans with terms that range between six months to five years (the “Loans”). These terms are subject to change as market needs dictate, and it anticipates offering additional products in the future. Groundfloor Finance uses technology, data analytics, and its proprietary credit scoring model to assess the creditworthiness of each prospective borrower. If the applicant meets the Groundfloor Finance criteria, Groundfloor Finance sets the initial interest rate according to its credit and financial models.

Groundfloor Platform and Mobile App

Groundfloor Finance currently operates a web-based platform (the “Groundfloor Platform”), which is described in further detail below. The Promissory Notes will be offered on the Platform through the Mobile App, which is owned and operated by the Company, a facsimile of which also exists on the Groundfloor Platform. Prospective investors in the Promissory Notes will create a username and password, and indicate agreement to our terms and conditions and privacy policy on the Mobile App.

The following features are available to participants in the Promissory Notes program through the Mobile App:

•	Available Online Directly from us. You can purchase Promissory Notes directly from us through the Mobile App.

•	No Purchase Fees Charged. We will not charge you any commission or fees to purchase Promissory Notes through our platform. However, other financial intermediaries, if engaged, may charge you commissions or fees.

•	Invest as Little as $10.00. You will be able to purchase Promissory Notes in amounts as low as $10.00.

•	Flexible, Secure Payment Options. You may purchase Promissory Notes with funds electronically withdrawn from your checking account or by wire transfer.

•	Manage Your Portfolio Online. You can view your investments, returns and transaction history online, as well as receive tax information and other portfolio reports.

Proceeds from the Promissory Notes contemplated in this offering will be used by the Company to purchase loans originated by Groundfloor Holdings, LLC (“GFH”), and for general corporate purposes of the Company, including the cost of this offering, but Promissory Notes are not dependent upon any particular loan originated by GFH and remain at all times the general obligations of the Company. Final decisions on use of proceeds allocations will be made by Groundfloor Finance, as manager of the Company. Please refer to “About the Groundfloor Platform” starting on page 18 for more information relating to Groundfloor Finance and its subsidiaries.

Competitive Strengths

We believe we benefit from the following competitive strengths compared to traditional lenders:

•	Reduced product origination and financing request costs;
•	Lower interest rates for financing of real estate projects;
•	Attractive returns for investors;
•	The opportunity to promote community redevelopment by investing in local real estate projects; and
•	Growing acceptance of the Internet, including the use of mobile applications as an efficient and convenient forum for investment transactions.

Groundfloor Platform

Groundfloor Finance is the sole member of both the Company and GFH. Each of the Company and GFH is managed by Groundfloor Finance and Nick Bhargava, who is also the Co-Founder, Acting Chief Financial Officer, Secretary, and Executive Vice President (Legal and Regulatory) of Groundfloor Finance. The business operations of Groundfloor Finance are managed by a team of executive officers which includes (i) Brian Dally, President and CEO, (ii) Nick Bhargava, in the capacities mentioned above, (iii) Adam Gaeddert, Chief of Staff, (iv) Benjamin Sutton, Senior Vice President (Finance and Strategy), (v) Megan Heaney, Head of People Operations, (vi) Reid Schermer, Vice President (Real Estate), (vii) Patric Donoghue, Vice President (Market Risk), (viii) Jeff Seal, Vice President (Sales), and (ix) Randy Conley, Vice President (Engineering)), and by its board of directors, which includes two independent directors.

Groundfloor Finance operates an online investment platform (the “Groundfloor Platform”) designed to source financing for real estate development projects. Through the Groundfloor Platform, investors can choose between multiple real estate development investment opportunities (each, a “Project”) and developers of the Projects (each, a “Developer”) can obtain financing. The Platform focuses on the commercial lending market for developers of residential and small commercial real estate projects that are not owned and occupied by the Developer. Proceeds from the loans are generally applied toward the Project’s acquisition and/or renovation or construction costs. In connection with the issuance of Promissory Notes by the Company, the Company owns and operates the Mobile App. The Groundfloor Platform operated by Groundfloor Finance facilitates due diligence and underwriting reviews, coordinates payment to and from investors and developers, manages loan advances, and administers, services and collects on the loans originated by GFH which are subsequently acquired by the Company. All intellectual property relating to the Groundfloor Platform and the GFY Mobile App is owned by each of Groundfloor Finance and the Company, respectively.

In connection with the Groundfloor Platform, Groundfloor Finance operates several subsidiaries with distinct functions. Subsidiaries help us isolate credit risks, legal risks, and other operational risks. This protects our investors, customers, and employees. Below is a list of our primary operating entities, including management structure, and function.

•	Groundfloor Finance Inc. (“Groundfloor Finance”). Groundfloor Finance is a Georgia corporation and is our main operating entity. It is managed by an executive team and governed by a board of directors (see “Management” section starting on page 23. Groundfloor Finance develops, owns, and operates the Groundfloor Platform, and associated technology IP. Groundfloor Finance may also identify and select Loans for acquisition from GFY, and once such Loans have been identified and selected, Groundfloor Finance will sell securities to investors which correspond to the identified Loan. Groundfloor Finance will use the proceeds from the sales of such securities to acquire and service the Loan for the duration of the Loan.

•	Groundfloor Holdings, LLC (“GFH”). GFH is a single member Georgia limited liability company. It is managed by Groundfloor Finance. Its sole purpose is to originate loans identified by Groundfloor Finance. It will use the proceeds of the sale of loans to Groundfloor Yield, LLC (“GFY”) to fund the loans that it originates. GFH intends to use the proceeds of the sale of loans to GFY to fund the origination of Loans. Loans typically stay on its balance sheet for up to 30 days before being sold to GFY.

•	Groundfloor Yield, LLC (“GFY”). GFY is a single member Georgia limited liability company and the issuer of this offering. It is managed by Groundfloor Finance and Nick Bhargava, Executive Vice President, Secretary, and Acting Chief Financial Officer of Groundfloor Finance. Its sole purpose is to acquire Loans from GFH through the proceeds raised from the sale of Promissory Notes as described in this Offering Circular, such Loans to be held for a limited period of time until they are sold to three affiliated companies, Groundfloor Finance, Groundfloor Real Estate 1, LLC and Groundfloor Real Estate 2, LLC, as further described below. Loans typically stay on the balance sheet of GFY for five (5) days, but in any event for no more than thirty (30) days, before being sold to such affiliated companies.

•	Groundfloor Real Estate 1, LLC (“GRE1”). GRE1 is a single member Georgia limited liability company. It is managed by Groundfloor Finance and Nick Bhargava, Executive Vice President, Secretary, and Acting Chief Financial Officer of Groundfloor Finance. Its purpose is to select and acquire Loans from GFY. Once Loans have been identified for acquisition, GRE1 will sell Limited Recourse Obligations (LROs) to investors which correspond to the identified Loan. It will use these funds to acquire and service the Loan for the duration of the Loan. GRE1 acquires Loans directly from GFH.

•

Groundfloor Real Estate 2, LLC (“GRE2”). GRE2 is a single member Georgia limited liability company. It is managed by Groundfloor Finance. Its purpose is to select and acquire Loans from GFY. Once loans have been identified for acquisition, GRE2 will sell securities to institutional purchasers which correspond to the identified Loan. It will use these funds to acquire and service the Loan for the duration of the loan. GRE2 acquires Loans directly from GFH.

•	Groundfloor Properties GA, LLC (“GFGA”). GFGA is a single member Georgia limited liability company. It is managed by Groundfloor Finance. Its purpose is to manage distressed assets that have been acquired by affiliated companies in the course of exercising creditor rights. It conducts the majority of foreclosures that may be required by either GRE1 or GRE2.

GFH does not finance owner-occupied residential projects, nor does it make Loans for any personal, family, or household purpose. All of the loans originated by GFH are commercial in nature. Although GFH only provides Loans to legal entities (i.e., the Developer), due to the nature of the real estate development business and the smaller market segment they service, GFH nevertheless factors into its due diligence and underwriting process the background and experience of the individual(s) who own and operate the borrowing entity (i.e., the “Principal(s)”).

The scope of GFH’s due diligence and underwriting process is not limited only to information about the borrowing entity, which may be very limited in nature. In addition to considering the specific information with respect to the borrower under the Loan, GFH also considers the creditworthiness (through a review of FICO scores) and broader experience of the Principal.

Once GFH has identified the Projects that pass the preliminary assessment and thus meet our basic qualifications and financing requirements, GFH undertakes an assessment of each Project and the proposed terms of the underlying Loan to finalize the pricing terms (interest rate, maturity, repayment schedule, etc.) that it will accept.

GFH uses a proprietary Grading Algorithm to assign one of seven letter grades, from A to G, to each Project. The letter grade generally reflects the overall risk of the Loan.

The Grading Algorithm, which was developed by the Groundfloor Finance management team in consultation with outside advisors with respect to the general type of residential real estate projects GFH currently finances, involves application of a two-step proprietary mathematical formula. Generally, GFH assigns a scale to each factor. The higher a Project rates with respect to a particular factor, the better the Loan scores. The higher the score, the lower the interest rate GFH will offer on the Loan.

Representing a quantifiable assessment of the risk profile of a given Project, the Grading Algorithm allows GFH to compare the relative risk profiles of various properties through the analysis of specific quantifiable characteristics, including (i) the valuation and strength of a particular Project and (ii) the experience and risk profile of the Developer. GFH uses the Grading Algorithm to determine a proposed base-line interest rate which reflects the given risk profile of a Project when it is underwritten. The lower the risk profile, the lower the interest rate GFH will agree to with respect to a particular Loan.

Promissory Notes

Promissory Notes, the subject of this Offering Circular, are available to retail investors for purchase through the Mobile App. Funds from the sale of Promissory Notes are invested into Loans at the discretion of the Company. Investors in Promissory Notes do not directly invest in Loans held by the Company that were acquired from GFH; rather, the Promissory Notes are general obligations of the Company, and the proceeds thereof will be used primarily to fund the acquisition by the Company of Loans originated by GFH to continually expand and replenish the portfolio of Loans owned by the Company, which Loans are intended to be subsequently sold to Groundfloor Finance, GRE1 or GRE 2, typically within five (5) business days, but in any event no more than thirty (30) business days, following the acquisition thereof by the Company. The Promissory Notes will be secured by a first priority security interest in the assets (and related property and rights) of the Company which will principally consist of commercial real estate loans that the Company has acquired from GFH. Such security interest will rank ahead of any unsecured debt of the Company. Given that the security interest is a blanket lien on the assets of the Company and is not against specifically identified assets of the Company, as of the date of this Offering Circular, there is no unbonded property available for use against the issuance of Promissory Notes and the Promissory Notes are not being issued against any unbonded property of the Company, the deposit of cash by the Company, or otherwise.

The offering of Promissory Notes is being conducted as a continuous offering pursuant to Rule 251(d)(3) of the Securities Act of 1933 (“Securities Act”). Continuous offerings allow for a sale of securities to be made over time, with no specific offering periods or windows in which securities are available. Sales of securities may happen sporadically over the term of the continuous offering, and are not required to be made on any preset cadence. The active acceptance of new investors in Promissory Notes, whether via the Mobile App or otherwise, may at times be briefly paused, or the ability to subscribe may be periodically restricted to certain individuals to allow the Company time to effectively and accurately process and settle subscriptions that have been received. The Company may discontinue this offering at any time.

Interest Rate of Promissory Notes

Each Promissory Note will bear interest at a rate based on the term to maturity of such Promissory Note as set forth in the table below, calculated on the basis of a three hundred and sixty (360) day year.

Term	Interest Rate	Allocation	Volume
1 Month	5.0%	$581,494.00	58,149
	5.5%	$1,891,364.52	189,136
3 Months	6.0%	$2,070,417.84	207,041
	6.5%	$5,857,076.37	585,707
12 Months	7.5%	$7,888,179.91	788,817
24 Months	10.0%	$572,467.37	57,246
Total:		$18,861,000.00	1,886,096

All updates to the applicable interest rate will be communicated to Investors through the Mobile App no later than seven (7) business days prior to the effective date of such updated interest rate, and will also be reflected in a post-qualification to the offering statement of which this offering circular forms a part, which will be filed with the Securities and Exchange Commission and qualified by the Staff prior to use. Updates apply to newly-issued rates; no modification will be made to the interest rate applicable to a Note which is issued and outstanding. Our SEC filings may be obtained from the SEC EDGAR filing website as https://www.sec.gov. Additionally, Investors may elect to purchase additional Notes bearing the updated interest rate through the Groundfloor Yield Mobile App, exercise their put right with respect to their outstanding Promissory Notes prior to the applicable maturity date (including prior to the effective date of any interest rate change), or rollover all proceeds of an existing Promissory Note of like tenor on the applicable maturity into a new Promissory Note of like tenor bearing the updated interest rate. No other terms of the Promissory Notes will be subject to change in the sole discretion of the Company.

Rollovers of Promissory Notes

On the applicable maturity date of the Promissory Notes, Investors may elect to roll over all payments received in respect of the outstanding principal balance and all accrued interest into a new Promissory Note at the current and effective interest rate as of the issuance date, to be issued by the Company to such Investors on such applicable maturity date (the “Rollover”). If an Investor wishes to elect to rollover such proceeds, such Investor must provide written notice to the Company (through the Groundfloor Yield Mobile App, a click the box popup on the Company’s website, or through an affirmative response text message, each of which will contain a hyperlink to the current Offering Statement) no later than on the applicable maturity date of the Promissory Note.

The Company will treat all rollovers as sales chargeable against the aggregate total of offered securities pursuant to the Offering Statement and to include such sales when calculating the $75 million cap in offering proceeds raised under any qualified offering statement within a 12 month period in accordance with Rule 251(a).

Risks Affecting Us

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors” beginning on page 10. These risks include, but are not limited to the following:

•	Because real estate development projects are inherently risky, our business may be negatively impacted by changes.

•	We have a limited operating history and Groundfloor Finance has a limited operating history in an evolving industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful.

•	We will need to raise substantial additional capital to fund our operations, and if we fail to obtain such funding, we may be unable to grow and remain in business.

•	The Groundfloor entities may not be able to identify and increase the number of Projects that are financed on the Groundfloor Platform.

•	We rely on data centers and outside service providers.

•	Holders of Groundfloor Yield Notes are exposed to the credit risk of the Company.

•	There has been no public market for Groundfloor Yield Notes, and none is expected to develop.

Our Company

We were formed as a Georgia limited liability company on April 10, 2020 by Groundfloor Finance Inc., our sole member and manager. Our principal offices are located at 600 Peachtree Street, Suite 810, Atlanta, GA 30308. The phone number for these offices is (404) 850-9225.  Our mailing address is 600 Peachtree Street, Suite 810, Atlanta, GA 30308.

The Offering

Securities offered by us	Promissory Notes, offered by the Company on a best-efforts basis.

Promissory Notes	The Promissory Notes will:

•	Be priced at $10.00 each;

•	Represent a full and unconditional obligation of the Company;

•	Bear a rate of interest per annum based on the term to maturity of the Promissory Note, as described in the table below, and as set forth in the applicable Promissory Note;

•	Be offered as series of notes based on particular terms to maturity and interest rates, at the allocated amounts and volumes as set forth in the table below;

Term	Interest Rate	Allocation	Volume
1 Month	5.0%	$581,494.00	58,149
	5.5%	$1,891,364.52	189,136
3 Months	6.0%	$2,070,417.84	207,041
	6.5%	$5,857,076.37	585,707
12 Months	7.5%	$7,888,179.91	788,817
24 Months	10.0%	$572,467.37	57,246
Total:		$18,861,000.00	1,886,096

•	Be callable, redeemable, and prepayable at any time by the Company;

•	Be secured by a first priority security interest in the assets (and related property and rights) of the Company, which assets will principally consist of commercial real estate loans held by the Company; and

•	Not be payment dependent on any individual underlying real estate loan or loans held by the Company, including without limitation, any loans issued on the Groundfloor Platform.

Principal Amount of Promissory Notes	We will not issue securities hereby having gross proceeds in excess of $75 million during any 12-month period. The securities we offer hereby will be offered on a continuous basis.

Regulation A Tier	Tier 2

Promissory Notes Purchasers	Accredited investors pursuant to Rule 501 and non-accredited investors. Pursuant to Rule 251(d)(2)(C), non-accredited investors who are natural persons may only invest the greater of 10% of their annual income or net worth. Non-natural non-accredited persons may invest up to 10% of the greater of their net assets or revenues for the most recently completed fiscal year.

Manner of offering	See section titled “Plan of Distribution” beginning on page 50.

How to invest	Directly via the Groundfloor Platform and a smartphone application (the “Mobile App”).

Use of proceeds	If we sell $18.861 million of gross proceeds from the sale of our securities under this Offering Circular, we estimate our net proceeds, after deducting estimated commissions and expenses, will be approximately $18,750,500, assuming our offering expenses are $110,500. We intend to use the proceeds from this offering to purchase loans originated by GFH and for general corporate purposes of the Company, including the cost of this offering. See “Use of Proceeds.”

Risk factors	See the section titled “Risk Factors” beginning on page 11 of this offering statement for a discussion of factors that you should read and consider before investing in our securities.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest, you should consider carefully the risks and uncertainties described below, our consolidated financial statements and related notes and all of the other information in this Offering Circular. If any of the following risks actually occurs, our business, financial condition, results of operations and prospects could be adversely affected. As a result, the value of our securities could decline and you could lose part or all of your investment.

Risks Related to Investing in Promissory Notes

Holders of Promissory Notes are exposed to the credit risk of the Company.

Promissory Notes are the full and unconditional obligations of the Company and are fully recourse to the Company’s assets. You will have a first priority security interest in all assets of the Company. However, the Promissory Notes may still be subject to non-payment by the Company in the event of our bankruptcy or insolvency. In an insolvency proceeding, there can be no assurances that you will recover the full amount of your investment in the Promissory Notes.

There has been no public market for Promissory Notes, and none is expected to develop.

Promissory Notes are newly issued securities. Although under Regulation A the securities are not restricted, Promissory Notes are still highly illiquid securities. No public market has developed nor is expected to develop for Promissory Notes, and we do not intend to list Promissory Notes on a national securities exchange or interdealer quotational system. You should be prepared to hold your Promissory Notes through their maturity dates as Promissory Notes are expected to be highly illiquid investments.

The Company may not be able to generate sufficient cash to service its obligations under the Promissory Notes.

The Company’s ability to make payments on the outstanding Promissory Notes will depend on the performance of the portfolio of real estate loans that the Company holds, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond the Company’s control. The Company may be unable to maintain a level of cash flows from its portfolio of real estate loans sufficient to permit the Company to pay principal and interest on the Promissory Notes. The Promissory Notes are secured by solely the assets of the Company and no other party is obligated to make any payments to Investors on the Notes, nor does any party guarantee payments from the real estate loans. Further, the Promissory Notes are not insured or guaranteed by the United States or any governmental entity. Payments on any Promissory Notes will depend solely on the amount and timing of payments and other collections in respect of the real estate loans owned by the Company. There is no guarantee that such amounts received by the Company are sufficient to make full and timely payments on the Notes. If delinquencies and losses create shortfalls, you may experience delays in payments due under the Notes you hold and you could suffer a loss.

The Promissory Note Purchase Agreement limits your rights in some important respects.

When you make an investment through the Groundfloor Platform and Mobile App, you are required to agree to the terms of our standard Promissory Note Purchase Agreement, which sets forth your principal rights and obligations as an investor in the Promissory Notes we issue, and to agree to the terms of a Promissory Note, which sets forth the specific terms of the Promissory Notes you are committing to purchase. Under the Promissory Note Purchase Agreement, we may require that any claims against us, including without limitation, claims alleging violations of federal securities laws by us or any of our officers or directors and claims other than in connection with this offering, be resolved through binding arbitration rather than in the courts. Notwithstanding the foregoing sentence, you may elect to opt out of the arbitration provision for all purposes by sending an arbitration opt out notice to the Company in accordance with the terms and conditions set forth in Section 24(b) of the Note Purchase Agreement. If you do not opt out of binding arbitration, Section 24(a) of the Note Purchase Agreement, provides, among other things, that (i) arbitration is final and binding on the parties; (ii) the parties are waiving their right to seek remedies in courts, including the right to jury trial; (iii) pre-arbitration discovery is generally more limited and potentially differs in form and scope from court proceedings; (iv) an award by an arbitrator is not required to include factual findings or legal reasoning, and your right to appeal or to seek modification of a ruling by the arbitrator is strictly limited; and (v) the arbitrator (or three arbitrator panel, if applicable) may include a minority of persons engaged in the securities industry. As a result, the arbitration process may be less favorable to investors than court proceedings and may limit your right to engage in discovery proceedings or to appeal an adverse decision. These provisions may have the effect of discouraging lawsuits against us and our directors and officers. Your agreement to the arbitration provisions in the Promissory Note Purchase Agreement will not waive the Company’s compliance with the federal securities laws and the rules and regulations promulgated thereunder.

The Company believes that the arbitration provisions in the Agreements are enforceable under federal and state law. The Federal Arbitration Act (“FAA”) is an act of Congress that provides for judicial facilitation of dispute resolution through arbitration and embodies a national policy favoring arbitration, providing that a written contractual provision evidencing a transaction involving interstate commerce to arbitrate a controversy “shall be valid, irrevocable, and enforceable, save upon such grounds as exist at law or in equity for the revocation of any contract.” Further, the United States Supreme Court has interpreted the FAA as creating a uniform body of federal substantive law regulating the enforceability of agreements to arbitrate that applies to all contracts involving interstate commerce in both state and federal court. The arbitration provision in the Promissory Note Purchase Agreement specifically states that it is made pursuant to a transaction involving interstate commerce and shall be governed by and enforceable under the FAA.

In the event that enforceability issues arise under state law, the Company maintains its belief that the arbitration clause will be upheld. In AT&T Mobility LLC v. Concepcion, 131 S. Ct. 1740 (2011), the United State Supreme Court recognized that in order to accomplish the general purpose of the FAA to promote efficient streamlined procedures for resolving disputes, federal law has developed a preference for enforcing arbitration agreements according to their terms. Consistent with this preference, the Court has held that state laws discriminating against arbitration are preempted by the FAA because such rules stand as an obstacle to the FAA’s objectives. Further, the FAA is presumed to preempt the state law selected in a general choice-of-law clause unless the contract expressly evidences the parties’ intent that state arbitration law applies in place of or in addition to the FAA. As cited above, the arbitration provision in the Promissory Note Purchase Agreement clearly sets forth the parties’ intent that the FAA should apply rather than state law.

You also waive your right to a jury trial under the Promissory Note Purchase Agreement. Purchasers of the Promissory Notes in any secondary transactions are subject to the terms of the Promissory Note Purchase Agreement, and are deemed to have waived their right to a jury trial as well. Accordingly, if you bring a claim against the Company in connection with matters arising under the Promissory Note Purchase Agreement, including claims under federal securities laws, you may not be entitled to a jury trial with respect to such claims, which may have the effect of limiting and discouraging lawsuits against us and our directors and officers. If a lawsuit is brought against us under the Promissory Note Purchase Agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in any such action. It is advisable that you consult legal counsel regarding the jury waiver provision before entering into the Promissory Note Purchase Agreement.

While the Company believes that a contractual pre-dispute jury trial waiver is generally enforceable, the enforceability of the jury trial waiver is not free from doubt. To the Company’s knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. With respect to enforceability under Georgia state law, the Company acknowledges that the state courts of Georgia, which have jurisdiction over state law matters arising under the Promissory Note Purchase Agreement, have upheld the minority position that contractual pre-dispute jury trial waivers are not enforceable. If the Company opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the Promissory Note Purchase Agreement.

Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the Promissory Note Purchase Agreement with a jury trial if you have not elected to opt out with respect to binding arbitration as set forth in Section 24 of the Promissory Note Purchase Agreement. No condition, stipulation or provision of the Promissory Note Purchase Agreement or the Promissory Note Purchase Agreement serves as a waiver by any Investor of the Company’s compliance with any substantive provision of the U.S. federal securities laws and the rules and regulations promulgated thereunder.

Additionally, by entering into the Promissory Note Purchase Agreement, the investor expressly waives and releases, as a condition of and as part of the consideration for the issuance of the Promissory Note, any recourse under or upon any obligation, covenant or agreement contained in the Promissory Note Purchase Agreement, or because of any obligations evidenced therein, against any incorporator, or against any past, present or future shareholder, officer or director, as such, of the Company, either directly or through the Company, under any rule of law, statute (other than applicable federal securities laws) or constitutional provision or by the enforcement of any assessment or penalty or otherwise. This provision has the effect of limiting the available parties against which an investor may seek recourse in connection with the Company’s obligations under the Promissory Note Purchase Agreement.

Pursuant to Section 25 of the Promissory Note Purchase Agreement, in connection with your purchase of the Notes, to the extent permitted by law, you waive your right to a jury trial in any litigation relating to the Agreements, including the purchase of the Notes.

When you purchase the Promissory Notes, you are required to agree to the terms of the Promissory Note Purchase Agreement. Among other things, both agreements provide that you waive your right to a jury trial in any litigation relating to each agreement and your purchase of the Notes, including claims under the federal securities laws. You will have the right to litigate claims, including claims under the federal securities laws through a court before a judge, but you will not have that right if any party elects arbitration pursuant to the terms of the Agreements unless you opt out as provided in Section 24(b) of the Promissory Note Purchase Agreement. Neither your waiver of jury trial nor your agreement to the arbitration provision shall be deemed to waive the Company’s compliance with the federal securities laws and the rules and regulations promulgated thereunder. Please refer to the risk factor “The Promissory Note Purchase Agreement limits your rights in some important respects” for more information regarding the jury trial waiver provision contained in the Promissory Note Purchase Agreement and the Promissory Note Purchase Agreement.

We are dependent on our parent company and affiliates to provide sufficient cash flow to pay interest and principal on the Promissory Notes.

The Company’s business consists of issuing and selling Promissory Notes in the Offering, and purchasing and selling loans originated by our affiliates.  Our parent and sole shareholder, Groundfloor Finance Inc., operates the Company on a cash-neutral basis.  All capital raised through the Offering is used to purchase originated loans at face value and then sell such loans at face value.  In connection with such purchases, the proceeds of the Offering and interest income we receive from holding existing loans are thereby advanced to our parent on a dollar-for-dollar basis to originate new loans, either directly by the parent or by an originating affiliate.  Moreover, our parent advances certain overhead expenses on our behalf, such as the costs of this Offering and the website and mobile app used to sell Promissory Notes.  The Company does not do any business with any companies outside of the Groundfloor business.  Therefore, the Company is reliant on the parent and its affiliates to advance such costs and to continue to sell such loans to it, and for the payment of principal and interest on the Promissory Notes.  The Company is not able to function independent of such arrangements.  Purchasers of the Promissory Notes should evaluate their investments in such notes with this structure in mind, as the Company is not a viable stand-alone financing company without these arrangements.

Risks Related to the Company

We have a limited history, and our parent company has a limited operating history. As companies in the early stages of development, we face increased risks, uncertainties, expenses and difficulties.

Groundfloor Finance (with its affiliates) has a limited operating history and the Company has a limited operating history. Groundfloor Finance owns and operates the Groundfloor Platform. For our business to be successful, the number of real estate development projects originated by GFH will need to increase, which will require Groundfloor Finance to increase its facilities, personnel and infrastructure to accommodate the greater servicing obligations and demands on the Groundfloor Platform. Groundfloor Finance must constantly update its software and website, expand its customer support services and retain an appropriate number of employees to maintain the operations of the Groundfloor Platform, as well as to satisfy our servicing obligations on the Loans and make payments on the Promissory Notes. If Groundfloor Finance is unable to increase the capacity of the Groundfloor Platform and maintain the necessary infrastructure, you may experience delays in receipt of payments on the Promissory Notes and periodic downtime of our systems.

If the information provided by customers to GFH is incorrect or fraudulent, those entities may misjudge a customer’s qualification to receive a loan, and our operating results may be harmed.

The lending decisions of GFH are based partly on information provided to them by loan applicants. To the extent that these applicants provide information in a manner that GFH is unable to verify, they may not be able to accurately assess the associated risk. In addition, data provided by third-party sources is a significant component of GFH’s underwriting process, and this data may contain inaccuracies. Inaccurate analysis of credit data that could result from false loan application information could harm the performance of loans originated by GFH, which may harm its reputation, business, and operating results, and in turn, harm the reputation, business, and operating results of the Company which acquires loans originated by GFH.

In addition, GFH performs fraud checks and authenticates customer identity by analyzing data provided by external databases. GFH cannot ensure that these checks will catch all fraud, and there is a risk that these checks could fail and fraud may occur. We may not be able to recoup funds in respect of underlying loans acquired by the Company from GFH which were made in connection with inaccurate statements, omissions of fact, or fraud, in which case our revenue, operating results, and profitability will be harmed. Fraudulent activity or significant increases in fraudulent activity could also lead to regulatory intervention, negatively impact our operating results, brand and reputation, and require us to take steps to reduce fraud risk, which could increase our costs.

The Company’s auditor has expressed substantial doubt about its ability to continue as a going concern.

The Company’s financial statements for the period ended December 31, 2023 include a going concern note from its auditors. The Company incurred a net loss for the twelve months ended December 31, 2023 and 2022, and has an accumulated deficit. In view of these matters, the Company’s ability to continue as a going concern is dependent upon the Company’s ability to increase operations and to achieve a level of profitability. Since its inception, the Company has financed its operations through debt and equity financings. Groundfloor Finance and its affiliates intend to continue financing its future activities and its working capital needs largely from private financing from individual investors and venture capital firms until such time that funds provided by operations are sufficient to fund working capital requirements. The failure to obtain sufficient debt and equity financing and to achieve profitable operations and positive cash flows from operations could indirectly adversely affect the Company’s ability to achieve its business objective and continue as a going concern.

GFH’s risk management efforts may not be effective.

We could incur substantial losses, and our business operations could be disrupted if (i) GFH is unable to effectively identify, manage, monitor, and mitigate financial risks, such as credit risk, interest rate risk, liquidity risk, and other market-related risk in respect of loans which are subsequently acquired by the Company, or (ii) if we are unable to effectively manage, monitor and mitigate operational risks related to our business, assets, and liabilities. To the extent GFH’s model used to assess the creditworthiness of potential customers does not adequately identify potential risks, the risk profile of such customers could be higher than anticipated. GFH’s risk management policies, procedures, and techniques may not be sufficient to identify all of the risks that the loans it originates are exposed to, mitigate the risks that it has identified, or identify concentrations of risk or additional risks to which the Company may become subject in the future as holder of such loans.

GFH’s businesses may not be able to adequately scale its loan product distribution.

GFH competes against larger companies in marketplace lending, small business divisions of commercial banks, and community banks and credit unions. Their competitors, especially banks, have substantially more resources and spend millions of dollars on marketing. If GFH is unable to attract borrowers, or repeat borrowers, its results of operations will be adversely affected, which may in turn affect the pool of loans available for acquisition by the Company.

GFH typically originates relatively small-dollar loans which means they need to originate more loans to make as much money as competitors that originate larger-dollar loans.

Presently, GFH is focused on loans between $15,000 and $2,000,000. Some of its lending peers who offer larger-dollar loan products need to originate fewer loans than GFH does in order to reach the same amount of dollars lent. GFH’s loan product requires human interaction before it can be approved, which may limit the number of loans they can originate and impact their ability to scale their business. If the GFH’s per-loan origination costs are too high, its results of operations will be adversely impacted, which may in turn affect the pool of loans available for acquisition by the Company.

GFH relies on external capital to grow loan volume and their business.

GFH is in the business of lending money. To demonstrate its commitment to their borrowers and its confidence in its underwriting criteria, GFH funds a portion of most of the loans that it originates. As GFH’s business scales and loan volume increases, it will require increasing amounts of capital to fund its loans as well as build out its operations. GFH has to carefully manage capital as it is not yet profitable. As GFH’s business grows, it will require increasing levels of new capital to fund its lending and operational needs. Similarly, the Company will require increasing amounts of capital to fund its operational needs.

A portion of the funding for GFH (through the acquisition by the Company of loans originated by GFH) and for the Company, including for payments of principal and interest on the Promissory Notes and for placing funds in reserve to guard against losses, is anticipated to come from investment in the Promissory Notes. This need for capital will require the Company to find additional investors. The Company’s inability to attract sufficient capital at all or on favorable terms will impact our ability and the ability of GFH to grow and remain in business

If we or Groundfloor Finance were to cease operations or enter into bankruptcy proceedings, the servicing of the Promissory Notes would be interrupted or may halt altogether.

If we were to become subject to bankruptcy or similar proceedings or if we ceased operations, the Company, or a bankruptcy trustee on our behalf, might be required to find other ways to service the Promissory Notes. Such alternatives could result in delays in the disbursement of payments on the Promissory Notes or could require payment of significant fees to another company to service the Promissory Notes. Since we have not entered into any back-up servicing agreements, if we were to cease operations or otherwise become unable to service the Promissory Notes without transferring such Promissory Notes to another entity, the operation of the Mobile App and the servicing of the Promissory Notes would be interrupted and may halt altogether unless another way to service the Promissory Notes on behalf of investors was secured. In the event that we were to cease operations or enter into bankruptcy proceedings, recovery by a holder of a Promissory Note may be substantially delayed while back-up servicing is secured, if practicable, or such services halted altogether, and such recovery may be substantially less than the amounts due and to become due on such Promissory Note.

Security breaches of investors’ or customers’ confidential information that may harm our or GFH’s reputation and expose us or GFH to liability.

We store our investors’ bank information, credit information, and other sensitive data, and GFH stores its customers’ bank information, credit information, and other sensitive data. Any accidental or willful security breaches or other unauthorized access could cause the theft and criminal use of this data. Security breaches or unauthorized access to confidential information could also expose us or GFH, as applicable, to liability related to the loss of the information, time-consuming and expensive litigation, and negative publicity. If security measures are breached because of employee or third-party error, malfeasance, or otherwise, or if design flaws in the Mobile App or Groundfloor Platform are exposed and exploited, and, as a result, a third party obtains unauthorized access to any of our customers’ data, our relationships with our investors or GFH’s relationships with its customers may be severely damaged, and we or GFH, as applicable could incur significant liability. To the extent that GFH incurs any such liability, its business operations may be adversely affected, which may in turn adversely affect the pool of loans available for acquisition by the Company.

Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until they are launched against a target, we, the Originating Affiliates and our third-party hosting facilities may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, many states have enacted laws requiring companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause our investors or GFH’s customers to lose confidence in the effectiveness of our data security measures. Any security breach, whether actual or perceived, could harm our reputation and cause us to lose investors or GFH to lose customers.

The collection, processing, storage, use, and disclosure of personal data could give rise to liabilities as a result of governmental regulation, conflicting legal requirements, or differing views of personal privacy rights.

We and GFH receive, collect, process, transmit, store, and use a large volume of personally identifiable information and other sensitive data from customers and potential customers. There are federal, state, and foreign laws regarding privacy, recording telephone calls, and the storing, sharing, use, disclosure, and protection of personally identifiable information and sensitive data. Specifically, personally identifiable information is increasingly subject to legislation and regulations to protect the privacy of personal information that is collected, processed, and transmitted. Any violations of these laws and regulations may require us or GFH to change our business practices or operational structure, address legal claims, and sustain monetary penalties, or other harms to our respective businesses. To the extent that the business operations of GFH are adversely affected, the pool of loans available for acquisition by the Company may in turn be adversely affected as well.

Events beyond our control or the control of GFH may damage our or its ability to maintain adequate records, maintain the Mobile App or the Groundfloor Platform, perform its origination activities or perform our servicing obligations.

If a catastrophic event resulted in an outage of the Mobile App or the Groundfloor Platform or physical data loss, our ability to perform our servicing obligations or the ability of GFH to originate loans, as applicable, would be materially and adversely affected. Similar events impacting third-party service providers that our operations depend on, such as Groundfloor Finance’s hosting provider or payment vendor(s), could materially and adversely affect its (and our) operations. Such events could include, but are not limited to, fires, earthquakes, terrorist attacks, natural disasters, pandemics, computer viruses and telecommunications failures. Groundfloor Finance stores back-up records in offsite facilities located in third-party, off-site locations. If Groundfloor Finance’s electronic data storage and back-up storage system or those of its third-party service providers are affected by such events, we cannot guarantee that you would be able to recoup your investment in the Promissory Notes.

Economic, social and other disruptions caused by outbreaks of viruses or other diseases may adversely affect the business and operations of the Company and GFH, which may adversely affect your investment in the Promissory Notes.

The business and operations of the Company and GFH could be materially and adversely affected by the outbreak of health epidemics, including the spread of coronavirus COVID-19, particularly if occurring in areas where Developers derive a significant amount of revenue or profit. While the impact of such an outbreak on the global economy is uncertain, such an event could significantly impact the real estate and fintech lending industries and severely disrupt the operations of the Company and GFH. Such event may also have a material adverse effect on the business, financial condition and results of operations of the Company and GFH, which could adversely affect your investment in the Promissory Notes.

Risks Related to Compliance and Regulation

The requirements of complying on an ongoing basis with Tier 2 of Regulation A of the Securities Act may strain our resources and divert management’s attention.

Because we are conducting an offering pursuant to Tier 2 of Regulation A of the Securities Act, we will be subject to certain ongoing reporting requirements. Compliance with these rules and regulations will require legal and financial compliance costs, which may impose strain on our operating budget and divert management’s time and attention from operational activities. Moreover, as a result of the disclosure of information in this Offering Circular and in other public filings we make, our business operations, operating results and financial condition will become more visible, including to competitors and other third parties.

GFH’s loan origination activities and our servicing activities are subject to extensive federal, state and local regulation that could adversely impact operations.

Changes in laws or regulations or the regulatory application or judicial interpretation of the laws and regulations applicable to GFH or to us could adversely affect the ability of GFH or our ability to operate in the manner in which it or we currently conduct business or make it more difficult or costly for GFH to originate or otherwise make additional loans, or for us to collect payments on loans by subjecting them or us to additional licensing, registration, and other regulatory requirements in the future or otherwise. A material failure to comply with any such laws or regulations could result in regulatory actions, lawsuits, and damage to their or our reputations, which could have a material adverse effect on their or our businesses and financial conditions, their ability to originate loans, our ability to service loans and our ability to perform our obligations to investors and other constituents.

The initiation of a proceeding relating to one or more allegations or findings of any violation of such laws could result in modifications in GFH’s or our methods of doing business that could impair our ability to collect payments on our loans or to acquire additional loans or could result in the requirement that we pay damages and/or cancel the balance or other amounts owing under loans associated with such violation. We cannot assure you that such claims will not be asserted against us in the future. To the extent it is determined that the loans we make to our customers were not originated in accordance with all applicable laws, we might be obligated to repurchase any portion of the loan we had sold to a third party. We may not have adequate resources to make such repurchases.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Offering Circular contains forward-looking statements that are based on our beliefs and assumptions and on information currently available to us. The forward-looking statements are contained principally in “Offering Circular Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “About the Groundfloor Platform.” Forward-looking statements include information concerning our possible or assumed future results of operations and expenses, business strategies and plans, competitive position, business environment, and potential growth opportunities. Forward-looking statements include all statements that are not historical facts. In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would,” or similar expressions and the negatives of those terms.

Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Those risks include those described in “Risk Factors” and elsewhere in this Offering Circular. Given these uncertainties, you should not place undue reliance on any forward-looking statements in this Offering Circular. Also, forward-looking statements represent our beliefs and assumptions only as of the date of this Offering Circular. You should read this Offering Circular and the documents that we have filed as exhibits to the Form 1-A of which this Offering Circular is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

Any forward-looking statement made by us in this Offering Circular speaks only as of the date on which it is made. Except as required by law, we disclaim any obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward- looking statements, even if new information becomes available in the future. All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements.

USE OF PROCEEDS

If we sell $18,861,000 of gross proceeds from the sale of our securities under this Offering Circular, we estimate our net proceeds, after deducting estimated commissions and expenses, will be approximately $18,750,500, assuming our expenses are $110,500 for such offerings. We currently intend to use the net proceeds of this offering in order to purchase loans originated by GFH, and for general corporate expenses, including the cost of this offering, but we reserve the right to change the use of proceeds as business demands dictate.

Our management team will determine the allocation of proceeds among loan investments and general corporate purposes. Proceeds may be used to fund or supplement investments in loans on our platform by us or by our affiliates.

We may also use the proceeds of the sale of Promissory Notes for general corporate purposes. General corporate purposes might be, but are not limited to, the costs of this offering, including our outside legal and accounting expenses, rent and real estate expenses, utilities, computer hardware and software and promotion and marketing. Our management has sole discretion regarding the use of proceeds from the sale of Promissory Notes.

ABOUT THE GROUNDFLOOR PLATFORM

Overview and Groundfloor Platform

Groundfloor Finance Inc. (“Groundfloor Finance”) is the sole member of both the Company and Groundfloor Holdings, LLC (“GFH”). GFH is managed by Groundfloor Finance. The Company is managed by Groundfloor Finance and Nick Bhargava, who is also the Co-Founder, Acting Chief Financial Officer, Secretary, and Executive Vice President (Legal and Regulatory) of Groundfloor Finance. The business operations of Groundfloor Finance are managed by a team of executive officers which includes (i) Brian Dally, President and CEO, (ii) Nick Bhargava, in the capacities mentioned above, (iii) Adam Gaeddert, Chief of Staff, (iv) Benjamin Sutton, Senior Vice President (Finance and Strategy), (v) Megan Heaney, Head of People Operations, (vi) Reid Schermer, Vice President (Real Estate), (vii) Patric Donoghue, Vice President (Market Risk), (viii) Jeff Seal, Vice President (Sales), and (ix) Randy Conley, Vice President (Engineering), and by its board of directors, which includes two independent directors.

Groundfloor Finance operates an online investment platform (the “Groundfloor Platform”) designed to source financing for real estate development projects. Through the Groundfloor Platform, investors can choose between multiple real estate development investment opportunities (each, a “Project”) and developers of the Projects (each, a “Developer”) can obtain financing. The Platform focuses on the commercial lending market for developers of residential and small commercial real estate projects that are not owned and occupied by the Developer. Proceeds from the loans are generally applied toward the Project’s acquisition and/or renovation or construction costs. In connection with the issuance of Promissory Notes by the Company, the Company owns and operates the Mobile App. The Groundfloor Platform operated by Groundfloor Finance facilitates due diligence and underwriting reviews, coordinates payment to and from investors and developers, manages loan advances, and administers, services and collects on loans originated by GFH which are subsequently acquired by the Company. All intellectual property relating to the Groundfloor Platform and the GFY Mobile App is owned by Groundfloor Finance and the Company, respectively.

Borrower Members and Consideration of the Principal

GFH does not finance owner-occupied residential projects, nor does it make loans for any personal, family, or household purpose. All of its loans are commercial in nature. Although GFH only provides loans to legal entities (i.e., Developers), due to the nature of the real estate development business and the smaller market segment it services, GFH nevertheless factors into its due diligence and underwriting process the background and experience of the individual(s) who own and operate the borrowing entity (i.e., the “Principal(s)”).

The scope of GFH’s due diligence and underwriting process is not limited only to information about the borrowing entity, which may be very limited in nature. In addition to considering the specific information with respect to the borrower under the loan, it also considers the creditworthiness (through a review of FICO scores) and broader experience of the Principal.

Credit Risk and Valuation Assessment

Once GFH has identified Projects that pass the preliminary assessment and thus meet its basic qualifications and financing requirements, it undertakes an assessment of each Project and the proposed terms of the underlying Loan to finalize the pricing terms (interest rate, maturity, repayment schedule, etc.) that it will accept.

GFH uses its proprietary Grading Algorithm to assign one of seven letter grades, from A to G, to each Project. The letter grade generally reflects the overall risk of the Loan. In general:

The Grading Algorithm, which was developed by Groundfloor Finance’s management team in consultation with outside advisors with respect to the general type of residential real estate projects GFH currently finances, involves application of a two-step proprietary mathematical formula. Generally, GFH assigns a scale to each factor. The higher a Project rates with respect to a particular factor, the better the Loan scores. The higher the score, the lower the interest rate GFH will offer on the Loan.

Representing a quantifiable assessment of the risk profile of a given Project, the Grading Algorithm allows GFH to compare the relative risk profiles of various properties through the analysis of specific quantifiable characteristics, including (i) the valuation and strength of a particular Project and (ii) the experience and risk profile of the Developer. GFH uses the Grading Algorithm to determine a proposed base-line interest rate which reflects the given risk profile of a Project when it is underwritten. The lower the risk profile, the lower the interest rate GFH will agree to with respect to a particular Loan.

Products

(a) Lending Products

Through the Groundfloor Platform, GFH offers commercial loans to real estate developers as described above under “Overview and Groundfloor Platform”. The loans are generally applied toward the Project’s acquisition and/or renovation or construction costs. GFH lends to qualified commercial real estate developers who meet GFH’s business and credit qualifications and are approved through the underwriting platform. GFH utilizes the Grading Algorithm in order to determine the interest rate that it will offer to the prospective commercial borrower.

(b) Investing Products

Promissory Notes

General

Promissory Notes, the subject of this Offering Circular, are available to retail investors through the Mobile App. Funds from the sale of Promissory Notes are used by the Company, at the sole discretion of the Company, to purchase Loans originated by GFH. Investors in Promissory Notes do not directly invest in Loans held by the Company that were acquired from GFH; rather, the Promissory Notes are general obligations of the Company, and the proceeds thereof will be used primarily to fund the acquisition of Loans originated by GFH to continually expand and replenish the portfolio of Loans owned by the Company, which loans are subsequently sold to Groundfloor Finance, GRE1 or GRE 2, typically within five (5) business days, but in any event no more than thirty (30) business days, following the acquisition thereof by the Company. The Promissory Notes will be secured by a first priority security interest in the assets (and related property and rights) of the Company which will principally consist of commercial real estate loans that the Company has acquired from GFH. Such security interest will rank ahead of any unsecured debt of the Company. Given that the security interest is a blanket lien on the assets of the Company and is not against specifically identified assets of the Company, as of the date of this Offering Circular, there is no unbonded property available for use against the issuance of Promissory Notes and the Promissory Notes are not being issued against any unbonded property of the Company, the deposit of cash by the Company, or otherwise.

The offering of Promissory Notes is being conducted as a continuous offering pursuant to Rule 251(d)(3) of the Securities Act of 1933 (the “Securities Act”). Continuous offerings allow for a sale of securities to be made over time, with no specific offering periods or windows in which securities are available. Sales of securities may happen sporadically over the term of the continuous offering, and are not required to be made on any preset cadence. The active acceptance of new investors in Promissory Notes, whether via the Platform, the Mobile App, or otherwise, may at times be briefly paused, or the ability to subscribe may be periodically restricted to certain individuals to allow the Company time to effectively and accurately process and settle subscriptions that have been received. The Company may discontinue this offering at any time.

Interest Rate of Promissory Notes

All updates to the applicable interest rate will be communicated to Investors through the Mobile App no later than seven (7) business days prior to the effective date of such updated interest rate, and will also be reflected in a post-qualification to the offering statement of which this offering circular forms a part, which will be filed with the Securities and Exchange Commission and qualified by the Staff prior to use. Updates apply to newly-issued rates; no modification will be made to the interest rate applicable to a Note which is issued and outstanding. Our SEC filings may be obtained from the SEC EDGAR filing website as https://www.sec.gov. Additionally, Investors may elect to purchase additional Notes bearing the updated interest rate through the Groundfloor Yield Mobile App, exercise their put right with respect to their outstanding Promissory Notes prior to the applicable maturity date (including prior to the effective date of any interest rate change), or rollover all proceeds of an existing Promissory Note of like tenor on the applicable maturity into a new Promissory Note of like tenor bearing the updated interest rate. No other terms of the Promissory Notes will be subject to change in the sole discretion of the Company.

Rollovers of Promissory Notes

On the applicable maturity date of the Promissory Notes, Investors may elect to roll over all payments received in respect of the outstanding principal balance and all accrued interest into a new Promissory Note at the current and effective interest rate as of the issuance date, to be issued by the Company to such Investors on such applicable maturity date (the “Rollover”). If an Investor wishes to elect to rollover such proceeds, such Investor must provide written notice to the Company (through the Groundfloor Yield Mobile App, a click the box popup on the Company’s website, or through an affirmative response text message, each of which will contain a hyperlink to the current Offering Statement) no later than on the applicable maturity date of the Promissory Note.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GROUNDFLOOR YIELD

Six Months Ended June 30, 2024 and 2023

Results of Operations

Summary Financial Information

The statements of operations data for Groundfloor Yield, LLC. (“Company”) set forth below with respect to the six months ended June 30, 2024 and June 30, 2024, are derived from, and are qualified by reference to, the unaudited Condensed Financial Statements and should be read in conjunction with those unaudited Condensed Financial Statements and Notes thereto, as well as the unaudited Condensed Consolidated Financial Statements and Notes thereto for Groundfloor Finance, Inc. (“Groundfloor”), our parent and sole member and manager.

	Unaudited
	Six Months Ended June 30,
	2024	2023
Net interest income:
Interest income	$4,264,416	$1,122,321
Interest expense	(4,264,416)	(1,122,321)
Net interest income	-	-
Net Revenue	-	-
Gross profit	-	-
Operating expenses:
General and administrative	9,635	81,614
Total operating expenses	9,635	81,614
Loss from operations	(9,635)	(81,614)
Net loss	$(9,635)	$(81,614)

In our audited Financial Statements for the fiscal year ended December 31, 2023, our auditors expressed in their opinion substantial doubt about our ability to continue as a going concern. Since the inception of Groundfloor Yield, LLC and our parent company Groundfloor Finance, Inc., the Company has financed its operations through debt and equity financings. Groundfloor Finance and its affiliates intend to continue financing its activities and working capital needs largely from private financing from individual investors and venture capital firms until such time that funds provided by operations are sufficient to fund working capital requirements.

Net Revenue

Net revenue for the six months ended June 30, 2024, and June 30, 2023, was $0 and $0, respectively. The Company issued 76 and 497 Stairs Notes during the six months ended June 30, 2024, and June 30, 2023, respectively. Interest income is earned on intercompany receivables between the Company and Groundfloor or one of its wholly-owned subsidiaries, which is equal to the interest expense incurred on Stairs Notes issued to third-party investors.

General and Administrative Expense

General and administrative expense for six months ended June 30, 2024 and 2023, was $9,635 and $81,614, respectively. General and administrative expenses historically represent all regulatory, legal, and filing expenses incurred by the Company.

Net Loss

Net loss for the six months ended June 30, 2024 and 2023, was $9,635 and $81,614, respectively.

Liquidity and Capital Resources

The unaudited Condensed Financial Statements included in this Offering Circular have been prepared assuming that Groundfloor Yield, LLC will continue as a going concern. The unaudited Condensed Financial Statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should Groundfloor Yield, LLC be unable to continue as a going concern.

The Company has member’s deficit as of June 30, 2024 and December 31, 2023, of $151,342, and $141,707, respectively. Since our inception, the Company has financed its operations through debt and equity financing from various sources. The Company is dependent upon raising additional capital or seeking additional equity financing to fund its current operating plans for the foreseeable future. Failure to obtain sufficient equity financing and, ultimately, to achieve profitable operations and positive cash flows from operations could adversely affect our ability to achieve its business objectives and continue as a going concern. Further, there can be no assurance as to the availability or terms upon which the required financing and capital might be available.

	Unaudited
	Six Months Ended June 30,
	2024	2023
Operating activities	$-	$-
Investing activities	603,092	21,464,703
Financing activities	(603,092)	(21,464,703)
Net increase (decrease) in cash	$-	$-

Net cash provided by operating activities for the six months ended June 30, 2024 and 2023, was $0 and $0, respectively.

Net cash flows from investing activities for the six- months ended June 30, 2024 and June 30, 2023, was $0.6 million and $21.5 million, respectively. Net cash flows from investing activities primarily represents disbursements made to Groundfloor offset by proceeds received from repayments by Groundfloor.

Net cash flows used in financing activities for the six months ended June 30, 2024 and 2023, was $0.6 million and $21.5 million, respectively. Net cash flows from financing activities primarily represents proceeds from the issuance of promissory notes to investors through the Stairs Platform offset by repayments of promissory notes to investors.

Fiscal Years Ended December 31, 2023 and 2022

Results of Operations

Summary Financial Information

The statements of operations data for Groundfloor Yield, LLC. (“Company”) set forth below with respect to the fiscal years ended December 31, 2023, and December 31, 2022, are derived from, and are qualified by reference to, the audited Financial Statements and should be read in conjunction with those audited Financial Statements and Notes thereto, as well as the audited Consolidated Financial Statements and Notes thereto for Groundfloor Finance, Inc. (“Groundfloor”, “Parent”), our parent and sole member and manager.

	Year Ended December 31,
	2023	2022
Net interest income:
Interest income	$4,766,118	$2,064,918
Interest expense	(4,766,118)	(2,064,918)
Net interest income	-	-
Net revenue	-	-
Gross Profit	-	-
Operating expense:
General and administrative	141,707	-
Total operating expense	141,707	-
Loss from operations	(141,707)	-
Net loss	$(141,707)	$-

In our audited Financial Statements for the year ended December 31, 2023, our auditors expressed in their opinion substantial doubt about our ability to continue as a going concern. Since the inception of Groundfloor Yield, LLC and our parent company Groundfloor Finance, Inc., the Company has financed its operations through debt and equity financings. Groundfloor Finance and its affiliates intend to continue financing its activities and working capital needs largely from private financing from individual investors and venture capital firms until such time that funds provided by operations are sufficient to fund working capital requirements.

Net Revenue

Net revenue for the years ended December 31, 2023, and 2022 was $0 and $0, respectively. The Company issued 707 and 1,017 Stairs Notes during the years ended December 31, 2023, and 2022, respectively. Interest income is earned on intercompany receivables between the Company and Parent, which is equal to the interest expense incurred on Stairs Notes issued to third-party investors.

General and Administrative Expense

General and administrative expense for the years ended December 31, 2023, and 2022 was $141,707 and $0, respectively. General and administrative expenses historically represents all regulatory, legal, and filing expenses incurred by the Company.

Net Loss

Net loss for the years ended December 31, 2023, and 2022 was $141,707 and $0, respectively.

Liquidity and Capital Resources

The audited Financial Statements included in this Offering Circular have been prepared assuming that Groundfloor Yield LLC will continue as a going concern. The audited Financial Statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should Groundfloor Yield LLC be unable to continue as a going concern.

The Company has member’s deficit as of December 31, 2023, and December 31, 2022, of $141,707 and $0, respectively. Since our inception, the Company has financed its operations through debt and equity financing from various sources. The Company is dependent upon raising additional capital or seeking additional equity financing to fund its current operating plans for the foreseeable future. Failure to obtain sufficient equity financing and, ultimately, to achieve profitable operations and positive cash flows from operations could adversely affect our ability to achieve its business objectives and continue as a going concern. Further, there can be no assurance as to the availability or terms upon which the required financing and capital might be available.

	For the year ended December 31, 2023	For the year Ended December 31, 2022
Operating activities	$-	$-
Investing activities	(48,278,449)	(23,339,747)
Financing activities	48,278,449	23,339,747
Net (decrease) in cash	$-	$-

Net cash provided by (used in) operating activities for the years ended December 31, 2023, and December 31, 2022 was $0.

Net cash provided by (used in) investing activities for the years ended December 31, 2023, and December 31, 2022, was $(48.3) million and $(23.3) million, respectively. Net cash provided by investing activities primarily represents disbursements made to Parent offset by proceeds received from repayments by Parent.

Net cash provided by (used in) financing activities for the years ended December 31, 2023, and December 31, 2022, was $48.3 million and $23.3 million, respectively. Net cash used in financing activities primarily represents proceeds from the issuance of Stairs Notes to investors offset by repayments of Stairs Notes investors.

Groundfloor Finance Inc.

The following discussion is in conjunction with Groundfloor’s unaudited Condensed Consolidated Financial Statements and the related notes thereto.

Overview

Groundfloor Finance Inc. (“Groundfloor”, “Groundfloor Finance”, “Company”) maintains and operates the Groundfloor Platform for use by us and Groundfloor subsidiaries to provide real estate development investment opportunities to the public. Groundfloor was originally organized as a North Carolina limited liability company under the name of Fomentum Labs LLC on January 28, 2013. Fomentum Labs LLC changed its name to Groundfloor LLC on April 26, 2013, and converted into a North Carolina corporation on July 26, 2013. In connection with this conversion, all equity interests in Groundfloor LLC were converted into shares of our common stock. In August 2014, Groundfloor converted into a Georgia corporation and changed its name to Groundfloor Finance Inc. The unaudited Consolidated Financial Statements include Groundfloor’s wholly-owned subsidiaries. Groundfloor Properties GA LLC, wholly-owned subsidiary, was created for the purpose of financing real estate in Georgia. Groundfloor Real Estate, LLC, Groundfloor Real Estate 1 LLC, Groundfloor Real Estate 2 LLC, Groundfloor Real Estate 3 LLC, Groundfloor Yield, LLC, and Groundfloor Credit 1, LLC, wholly-owned subsidiaries, were created for the purpose of financing real estate in any state. Groundfloor Holdings GA, LLC is currently inactive and management does not have plans to use this entity in the near future.

Investment in Joint Ventures

In November 2021, the Company entered into a limited liability company agreement with two independent third-parties, to form a joint venture, Groundfloor Jacksonville, LLC (“Jacksonville JV” or “the JV”). The joint venture was formed to scale origination and investor activity in the fix-and-flip/buy-and-hold sector of the Jacksonville, Florida market by increasing the production of existing loan products offered by Groundfloor and its affiliates and potentially developing new products.

The Jacksonville JV commenced operations on January 1, 2022. The results of the Jacksonville JV are consolidated within our financial statements, as the JV has been determined to be a Variable Interest Entity (“VIE”), for which Groundfloor is the primary beneficiary.

As of June 30, 2024, Groundfloor has invested $12,000 in the Jacksonville JV in the form of their initial capital contribution, as well as $17.0 million of loan financing under the terms of the Jacksonville JV Credit Facility Agreement.

For the six months ended June 30, 2024 and 2023, the Jacksonville JV recorded net income of $0.5 million and $0.3 million, respectively, and the non-controlling interest in the Jacksonville JV was $0.3 million and $0.2 million, respectively. See Note 3, Variable Interest Entities, to the accompanying Notes to the Condensed Consolidated Financial Statements for additional information.

Funding Loan Advances

To date, the Company has entered into the following financial arrangements designed to facilitate Loan advances.

Starting in November 2018 and continuing through June 30, 2024, Groundfloor entered into various Groundfloor Notes, secured promissory notes, with investors. The Groundfloor Notes are used for the purpose of the Company to originate, buy, and service loans for the purpose of building, buying, or rehabilitating single family and multifamily structures, or buying land for commercial purposes. The principal outstanding as of June 30, 2024, was $18.6 million.

Starting in January 2021 and continuing through June 30, 2024, Groundfloor entered into various Stairs Notes, secured promissory notes, with Investors. Investors in Stairs Notes do not directly invest in Loans held by the Company; rather, the Stairs Notes are general obligations of the Company, and the proceeds thereof are used primarily to continually expand and replenish the portfolio of loans owned by the Company. The use of the funds generated by the Stairs Notes offering can be adjusted at the discretion of the business as business needs change. The principal outstanding as of June 30, 2024, was $92.0 million.

Financial Position and Operating History

In connection with their audit for the year ended December 31, 2023, our auditors expressed substantial doubt about our ability to continue as a going concern due to our losses and cash outflows from operations. To strengthen our financial position, Groundfloor has continued to raise additional funds through convertible debt and equity offerings.

Groundfloor has a limited operating history and have incurred a net loss since our inception. Our net loss was $6.2 million for the six months ended June 30, 2024. To date, Groundfloor has earned revenues from origination and servicing fees charged to borrowers in connection with the loans made by the Company and its wholly-owned subsidiaries corresponding to the limited recourse obligations (“LROs”) and other secured borrowings. Groundfloor has funded our operations primarily with proceeds from our convertible debt and preferred stock issuances, which are described below under “Liquidity and Capital Resources”. Over time, Groundfloor expects that the number of borrowers and lenders, and the volume of loans originated through the Groundfloor Platform, will increase and generate increased revenue from borrower origination and servicing fees.

The proceeds from the sale of LROs described in our Consolidated Financial Statements will not be used to directly finance our operations. Groundfloor will use the proceeds from sales of LROs exclusively to originate the Loans that correspond to the corresponding series of LROs sold to investors. However, Groundfloor collects origination and servicing fees on Loans Groundfloor is able to make to Developers, which Groundfloor recognizes as revenue. The more loans to developers (“Loans”) Groundfloor is able to fund through the proceeds of our offerings, the more fee revenue Groundfloor will earn. With increased fee revenue, our financial condition will improve. However, Groundfloor does not anticipate this increased fee revenue to be able to fully support our operations through the next twelve months.

Groundfloor’s operating plan calls for a continuation of the current strategy of raising equity and, in limited circumstances, debt financing to finance its operations until Groundfloor reaches profitability and becomes cash-flow positive, which Groundfloor does not expect to occur before 2025. Groundfloor’s operating plan calls for significant investments in website development, security, investor sourcing, loan processing and marketing, and for several rounds of equity financing before Groundfloor reaches profitability.

To date, the Company has raised funds for operations through multiple common stock, preferred stock, and convertible note fundraising rounds. In 2024, the Company raised approximately $0.6 million in new operating capital through preferred stock offerings during the year. See “Liquidity and Capital Resources” below for additional detail of the Company’s capital raises.

Critical Accounting Policies and Estimates

This discussion and analysis of our financial condition and results of operations are based on our Condensed Consolidated Financial Statements, which Groundfloor has prepared in accordance with generally accepted accounting principles. The preparation of these Condensed Consolidated Financial Statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses. Management bases its estimates on historical experience and on various other factors it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates. Our significant accounting policies are more fully described in Note 1 to our unaudited Condensed Consolidated Financial Statements.

Software and Website Development Costs

Internal use software and website development costs are capitalized when preliminary development efforts are successfully completed, and it is probable that the project will be completed and the software will be used as intended. Once preliminary development efforts are successfully completed, internal and external third-party consultant costs, if direct and incremental, are capitalized until the software is substantially complete and ready for its intended use. Costs related to preliminary project activities and post implementation activities, including training and maintenance, are expensed as incurred. Costs incurred for upgrades and enhancements that are considered to be probable to result in additional functionality are capitalized. Internal use software and website development costs are amortized on a straight-line basis over the project’s estimated useful life, generally three years.

Share Based Compensation

Groundfloor accounts for share-based compensation using the fair value method of accounting, which requires all such compensation to employees and nonemployees, including the grant of employee stock options, restricted stock, and performance-based awards, to be recognized in the income statement based on its fair value at the measurement date (generally the grant date). The expense associated with share-based compensation is recognized on a straight-line basis over the service period of each award.

Allowance for Current Expected Credit Losses

The Company records an allowance for credit losses in accordance with the current expected credit loss (“CECL”) Standard on the loan portfolio on a collective basis by assets with similar risk characteristics. Where assets cannot be classified with other assets due to dissimilar risk characteristics, the Company assessed these assets on an individual basis.

The CECL Standard requires an entity to consider historical loss experience, current conditions, and a reasonable and supportable forecast of the economic environment. The Company utilizes a loss-rate approach for estimating current expected credit losses. In accordance with the loss-rate method, an adjusted historical loss rate is applied to the amortized cost of an asset or pool of assets at the balance sheet date.

In determining the CECL allowance, we considered various factors including (i) historical loss experience in our portfolio (ii) current performance of the U.S. residential housing market, (iii) future expectations of the U.S. residential housing market, and (iv) future expectations of short-term macroeconomic environment. Management estimates the allowance for credit losses using relevant information, from internal and external sources, relating to past events, current conditions, and reasonable and supportable forecasts. We utilize a reasonable and supportable forecast period of 12 months. The allowance for credit losses is maintained at a level sufficient to provide for expected credit losses over the life of the loan based on evaluating historical credit loss experience and making adjustments to historical loss information applied to the current loan portfolio. Refer to Note 4 of the Condensed Consolidated Financial Statements for further information regarding the CECL allowance.

The Company made an accounting policy election to exclude “Interest receivable on loans to developers” from the amortized cost basis of loans in determining the CECL allowance, as any uncollected accrued interest receivable is written off in a timely manner. Refer to “Nonaccrual and Past Due Loans” section below for a description of the Company’s policies established to write-off interest.

Payments to holders of LROs, as applicable, depend on the payments received on the corresponding Loans; a reduction or increase of the expected future payments on Loans will decrease or increase the reserve for the associated LROs. The allowance calculated for Loans is accordingly applied as the reserve for LROs. The allowance for expected credit losses on “Loans to developers” is presented separately in the Condensed Consolidated Balance Sheets as “Allowance for loans to developers”, while the allowance for “Limited recourse obligations” is presented separately on the Condensed Consolidated Balance Sheet as “Allowance for limited recourse obligations”.

Nonaccrual and Past Due Loans

Accrual of interest on “Loans to developers” and corresponding “Limited recourse obligations” is discontinued when, in management’s opinion, the collection of the interest income is less than probable. “Interest income” and “Interest expense” on the “Loans to developers” and the corresponding “Limited recourse obligations” are discontinued and placed on nonaccrual status at the time the Loan is 180 days delinquent unless the Loan is well secured and in process of collection. A Loan may also be placed on nonaccrual status when, in management’s judgment, the collection of the interest income appears doubtful based on the status of the underlying development project, even if the Loan is not yet 180 days delinquent. Loans may be returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

The “Loans to developers” and corresponding “Limited recourse obligations” are charged off to the extent principal or interest is deemed uncollectible. All interest accrued but later charged off for “Loans to developers” and “Limited recourse obligations” is reversed against “Interest income” and “Interest expense”, respectively.

Provision for Income Taxes

Groundfloor accounts for income taxes using the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. A valuation allowance is recorded to reduce deferred tax assets to the amount that is more likely than not to be realized.

Results of Operations

Six Months Ended June 30, 2024 and 2023

	Unaudited
	Six Months Ended June 30,
	2024	2023
Revenue:
Origination fees	$4,386,846	$5,122,016
Loan servicing revenue	2,912,648	2,493,188
Net interest income on loans to developers	6,841,846	7,836,694
Total revenue	14,141,340	15,451,898
Interest expense on notes	(5,915,783)	(4,456,880)
Revenue, net	8,225,557	10,995,018
Cost of revenue	(1,235,885)	(1,387,536)
Gross profit	6,989,672	9,607,482
Operating expenses:
General and administrative	4,275,857	3,690,787
Sales and customer support	2,925,154	2,671,782
Development	2,839,415	2,104,770
Regulatory	547,736	332,147
Marketing and promotions	1,419,219	1,205,048
Total operating expenses	12,007,381	10,004,534
Loss from operations	(5,017,709)	(397,052)
Other expense:
Interest expense on corporate debt instruments	(856,641)	(328,848)
Other expense	(7,285)	-
Total other expense, net	(863,926)	(328,848)
Net loss	(5,881,635)	(725,900)
Less: Net income attributable to non-controlling interest in consolidation VIE	273,174	197,400
Net loss attributable to Groundfloor Finance, Inc.	$(6,154,809)	$(923,300)

Revenue, net

Revenue, net for the six months ended June 30, 2024 and 2023 was $8.2 million and $11.0 million, respectively, a decrease of $2.8 million or 25.2%. The Company facilitated the origination of 440 and 503 developer loans during the six months ended June 30, 2024 and 2023, respectively. Origination fees and loan servicing revenue were earned related to the origination of these developer loans. Origination fees are determined by the term and credit risk of the developer loan and range from 1.43% to 7.65%. The fees are deducted from the loan proceeds at the time of issuance. The decrease of $0.74 million is primarily due to the decrease in originations from the Company’s Joint Venture, which had 0 and 89 originations during the six months ended June 30, 2024 and 2023. Loan servicing revenue are fees incurred in servicing the developer loans. Net interest income on loans to developers was earned on loans to developers outstanding during the period, less interest expense on limited recourse obligations. Interest expense was incurred on the Company’s notes payable during the period. Net interest income on loans to developers decreased by approximately $1.0 million due to an increased volume of loans from the Joint Venture. Groundfloor expects operating revenue to increase in future periods as its loan application and processing volume are expected to increase.

Gross Profit

Gross profit for the six months ended June 30, 2024 and 2023 was $7.0 million and $9.6 million, respectively, a decrease of $2.6 million or 27.3%. The decrease in gross profit was due to a decrease in origination revenues, as the Company originated less loans, in both units and total loan volume, relative to the prior year, combined with a decrease in net interest income on loans to developers, as well as an increase in interest expense on notes. Cost of revenue consists primarily of payment processing and vendor costs associated with facilitating and servicing loans. Groundfloor expects gross profit to increase as its loan application and processing volume increases.

General and Administrative Expense

General and administrative expense for the six months ended June 30, 2024 and 2023, were $4.3 million and $3.7 million, respectively, an increase of $0.6 million or 15.9%. General and administrative expenses consist primarily of employee compensation cost, professional fees, consulting fees and rent expense. The increase was driven primarily by an increase in both employee and non-employee compensation costs. Groundfloor expects general and administrative expense will increase due to the planned investment in business infrastructure required to support its growth.

Sales and Customer Support

Sales and customer support expense for the six months ended June 30, 2024 and 2023, were $2.9 million and $2.7 million, respectively, an increase of $0.2 million or 9.5%. Sales and customer support expenses consist primarily of employee compensation cost and asset management costs. The increase was primarily due to the increase in asset management servicing costs and commissions. Groundfloor expect sales and customer support expense will continue to increase due to the planned investment in customer acquisition and support required to support its growth.

Development Expense

Development expense for the six months ended June 30, 2024, and 2023, were $2.8 million and $2.1 million, respectively, an increase of $0.7 million or 34.9%. Development expense consists primarily of employee compensation cost and the cost of subcontractors who work on the development and maintenance of our website and lending platform. The increase was attributable to an increase in compensation cost as a result of new hiring and compensation adjustments, including additions of key personnel. Groundfloor expects development expense will continue to increase due to the planned investments in our website and lending platform required to support our technology infrastructure as Groundfloor grows.

Regulatory Expense

Regulatory expense for the six months ended June 30, 2024 and 2023, were $0.5 million and $0.3 million, respectively, an increase of $0.2 million or 64.9%. Regulatory expense primarily consists of legal fees and compensation cost required to maintain compliance with regulatory authorities, including the Securities Exchange Commission (“SEC”). The increase is primarily due to the additional legal expense related to qualifying our offerings with the SEC, including the requirements of offering securities through Tier 2 under Regulation A, which requires complying with ongoing reporting requirements with the SEC and certain filing fees with applicable state regulatory authorities.

Marketing and Promotions Expense

Marketing and promotions expense for the six months ended June 30, 2024 and 2023, were $1.4 million and $1.2 million, respectively, an increase of $0.2 million or 17.8%. Marketing and promotions expense consists primarily of promotional and advertising expense as well as consulting expense and compensation cost. The increase is primarily attributable to normal promotions and marketing efforts during 2024, and costs are expected to normalize in future periods.

Interest Expense

Interest expense for the six months ended June 30, 2024 and 2023, excluding interest paid on limited recourse obligations, Groundfloor Notes and Yield Notes, was $0.9 million and $0.3 million, respectively, an increase of $0.6 million or 161%. The increase is primarily attributable to interest expense related to the 2023 Subordinated Convertible Notes and 2023 Mezzanine Subordinated Convertible Notes of $0.7 million and $0.2 million, respectively, recognized during the six months ended June 30, 2024.

Net Loss

Net loss attributable to the Company for the six months ended June 30, 2024 and 2023 was $6.2 million and $0.9 million, respectively, an increase in net loss of $5.2 million or 567%. The increase in the net loss was primarily attributable to the combination of a decrease in net revenue from $11.0 million to $8.2 million, or 25.2%, as well as an increase in operating expenses from $10.0 million to $12.0 million, or 20.0%.

Twelve Months Ended December 31, 2023, and 2022

	Twelve Months Ended December 31,
	2023	2022
Revenue:
Origination fees	$9,718,553	$11,162,166
Loan servicing revenue	4,752,388	3,200,879
Net interest income on loans to developers	15,791,668	14,001,987
Total revenue	30,262,609	28,365,032
Interest expense on notes	(9,890,272)	(6,572,309)
Revenue, net	20,372,337	21,792,723
Cost of revenue	(2,527,040)	(2,040,488)
Gross profit	17,845,297	19,752,235
Operating expenses:
General and administrative	8,309,225	9,181,673
Sales and customer support	5,747,992	4,487,185
Development	3,790,910	4,282,870
Regulatory	949,699	674,149
Marketing and promotions	2,532,718	4,915,342
Total operating expenses	21,330,544	23,541,219
Loss from operations	(3,485,247)	(3,788,984)
Other expense:
Interest expense on corporate debt instruments	(761,588)	(840,684)
Gain on loan extinguishment	-	829,000
Total other expense	(761,588)	(11,684)
Net loss	(4,246,835)	(3,880,668)
Less: Net income attributable to non-controlling interest in consolidated VIE	277,915	1,570,250
Net loss attributable to Groundfloor Finance, Inc.	$(4,524,750)	$(5,370,918)

Revenue, net

Revenue, net for the twelve months ended December 31, 2023, and 2022 was $20.4 million and $21.8 million, respectively, a decrease of 1.4 million or 6.5%. The Company facilitated the origination of 982 and 1,167 developer loans during the twelve months ended December 31, 2023 and 2022, respectively. Origination fees and loan servicing revenue were earned related to the origination of these developer loans. Origination fees are determined by the term and credit risk of the developer loan and range from 1.0% to 10.0%. The fees are deducted from the loan proceeds at the time of issuance. Loan servicing revenue are fees incurred in servicing the developer’s loan. Net interest income was earned on loans to developers outstanding during the period, less interest expense on limited recourse obligations. Interest expense was incurred on the Company’s notes payable during the period. Groundfloor expects operating revenue to increase in future periods as its loan application and processing volume are expected to increase.

Gross Profit

Gross profit for the twelve months ended December 31, 2023, and 2022 was $17.9 million and $19.8 million, respectively, a decrease of $1.9 million or 9.7%. The decrease in gross profit was due to a decrease in origination revenues, as the Company originated a lower amount of loans in both units and total loan volume relative to the prior year, combined with a decrease in net interest income. Cost of revenue consists primarily of payment processing and vendor costs associated with facilitating and servicing loans. Groundfloor expects gross profit to increase as its loan application and processing volume increases.

General and Administrative Expense

General and administrative expense for the twelve months ended December 31, 2023, and 2022, were $8.3 million and $9.2 million, respectively, a decrease of $0.9 million or 9.5%. General and administrative expense consists primarily of employee compensation cost, professional fees, consulting fees and rent expense. The decrease was driven primarily by a decrease in both employee and non-employee compensation costs. Groundfloor expects general and administrative expense will increase due to the planned investment in business infrastructure required to support its growth.

Sales and Customer Support

Sales and customer support expense for the twelve months ended December 31, 2023, and 2022, were $5.7 million and $4.4 million, respectively, an increase of $1.3 million or 28.1%. Sales and customer support expenses consist primarily of employee compensation cost and asset management costs. The increase was primarily due to the increase in asset management servicing costs and commissions.  Groundfloor expect sales and customer support expense will continue to increase due to the planned investment in customer acquisition and support required to support its growth.

Development Expense

Development expense for the twelve months ended December 31, 2023, and 2022, were $3.8 million and $4.3 million, respectively, a decrease of $0.5 million or 11.5%. Development expense consists primarily of employee compensation cost and the cost of subcontractors who work on the development and maintenance of our website and lending platform. The increase was attributable to an increase in compensation cost as a result of new hiring and compensation adjustments, including additions of key personnel. Groundfloor expects development expense will continue to increase due to the planned investments in our website and lending platform required to support our technology infrastructure as Groundfloor grows.

Regulatory Expense

Regulatory expense for the twelve months ended December 31, 2023, and 2023, were $1.0 million and $0.7 million, respectively, an increase of $0.3 million or 40.9%. Regulatory expense primarily consists of legal fees and compensation cost required to maintain SEC and other regulatory compliance. The increase was primarily attributable to legal fees. The increase is due to the additional expense related to qualifying our offerings with the SEC, including the requirements of offering securities through Tier 2 under Regulation A, which requires complying with ongoing reporting requirements with the SEC and certain filing fees with applicable state regulatory authorities.

Marketing and Promotions Expense

Marketing and promotions expense for the twelve months ended December 31, 2023, and 2022, were $2.5 million and $4.9 million, respectively, a decrease of $2.4 million or 49%. Marketing and promotions expense consists primarily of promotional and advertising expense as well as consulting expense and compensation cost. The decrease is primarily attributable to the extensive online marketing campaign in 2022, which was not continued in 2023, as an initiative by Management to reduce expenses in 2023. The Company expects marketing and promotions spend to increase in future periods to drive increased investing activity on the Groundfloor platform and continue to acquire new investors.

Interest Expense

Interest expense for the twelve months ended December 31, 2023, and 2022, excluding interest paid on limited recourse obligations, GROUNDFLOOR Notes and Yield Notes, was $0.7 million and $0.8 million, respectively, a decrease of $0.1 million or 9.4%. Interest expense related to the 2021 Subordinated Convertibles Notes of $0.3 million and $0.8 million was recognized during the twelve months ended December 31, 2023, and 2022, respectively. Interest expense related to the 2023 Subordinated Convertible Notes and 2023 Mezzanine Subordinated Convertible Notes of $0.2 million and $0.05 million, respectively, were recognized during the twelve months ended December 31, 2023.

Net Loss

Net loss attributable to the Company for the twelve months ended December 31, 2023, and 2022 was $4.7 million and $5.3 million, respectively, a decrease in net loss of $0.7 million or 13%. The decrease in the net loss was primarily attributable to the decrease in operating costs from $23.5 million to $21.3 million, or 9.39%.

Liquidity and Capital Resources

The Condensed Consolidated Financial Statements included in this Offering Circular have been prepared assuming that Groundfloor will continue as a going concern; however, the conditions discussed below raise substantial doubt about our ability to continue as a going concern. The unaudited Condensed Consolidated Financial Statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should Groundfloor be unable to continue as a going concern.

Groundfloor incurred a net loss for the six months ended June 30, 2024 and 2023, and has an accumulated deficit as of June 30, 2024 of $46.3 million. Since our inception, Groundfloor has financed our operations through debt and equity financing from various sources. Groundfloor is dependent upon raising additional capital or seeking additional equity financing to fund our current operating plans for the foreseeable future. Failure to obtain sufficient equity financing and, ultimately, to achieve profitable operations and positive cash flows from operations could adversely affect our ability to achieve its business objectives and continue as a going concern. Further, there can be no assurance as to the availability or terms upon which the required financing and capital might be available.

	For the six months ended
	June 30, 2024	June 30, 2023
Operating activities	$(3,832,826)	$(1,075,839)
Investing activities	2,692,548	(16,050,105)
Financing activities	(2,621,100)	16,537,347
Net (decrease) increase in cash	$(3,761,378)	$(588,597)

Net cash flows used in operating activities for the six months ended June 30, 2024 and 2023 was $3.8 million and $1.1 million, respectively. Net cash used in operating activities funded salaries, expense for contracted marketing, development and other professional service providers and expense related to sales and marketing initiatives.

Net cash flows from investing activities for the six months ended June 30, 2024 was $2.6 million compared to net cash flows used in investing activities for the six months ended June 30, 2023 of $16.1 million. Net cash from investing activities primarily represents loan payments to developers offset by the repayment of loans to developers.

Net cash flows used in financing activities for the six months ended June 30, 2024 was $2.6 million compared to net cash flows from financing activities for the six months ended June 30, 2023 of $16.5 million. Net cash used in financing activities primarily represents proceeds from the issuance of Groundfloor Notes, Stairs Notes, and LROs to investors through the Groundfloor Platform, and proceeds from equity offerings, offset by repayments of Groundfloor Notes, Stairs Notes, and LROs to investors.

Groundfloor incurred a net loss for the twelve months ended December 31, 2023, and 2022, and has an accumulated deficit as of December 31, 2023, of $40.1 million. Since our inception, Groundfloor has financed our operations through debt and equity financing from various sources. Groundfloor is dependent upon raising additional capital or seeking additional equity financing to fund our current operating plans for the foreseeable future. Failure to obtain sufficient equity financing and, ultimately, to achieve profitable operations and positive cash flows from operations could adversely affect our ability to achieve its business objectives and continue as a going concern. Further, there can be no assurance as to the availability or terms upon which the required financing and capital might be available.

	For the twelve months ended December 31, 2023	For the twelve months ended December 31, 2022
Operating activities	$(2,939,902)	$(8,999,571)
Investing activities	(47,022,591)	(68,643,496)
Financing activities	51,745,936	79,467,255
Net increase in cash	$1,783,443	$1,824,188

Net cash flows used in operating activities for the twelve months ended December 31, 2023 and 2022 was $2.9 million and $9.0 million, respectively. Net cash used in operating activities funded salaries, expense for contracted marketing, development and other professional service providers and expense related to sales and marketing initiatives.

Net cash flows used in investing activities for the twelve months ended December 31, 2023, and 2022 was $47.0 million and $68.6 million, respectively. Net cash used in investing activities primarily represents loan payments to developers offset by the repayment of loans to developers.

Net cash flows from financing activities for the twelve months ended December 31, 2023, and 2022 was $51.7 million and $79.5 million, respectively. Net cash provided by financing activities primarily represents proceeds from the issuance of GROUNDFLOOR Notes, Stairs Notes, and LROs to investors through the Groundfloor Platform, and proceeds from equity offerings, offset by repayments of GROUNDFLOOR Notes, Stairs Notes, and LROs to investors.

On October 30, 2017, Groundfloor filed an offering statement on Form 1-A with the SEC for a proposed offering of its common stock. On February 9, 2018, Groundfloor’s offering statement on Form 1-A was qualified to issue Groundfloor common stock.

From September 2019 to December 2019, the Company issued subordinated convertible notes (the “2019 Subordinated Convertible Notes”) to Investors for total proceeds of $3.6 million. The 2019 Subordinated Convertible Notes bear interest at the rate of 10% per annum. The outstanding principal and all accrued but unpaid interest was due and payable on the earlier of August 30, 2021, or the consummation of a sale of the Company by consolidation, merger, change of majority ownership, or sale or other disposition of all or substantially all of the assets of the Company (the “Maturity Date”). In the event of a closing of a preferred stock financing with gross proceeds of at least $8.0 million (“Qualified Preferred Financing”) prior to the Maturity Date, the outstanding principal and all accrued but unpaid interest may be converted into shares of preferred stock issued in the financing at a price per share equal to 90% of the offering price per share in the Qualified Preferred Financing. At any time after six-months after the issuance of a 2019 Subordinated Convertible Note, the investor may convert all or a portion of the outstanding principal and accrued interest into shares of common stock at 90% of the per share price of common stock at the time of conversion, as reasonably determined by the Board. The indebtedness represented by the 2019 Subordinated Convertible Notes is subordinated in all respects to the principal of (and premium, if any), unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement, and other amounts due in connection with the Revolver.

Because of the contractual right of noteholders to convert their holdings to common stock at a discount to fair value, the Company determined that the 2019 Subordinated Convertible Notes contain a beneficial conversion feature. The Company recognized this beneficial conversion feature as a debt discount and component of additional paid-in capital at the in-the-money amount of $0.4 million at the time of issuance. The discount is being amortized to interest expense until the earlier of maturity or exercise of the conversion option.

In February 2020, the Company launched an offering of its common stock under Tier 2 of Regulation A pursuant to an offering statement on Form 1-A qualified by the SEC (the “2020 Common Stock Offering”). Participation in the 2020 Common Stock Offering was limited to existing shareholders. The Company offered shares of common stock at $17.50 per share, with a minimum investment of $175, or 10 shares of common stock. As a result of the offering, the Company received gross proceeds of approximately $0.5 million in exchange for the issuance of 30,794 shares of common stock.

During 2021, certain holders of the 2019 Subordinated Convertible Notes converted their holdings into common stock, or Series B preferred stock, at the discretion of the noteholder. Additionally, noteholders were repaid $1.7 million in principal and $0.3 million in accrued interest at the maturity date. As an incentive to convert, the Company granted all noteholders a time-limited option to convert their holdings on more favorable terms than those specified in the contractual agreement. Pursuant to these terms, Noteholders converted $0.15 million in principle and approximately $0.03 million in accrued interest into 7,463 shares of common stock at a conversion price of $15.75, a 10% discount to the per share price of common stock at the time of conversion, and into 3,759 shares of common stock at a conversion of $17.50, the fair value the common stock at conversion. Noteholders also converted $0.3 in principal and approximately $0.04 million in accrued interest into 16,928 shares of Series B preferred stock at a conversion price of $18.23, a 0% discount to the price per share of Series B preferred stock at the time of conversion.

In August 2021, the Company issued promissory notes (the “2021 Promissory Notes”) to investors for total proceeds of $0.6 million. The 2021 Promissory Notes bear interest at the rate of 14% per annum. The outstanding principal and all accrued but unpaid interest is due and payable on the earlier of August 30, 2022, or the date the Company raises at least an aggregate $4.0 million of new cash from any debt or financing closing after September 1, 2021. In December 2021, as a result of cash financing received from other debt instruments, and pursuant the 2021 Promissory Note purchase agreement the Company repaid all principal and accrued interest.

In November 2021, the Company repaid the remaining principal of $0.7 and accrued but unpaid interest of $0.14 million related to the notes related to the 2019 Subordinated Convertible Notes.

From August 2021 to November 2021, the Company issued subordinated convertible notes (the “2021 Subordinated Convertible Notes”) to Investors for total proceeds of $5.0 million. The 2021 Subordinated Convertible Notes bear interest at the rate of 12% per annum. The outstanding principal and all accrued but unpaid interest are due and payable on the earlier of August 31, 2023, or the consummation of a sale of the Company by consolidation, merger, change of majority ownership, or sale or other disposition of all or substantially all of the assets of the Company (the “Maturity Date”). In the event of a closing of a preferred stock financing with gross proceeds of at least $20.0 million (“Qualified Preferred Financing”) prior to the Maturity Date, the outstanding principal and all accrued but unpaid interest may be converted into shares of preferred stock issued in the financing at a price per share equal to 90% of the offering price per share in the Qualified Preferred Financing. At any time after six months after the issuance of a 2021 Subordinated Convertible Note, the investor may convert all or a portion of the outstanding principal and accrued interest into shares of common stock at 90% of the per share price of common stock at the time of conversion, as reasonably determined by the Board.

Because of the contractual right of noteholders to convert their holdings to common stock at a discount to fair value, the Company determined that the 2021 Subordinated Convertible Notes contain a beneficial conversion feature. The Company recognized this beneficial conversion feature as a debt discount and component of additional paid-in capital at the in-the-money amount of approximately $0.6 million. The discount is being amortized to interest expense until the earlier of maturity or exercise of the conversion option.

In January 2022, the Company amended and restated its article of incorporation to increase the authorized number of Preferred Stock shares to 2,001,457 and to designate 243,348 of the newly authorized shares as Series B-2 Preferred Stock (“Series B-2 Stock”). Pursuant to this offering, the Company has received gross proceeds of approximately $5.8 million in exchange for the issuance of 189,270 shares of Series B-2 Stock from a single, third-party investor. In conjunction with the purchase of shares of the Company’s newly issued Series B-2 Preferred Stock, the third-party investor executed an additional purchase of 60,765 shares of the Company’s common stock through direct, secondary transfer of shares owned by existing shareholders.

In January 2022, certain existing shareholders converted 14,758 shares of Series Seed stock, with a cost basis of $5.205 per share, into 14,758 shares of the Company’s common stock. These shares of Series Seed converted into common stock, were then transferred by the shareholder to an independent third-party investor through direct, secondary transfer of the shares, as discussed in above.

Accordingly, the common stock transfers between existing shareholders and the third-party investor did not result in any cash proceeds received or issuance costs incurred by the Company. As such, the transfer of shares between the existing shareholders and third-party investor resulted in no impact to the Company’s gross capitalization at December 31, 2022.

In January 2022, in conjunction with the Series B-2 Preferred stock issuance, the Company issued warrants to purchase 30,000 shares of the Company’s common stock at an exercise price of $19.20 per share. The warrants were exercisable immediately at $19.20 with a contractual term of fifteen years.

In March 2022, the Company launched an offering of its common stock under Tier 2 of Regulation A pursuant to an offering statement on Form 1-A qualified by the SEC (the “2022 Common Stock Offering”). Participation in the 2022 Common Stock Offering was limited to existing shareholders. The Company offered shares of common stock at $30.82 per share. As a result of the offering, the Company received gross proceeds of approximately $1.5 million in exchange for the issuance of 49,700 shares of common stock.

In April 2022, the Company issued warrants to purchase 21,000 shares of the Company’s common stock at an exercise price of $19.20 per share. The warrants were exercisable immediately at $19.20 with a contractual term of fifteen years.

In August 2022, the Company further amended and restated its article of incorporation to increase the authorized number of Preferred Stock shares to 2,231,457 and to designate 230,000 of the newly authorized shares as Series B-3 Preferred Stock (“Series B-3 Stock”). The offering closed November 2022. Pursuant to this offering, the Company has received gross proceeds of approximately $2.3 million in exchange for the issuance of 52,265 shares of Series B-3 Stock.

During 2022, certain holders of 2021 Subordinated Convertible Notes converted their holdings into common stock, at the discretion of the noteholder. Pursuant to the terms of the contractual agreement, Noteholders converted approximately $1.26 million in principal and $0.08 million in accrued interest into 48,394 shares of common stock at a conversion price of $27.74, a 10% discount to the per share price of common stock at the time of conversion.

In January 2023, the Company launched an offering of its common stock under Tier 2 of Regulation A pursuant to an offering statement on Form 1-A qualified by the SEC (the “2023 Common Stock Offering”). Participation in the 2023 Common Stock Offering was limited to existing shareholders. The Company offered shares of common stock at $43.90 per share. As a result of the offering, the Company received gross proceeds of approximately $1.5 million in exchange for the issuance of 49,700 shares of common stock.

During 2023, certain holders of 2021 Subordinated Convertible Notes converted their holdings into common stock, at the discretion of the noteholder. Pursuant to the terms of the contractual agreement, Noteholders converted approximately $0.18 million in principal and $0.03 million in accrued interest into 5,877 shares of common stock at a conversion price of $39.51, a 10% discount to the per share price of common stock at the time of conversion.

In August 2023, the Company repaid the remaining principal of $3,558,500 and accrued but unpaid interest of $794,277 related to the notes related to the 2021 Subordinated Convertible Notes.

From August 2023 to December 2023, the Company issued subordinated convertible notes (the “2023 Subordinated Convertible Notes”) to Investors for total proceeds of $7.6 million. The 2023 Subordinated Convertible Notes bear interest at the rate of 12.5% per annum. The outstanding principal and all accrued but unpaid interest are due and payable on the earlier of August 24, 2025, or the consummation of a sale of the Company by consolidation, merger, change of majority ownership, or sale or other disposition of all or substantially all of the assets of the Company (the “Maturity Date”). In the event of a closing of a preferred stock financing with gross proceeds of at least $20.0 million (“Qualified Preferred Financing”) prior to the Maturity Date, the outstanding principal and all accrued but unpaid interest may be converted into shares of preferred stock issued in the financing at a price per share equal to 90% of the offering price per share in the Qualified Preferred Financing. At any time after six months after the issuance of a 2023 Subordinated Convertible Note, the investor may convert all or a portion of the outstanding principal and accrued interest into shares of common stock at 90% of the per share price of common stock at the time of conversion, as reasonably determined by the Board.

From August 2023 to December 2023, the Company issued mezzanine subordinated convertible notes (the “2023 Subordinated Convertible Notes”) to Investors for total proceeds of $2.3 million. The 2023 Mezzanine Subordinated Convertible Notes bear interest at the rate of 10.5% per annum. The outstanding principal and all accrued but unpaid interest are due and payable on the earlier of August 24, 2028, or the consummation of a sale of the Company by consolidation, merger, change of majority ownership, or sale or other disposition of all or substantially all of the assets of the Company (the “Maturity Date”). In the event of a closing of a preferred stock financing with gross proceeds of at least $20.0 million (“Qualified Preferred Financing”) prior to the Maturity Date, the outstanding principal and all accrued but unpaid interest may be converted into shares of preferred stock issued in the financing at a price per share equal to 90% of the offering price per share in the Qualified Preferred Financing. At any time after six months after the issuance of a 2023 Mezzanine Subordinated Convertible Note, the investor may convert all or a portion of the outstanding principal and accrued interest into shares of common stock at 90% of the per share price of common stock at the time of conversion, as reasonably determined by the Board.

From February 2024 to March 2024, the Company launched an offering of its Series B-3 Preferred Stock (“Series B-3 Stock”) under Tier 2 of Regulation A pursuant to an offering statement on Form 1-A qualified by the SEC (the “2024 Series B-3 Stock Offering”). Participation in the 2024 Series B-3 Stock Offering was limited to existing shareholders. The Company offered shares of common stock at $44.60 per share. As a result of the offering, the Company received gross proceeds of approximately $0.7 million in exchange for the issuance of 15,413 shares of common stock.

In 2024, certain holders of the 2023 Mezzanine Subordinated Convertible Notes elected to convert their holdings into common stock, at the discretion of the noteholder. Pursuant to the terms of the contractual agreement, Noteholders converted approximately $0.2 million in principal and $0.01 million in accrued interest into 6,414 shares of common stock at a conversion price of $39.51, a 10% discount to the per share price of common stock at the time of conversion.

On April 1, 2024, the Company repaid the first of 19 quarterly installments of the 2023 Mezzanine Subordinated Convertible Notes, repaying noteholders approximately $0.14 million, consisting of $0.08 million in principal and $0.06 million of interest.

Groundfloor has incurred losses since its inception, and Groundfloor expects it will continue to incur losses for the foreseeable future. Groundfloor requires cash to meet its operating expenses and for capital expenditures. To date, Groundfloor has funded its cash requirements with proceeds from its convertible note and preferred stock issuances. Groundfloor anticipate that it will continue to incur substantial net losses as it grows the Groundfloor Platform. Groundfloor does not have any committed external source of funds, except as described above. To the extent our capital resources are insufficient to meet its future capital requirements, Groundfloor will need to finance its cash needs through public or private equity offerings or debt financings. Additional equity or debt financing may not be available on acceptable terms, if at all.

Plan of Operation

Prior to September 2015, Groundfloor’s operations were limited to issuing Georgia Notes solely in Georgia to Georgia residents pursuant to an intrastate crowdfunding exemption from registration under the Securities Act and qualification under Georgia law. On September 7, 2015, the SEC qualified Groundfloor’s first offering statement on Form 1-A covering seven separate series of LROs corresponding to the same number of Projects in eight states and the District of Columbia. Subsequently, Groundfloor has not issued, and do not intend to issue in the future, any additional Georgia Notes. Since that time, Groundfloor has qualified two additional offering statements on Form 1-A in addition to an offering statement on Form 1-A qualified for GRE 1, its wholly-owned subsidiary, in each case under Tier 1 of Regulation A. In January 2018, Groundfloor’s offering statement relating to the offer and sale of limited recourse obligations (the “LRO Offering Circular”) was qualified by the SEC under Tier 2 of Regulation A, raising the annual aggregate amount of LROs which Groundfloor may offer and sell to $75 million, less any other securities sold by Groundfloor under Regulation A. Groundfloor has filed, and intends to continue to file, post-qualification amendments to the LRO Offering Circular on a regular basis to include additional series of LROs. Groundfloor expects to expand the number of states in which Groundfloor offers and sells LROs during the next 12 months. With this increased geographic footprint, Groundfloor expects that the number of borrowers and corresponding investors, and the volume of loans originated through the Groundfloor Platform, will increase and generate increased revenue from borrower origination and servicing fees.

As the volume of Groundfloor loans and corresponding offerings increase, Groundfloor plans to continue the current strategy of raising equity and, in limited circumstances, debt financing to finance our operations until Groundfloor reaches profitability and becomes cash-flow positive, which Groundfloor does not expect to occur before 2024. Future equity or debt offerings by Groundfloor will be necessary to fund the significant investments in website development, security, investor sourcing, loan processing and marketing necessary to reach profitability.

Off-Balance Sheet Arrangements

During 2024, Groundfloor entered into off-balance sheet arrangements with independent third parties to form special purpose entities (“SPEs”). The purpose of such entities is to facilitate a secured lending arrangement between Groundfloor and the independent third parties. The SPEs are not consolidated within our financial statements as they have been determined to be VIEs for which Groundfloor is not the primary beneficiary. Further, we have not guaranteed any obligations of unconsolidated entities, nor do we have any commitment or intent to provide funding to any such entities. See Note 3, Variable Interest Entities, to the accompanying Notes to the Condensed Consolidated Financial Statements for additional information.

MANAGEMENT

The executive officers, directors, significant employees and their respective ages of Groundfloor Finance, the sole member and a manager of the Company are as follows:

Name	Position	Age	Term of Office
Executive Officers:
Brian Dally	President and CEO, and Director	53	January 2013
Nick Bhargava	Executive Vice President, Legal and Regulatory, Acting Chief Financial Officer and Secretary	40	January 2013

Directors:
Bruce Boehm	Director (Independent)	71	December 2014
Nick Bhargava	Director	40	January 2013
Brian Dally	Director	53	January 2013
Yair Goldfinger	Director (Independent)	52	January 2022
Lucas Timberlake	Director	37	November 2019
Michael Olander, Jr.	Board Observer	41	December 2014
Richard Tuley Jr.	Board Observer	52	December 2014

Significant Employees:
Patrick Donoghue	Vice President of Real Estate	50	March 2016

Business Experience

Nick Bhargava, Executive Vice President, Legal and Regulatory, Acting Chief Financial Officer and Secretary of Groundfloor Finance and Manager of the Company

Nick Bhargava is a co-founder of Groundfloor Finance, has served on the Groundfloor Finance Board of Directors (the “Board of Directors”) and as our Secretary since our inception. Mr. Bhargava was also named Executive Vice President, Legal and Regulatory in July 2014. Mr. Bhargava completed a Practicum with SciQuest Inc. from January 2012 to May 2012 where he was responsible for reviewing and editing the company’s federal securities filings and sales contracts. Previous to that, he served as a Regulatory Analyst for the Financial Services Roundtable from May 2011 to August 2011, where he reviewed and analyzed legislation and regulation, particularly the Dodd-Frank Wall Street Reform and Consumer Protection Act rulemakings. From May 2010 to August 2010, Mr. Bhargava served as an Honors Intern in Trading and Markets with the SEC, at which he was tasked with researching and analyzing the May 6, 2010 Flash Crash in addition to reviewing proposed rules, comments on proposed rules and SRO filings. As an Enforcement Intern with the Financial Industry Regulatory Authority from May 2009 to August 2009, Mr. Bhargava was responsible for developing enforcement actions against broker-dealers. Prior to these positions, Mr. Bhargava worked as a Trader for TD Waterhouse Inc. from September 2006 to February 2008 and had responsibility for taking and executing trade orders for equities and equity options for high value accounts. Mr. Bhargava received his LLM from Duke University School of Law in 2012, a JD from American University in 2011, and a BS in Biological Sciences and Business from University of Alberta in 2006.

Brian Dally, President and CEO, and Director

Brian Dally is a co-founder of the Company, has served on the Board of Directors and as Groundfloor Finance’s President and Chief Executive Officer since its inception. Prior to forming Groundfloor Finance, he served as the Chief Instigator of Fomentum Consulting, LLC beginning in September 2012, responsible for consulting for technology companies in the area of marketing, customer acquisition, and product development. As the Senior Vice President and General Manager of Republic Wireless, a division of Bandwidth.com, from January 2010 to September 2012, Mr. Dally led the successful formation and launch of the company’s mobile division, including managing over 60 individuals and achieving a $60 million revenue run-rate before the end of the first year of operation. From May 2008 to January 2009, Mr. Dally served as the Principal at Peripatetic Ventures Corp., a management consulting firm for high-growth technology company clients, where he assisted clients to develop partnerships to execute new product strategies and cultivate potential customer relationships in addition to conducting buyer needs research, analyzing competition, and crafting positioning and messaging. Mr. Dally has also held officer-level positions with Cecure Gaming LTD, a consumer poker and casino games service for mobile phones, and Motricity Inc., a mobile platform for entertainment and applications. Mr. Dally received a JD from Harvard Law School in June 1999, a MBA from Harvard Business School in 1999, and a BA in Political & Social Thought from the University of Virginia in 1993.

Patrick Donoghue, Vice President of Real Estate

Patrick Donoghue has served as our Vice President of Real Estate since March 2016, previously serving in this role on a contract basis. Prior to this, Mr. Donoghue served as Senior Associate for RevitaLending from May 2015 to January 2016, where he worked to optimize the firm’s capital market structure and proliferate the loan growth model. Previously serving as Vice President of Wholesale Operations for ACC Mortgage from Mary 2014 until Mary 2015, Mr. Donoghue managed the entire loan process for a significant broker channel reviewing and funding private money loan transactions. Mr. Donoghue has been active in the private lending space since 2006 underwriting, originating and servicing private money loans. Prior to this, Mr. Donoghue served as production manager and originator for various mortgage companies and began his career as a Branch Manager for the United States Senate FCU. Mr. Donoghue graduated from Edinboro University of Pennsylvania with a B.A. in Psychology in 1997.

Yair Goldfinger, Director (Independent)

Yair Goldfinger has served on the Board of Directors at Groundfloor since 2022. He is a Co-Founder of AppCard and serves as its Chief Executive Officer. He serves as Board Member at Undoit Medical. He is a serial entrepreneur and active angel investor. At 26, he co-founded ICQ, the world's first Internet-wide instant messaging service, which was acquired by AOL (NYSE:AOL). In 2001, Yair co-founded Dotomi, an online advertising technology company that focuses on creating personal, relevant, and timely one-to-one messaging between marketers and their customers. Dotomi was acquired by ValueClick (NASDAK:VCLK). Yair holds a B.Sc. in math and computer science from Tel-Aviv University and holds several patents in the field of instant messaging. In 2005, he received the Wharton Infosys Business Transformation Award, and in 2009, he was chosen by the World Economic Forum as a Young Global Leader. He also served as Board Member at Silent Communication.

Lucas Timberlake, Director

Lucas Timberlake has served on our Board of Directors since November 2019. Mr. Timberlake has over 10 years of financial services experience in a variety of capacities, including venture capital, private equity, and investment banking. Currently, Mr. Timberlake is a Partner with Fintech Ventures Fund, a financial technology-focused investment firm, since 2015. Since assuming his current role, Mr. Timberlake has held several board director positions with technology-enabled lending companies in the small business and real estate lending sectors, and currently serves on the board of directors for IOU Financial. Previously, Mr. Timberlake was part of the investment team with Antarctica Capital, an international private equity firm focusing on real assets and insurance opportunities. Mr. Timberlake began his career as an investment banking analyst with Bank of America Merrill Lynch. Mr. Timberlake holds a Bachelor of Arts in Economics and Political Science from Columbia College of Columbia University.

Bruce Boehm, Director (Independent)

Bruce Boehm has served on our Board of Directors since December 2014. Mr. Boehm is an active angel investor in the Raleigh-Durham area and advisor to several specialty investment funds. During his career, he has been a director for more than 35 publicly and privately held companies. From 1992 to 1996, he created and directed the Masters of Engineering Management Project at the University of Canterbury in Christchurch, New Zealand. Prior to 1992, he was a General Partner of U.S. Venture Partners in Menlo Park, California, with responsibility for a portfolio of approximately 20 healthcare and technology investments. Prior to 1982, he was employed by several Silicon Valley and Route 128 companies as an engineer and project manager. Mr. Boehm received a BS from MIT in 1975 and a MS and MBA from Stanford University in 1982. Mr. Boehm qualifies as an independent director under the NASAA Statement of Policy Regarding Corporate Securities Definitions.

Michael Olander Jr., Board Observer

Michael Olander Jr. was appointed to our Board of Directors in December 2014. Since the Company’s inception in 2005, Mr. Olander has served as CEO, in addition to being the sole member and manager, of MDO Holdings, LLC, a diversified holding company that operates three core subsidiaries: MDO2 Fitness, LLC owns and operates 28 health clubs under the names O2 Fitness and East Shore Athletic Clubs; MOREI, LLC and its affiliates own in excess of 250,000 square feet of commercial real estate; and MDO Ventures JS, LLC is an investment company with over a dozen companies currently funded. Mr. Olander sits on the board of five companies funded by MDO Ventures and serves as an advisor to two more. He earned his Bachelor of Arts in Business Administration from the College of Charleston in 2004.

Richard (“Rick”) Tuley Jr., Board Observer

Richard (“Rick”) Tuley Jr. has served on the Board of Directors since December 2014. Mr. Tuley is an experienced real estate entrepreneur and business operator. He currently serves as the managing broker of Richard Tuley Realty, Inc., a real estate brokerage firm specializing in residential and commercial investment sales and property management which was founded in 1982. Mr. Tuley has been a licensed broker since 1992 and assumed full firm management in 2009. In addition, Mr. Tuley serves as President of Destiny Development Corporation, a Georgia-based general contracting firm founded in 2001. Destiny specializes in upscale custom and speculative residential construction and remodeling. Mr. Tuley is responsible for firm strategy, securing mortgage capital and making investment decisions. He is a third generation home builder, whose father founded two home building companies in Atlanta, Georgia. Mr. Tuley has over 25 years of experience in new home construction, lot and land development for multiple Fortune 500 companies, retail development, residential redevelopment, property management and long-term investing. Mr. Tuley is also an angel investor. He previously worked for the real estate team within Ernst & Young's entrepreneurial services group. He was also a senior associate in Leveraged Finance and the Financial Sponsors Coverage groups at UBS and a principal with Katalyst Venture Partners in New York. Between real estate and Wall Street, Mr. Tuley has been involved in well over $1 billion in transactions during his career. Mr. Tuley earned his undergraduate degree from Georgia Tech in 1992 and his MBA from Harvard Business School in 1999. Mr. Tuley qualifies as an independent director under the NASAA Statement of Policy Regarding Corporate Securities Definitions (collectively with Mr. Boehm, the “Independent Directors”).

Involvement in Certain Legal Proceedings

Groundfloor Yield LLC is not a party to any litigation.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of the Groundfloor Finance executive officers for the fiscal year ended December 31, 2023 was as follows:

Name	Cash compensation	Other compensation	Total compensation
Brian Dally	$240,000	N/A	$240,000
Nick Bhargava	$185,000	N/A	$185,000

As of the date of this Offering Circular, Groundfloor Finance has not compensated its outside directors for their service on the Board of Directors. Notwithstanding the foregoing sentence, Bruce Boehm and Richard Tuley, Jr. were each granted options to purchase 8,000 shares of Groundfloor Finance common stock as compensation for their service on the Board of Directors during 2015. If exercised, such options will not represent five or more percent of any class of securities. The option grants to Bruce Boehm and Richard Tuley, Jr. solely serve as service compensation and is customary for companies in our industry in order to attract and retain qualified directors. In the future, Groundfloor Finance may implement an outside director compensation program that includes grants of cash and/or equity-based awards.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

Groundfloor Finance is the sole member and a manager of Groundfloor Yield LLC.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

The Company intends to finance its operations through funds received from Groundfloor. During the period from April 10, 2020 (Inception) through December 31, 2023, Groundfloor has paid $100 to register the Company with the State of Georgia, which was recorded as general and administrative expenses in the Company’s statement of operations.

The Company will reimburse Groundfloor for out-of-pocket expenses paid to third parties in connection with providing services to the Company. This does not include Groundfloor’s overhead, employee costs borne by Groundfloor, utilities or technology costs. For the years ended December 31, 2023, and 2022, Groundfloor incurred $141,707 and $0 of costs on the Company’s behalf. As of December 31, 2023 and 2022 $141,707 and $0 were due and payable to Groundfloor.

GROUNDFLOOR YIELD PLATFORM

Groundfloor Yield Platform

Promissory Note investors are provided with a Promissory Note directly from the Company. All Promissory Notes earn the designated interest rate, subject to change in the sole discretion of the Company as described therein, and are callable, redeemable, and prepayable at any time by us. That is, we may repurchase a Promissory Note from the Promissory Note investor at the par value of outstanding principal plus the interest accrued through the repurchase date. The Promissory Notes are also subject to a put right on the part of investors, as further described in “Securities Being Offered – Investor Put Right”.

Promissory Notes are held on the Platform in electronic form and are not listed on any securities exchange. Selling of Promissory Notes to third parties is prohibited unless expressly permitted by us. Promissory Notes can be viewed at any time by accessing the investor’s account on the Platform through the Mobile App or through a facsimile on the Groundfloor Platform. Promissory Notes are only accessible by the individual investor and cannot be accessed unless the investor enters login credentials. All Promissory Notes must be held by Promissory Notes investor members.

Loan Servicing

The Groundfloor Platform manages investor servicing in-house and handles payments on the Promissory Notes to Investors. Heavy transaction volume into and out of the various accounts it maintains could increase the risk of bookkeeping and recordkeeping errors. Because payments flow through various financial intermediaries, there is an auditable trail of money movement, and, in the case of a bookkeeping error, we believe Groundfloor Finance will be able to recreate transaction histories in order to correct the error. Groundfloor Finance maintains a sub-ledger with respect to each of our accounts that records all movements of funds into and out of each account, which is periodically reconciled with records of bank transaction history, as well as records on the Groundfloor Platform. Groundfloor performs nightly backups of its entire system.

Fees

The Company does not charge a servicing fee for the Promissory Notes, but investors may be charged a transaction fee if their method of investment requires the Company to incur an expense.

Use of Proceeds

We will use the proceeds of this offering primarily to purchase Loans originated by GFH through the Groundfloor Platform and for general corporate purposes, including the costs of this offering. Promissory Notes are not dependent upon any particular loan originated by GFH or otherwise held by the Company and remain at all times the general obligations of the Company.

Establishing an Account

The first step to being able to purchase Promissory Notes on the Groundfloor Yield Platform is for you to set up an account (a “Promissory Notes Account”). In order to set up a Promissory Notes Account, you need to do the following:

•	If you are a natural person, you must be at least 18 years of age and a U.S. resident. You must provide your name, address, email address and social security number. You may establish a separate account to make investments from a self-directed IRA or 401(k) account.

•	If you are an entity, you must provide the entity, its address, and the name and email address of a contact person and the taxpayer identification number.

•	In either case, you must agree to the Groundfloor Platform terms of service (the “Terms of Service”), including consent to receipt of disclosures electronically, and the Groundfloor Platform privacy policy (the “Privacy Policy”).

You must also agree to the rules, limitations, processes and procedures for purchasing Promissory Notes through the Groundfloor Platform via the Mobile App. These provisions are collectively contained in the Promissory Note Purchase Agreement and the terms and conditions attached thereto (the “Terms and Conditions”), the Terms of Service and the Privacy Policy. We refer to the Promissory Note Purchase Agreement, including without limitation, all exhibits and schedules attached thereto, the Terms and Conditions, the Terms of Service, and the Privacy Policy as the “Investment Documents.” We advise each Investor to read the Offering Circular and all of the applicable Investment Documents before purchasing any Promissory Notes.

In addition, in connection with purchasing Promissory Notes, you must represent that you reside in a state where the Promissory Notes are registered or qualified, you satisfy applicable investor suitability requirements, and you have received the Offering Circular, which includes a discussion of the risks associated with the investment in the Promissory Notes under the “Risk Factors” section.

How to Purchase Promissory Notes

The Promissory Notes will be offered on the Groundfloor Yield Platform through the Mobile App. Prospective investors in the Promissory Notes will create a username and password, and indicate agreement to our terms and conditions and privacy policy on the Mobile App.

The following features are available to participants in the Promissory Notes program through the Mobile App:

•	Available Online Directly from us. You can purchase Promissory Notes directly from us through the Mobile App.

•	No Purchase Fees Charged. We will not charge you any commission or fees to purchase Promissory Notes through our platform. However, other financial intermediaries, if engaged, may charge you commissions or fees.

•	Invest as Little as $10.00. You will be able to purchase Promissory Notes in amounts as low as $10.00.

•	Flexible, Secure Payment Options. You may purchase Promissory Notes with funds electronically withdrawn from your checking account or by wire transfer.

•	Manage Your Portfolio Online. You can view your investments, returns and transaction history online, as well as receive tax information and other portfolio reports.

Platform Operation

Orders are typically processed on the business day following the order. You may not withdraw the amount of your purchase order, unless the listing is withdrawn or cancelled. Once a purchase order is accepted and processed, it is irrevocable. See “Groundfloor Yield Platform—Structure of Investor Accounts and Treatment of Your Balances” below for more information.

Prior to submitting a purchase order, you will be required to acknowledge receipt of the offering documents for the Promissory Notes that you wish to purchase. In the case of an entity investor, the prospective investor will be required to make representations regarding the authority of the signatory to enter into the agreement and make representations on behalf of the entity.

Currently, the minimum purchase order that you may submit for any particular offering of Promissory Notes is $10.00, and there is no maximum purchase order that may be submitted, except for non-accredited investors, whose purchases will be subject to the following limits pursuant to SEC Rule 251(d)(2)(C):

•	natural non-accredited persons may only invest the greater of 10% of their annual income or net worth; and

•	non-natural non-accredited persons may invest up to 10% of the greater of their net assets or revenues for the most recently completed fiscal year.

Structure of Investor Accounts and Treatment of Your Balances

We maintain and act as the recordkeeper of a pooled account at the FBO Servicer to hold the funds for your and other investors’ benefit. This account is referred to as the “Investor FBO Account.” In order to submit purchase orders on any Promissory Note offerings, you must have sufficient funds in the FBO account. Bank account host and Groundfloor Yield LLC‘s relationship with the FBO Servicer may change at any time. All payments to fund purchases of Promissory Notes are made by deposit or authorized ACH or wire transfer into the Investor FBO Account.

We will maintain records for you detailing the amount of funds that are available to you for the purchase or Promissory Notes or for withdrawal in your Promissory Notes Account. These Promissory Notes Accounts allow us to track and report for each prospective investor the funds the prospective investor has transferred into and out of the FBO account, the funds the prospective investor has committed to purchase Promissory Notes, and the interest and principal payments that the prospective investor has received on outstanding Promissory Notes that it owns. You have no direct relationship with the FBO Servicer holding the Investor FBO Account by virtue of having a Promissory Note account or purchasing Promissory Notes on our platform.

Tax Treatment

Promissory Notes will receive interest income. At the end of the calendar year, investors with over $10 of realized interest will receive a form 1099-INT. These will need to be filed in accordance with the United States Tax Code. Investor’s tax situations will likely vary greatly and all tax and accounting questions should be directed towards a certified public accountant.

SECURITIES BEING OFFERED

Following is a summary of the terms of the Groundfloor Yield Notes which will be offered by the Company on the Groundfloor Yield Platform through the Mobile App.

General. We may offer Groundfloor Yield Notes, with a total value of up to $18.861 million on a continuous basis, under this Offering Circular. We will not issue more than $75 million of securities pursuant to this Offering Circular in any 12-month period.

The Groundfloor Yield Notes will:

•	be priced at $10.00 each;

•	represent a full and unconditional obligation of the Company;

•	bear a rate of interest per annum based on the term to maturity of the Promissory Note, as described in the chart below, and as set forth in the applicable Promissory Note;

Term	Interest Rate	Allocation	Volume
1 Month	5.0%	$581,494.00	58,149
	5.5%	$1,891,364.52	189,136
3 Months	6.0%	$2,070,417.84	207,041
	6.5%	$5,857,076.37	585,707
12 Months	7.5%	$7,888,179.91	788,817
24 Months	10.0%	$572,467.37	57,246
Total:		$18,861,000.00	1,886,096

•	be callable, redeemable, and prepayable at any time by the Company;

•	be secured by a first priority security interest in the assets (and related property and rights) of the Company, which assets will principally consist of commercial real estate loans held by the Company; and

•	not be payment dependent on any individual underlying real estate loan or loans held by the Company, including without limitation, any loans issued on Groundfloor Finance’s online lending platform.

Ranking. The Groundfloor Yield Notes will be secured by a first priority security interest in the assets (and related property and rights) of the Company which will principally consist of commercial real estate loans that the Company has acquired from GFH. Such security interest will rank ahead of any unsecured debt of the Company. Given that the security interest is a blanket lien on the assets of the Company and is not against specifically identified assets of the Company, as of the date of this Offering Circular, there is no unbonded property available for use against the issuance of Groundfloor Yield Notes and the Groundfloor Yield Notes are not being issued against any unbonded property of the Company, the deposit of cash by the Company, or otherwise. The Groundfloor Yield Notes are not being issued against the assets of the Company, the deposit of cash by the Company, or otherwise.

Form and Custody. Groundfloor Yield Notes will be issued by computer-generated program on our website and electronically signed by the Company in favor of the investor. The Groundfloor Yield Notes will be stored by the Company and will remain in the Company’s custody for ease of administration. Except during periodic system maintenance, investors may view their Groundfloor Yield Notes through their online dashboard on the Platform through the Mobile App or on the Groundfloor Platform.

Prepayment. Promissory Notes will be callable, redeemable, and prepayable at any time by the Company at par value plus any accrued but unpaid interest.

Conversion or Exchange Rights. We do not expect the Promissory Notes to be convertible or exchangeable into any other securities.

Events of Default. The following will be events of default under the Promissory Notes:

•	if we fail to pay interest when due and our failure continues for ninety (90) days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due whether by maturity or called for redemption; and

•	if we cease operations, file, or have an involuntary case filed against us, for bankruptcy, are insolvent or make a general assignment in favor of our creditors.

The occurrence of an event of default of Promissory Notes may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default may constitute an event of default under certain of our other indebtedness outstanding from time to time.

Governing Law. Promissory Notes will be governed and construed in accordance with the laws of the State of Georgia.

No Personal Liability of Directors, Officers, Employees and Stockholders. No incorporator, stockholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours due to the issuance of any Promissory Notes.

Interest Rate of Promissory Notes.

All updates to the applicable interest rate will be communicated to Investors through the Mobile App no later than seven (7) business days prior to the effective date of such updated interest rate, and will also be reflected in a post-qualification to the offering statement of which this offering circular forms a part, which will be filed with the Securities and Exchange Commission and qualified by the Staff prior to use. Updates apply to newly-issued rates; no modification will be made to the interest rate applicable to a Note which is issued and outstanding. Our SEC filings may be obtained from the SEC EDGAR filing website as https://www.sec.gov. Additionally, Investors may elect to purchase additional Notes bearing the updated interest rate through the Groundfloor Yield Mobile App, exercise their put right with respect to their outstanding Promissory Notes prior to the applicable maturity date (including prior to the effective date of any interest rate change), or rollover all proceeds of an existing Promissory Note of like tenor on the applicable maturity into a new Promissory Note of like tenor bearing the updated interest rate. No other terms of the Promissory Notes will be subject to change in the sole discretion of the Company.

Rollovers of Promissory Notes. On the applicable maturity date of the Promissory Notes, Investors may elect to roll over all payments received in respect of the outstanding principal balance and all accrued interest into a new Promissory Note at the current and effective interest rate as of the issuance date, to be issued by the Company to such Investors on such applicable maturity date (the “Rollover”). If an Investor wishes to elect to rollover such proceeds, such Investor must provide written notice to the Company (through the Groundfloor Yield Mobile App, a click the box popup on the Company’s website, or through an affirmative response text message, each of which will contain a hyperlink to the current Offering Statement) no later than on the applicable maturity date of the Promissory Note.

The Company will treat all rollovers as sales chargeable against the aggregate total of offered securities pursuant to the Offering Statement and to include such sales when calculating the $75 million cap in offering proceeds raised under any qualified offering statement within a 12 month period in accordance with Rule 251(a).

PLAN OF DISTRIBUTION

Subscribing for Promissory Notes

We are offering up to $18,861,000 in our Promissory Notes pursuant to this Offering Circular. Promissory Notes being offered hereby will be only be offered through the Mobile App, a facsimile of which also exists on the Groundfloor Platform at www.groundfloor.us. This Offering Circular will be furnished to prospective investors via electronic PDF format before or at the time of all written offers and will be available for viewing and download on the Groundfloor Finance website, as well as on the SEC’s website at www.sec.gov.

In order to subscribe to purchase Promissory Notes, a prospective investor must electronically complete, sign and deliver to the Company the Investment Documents and provide funds for the purchase price in accordance with the instructions provided therein.

State Law Exemption and Offerings to “Qualified Purchasers”

Our Promissory Notes are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act of 1933). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti- fraud provisions, to the extent that our Notes offered hereby are offered and sold only to “qualified purchasers” or at a time when our Promissory Notes are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our Promissory Notes does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non- natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

Physical Notes Will Not be Issued

We will not issue Promissory Notes in physical or paper form. Instead, our Promissory Notes will be recorded and maintained on the Groundfloor Yield Platform in electronic form, with a facsimile on the Groundfloor Platform.

Advertising, Sales and other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we may use additional advertising, sales and other promotional materials in connection with this offering to better understand possible demand for the Promissory Notes product. These “test-the-waters” materials may include information relating to our Company, this offering, the past performance of our loan transactions, articles and publications concerning small business lending, or public advertisements and audio-visual materials, in each case only as authorized by us. All such materials will contain disclaimers required by, and be disseminated in a fashion permitted by, Regulation A. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to our Promissory Notes, these materials will not give a complete understanding of this offering, us or our Promissory Notes and are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in our Promissory Notes. To be clear, all investors will be furnished with a copy of a current Offering Circular before or at the time of all written offers.

LEGAL MATTERS

Certain legal matters regarding the securities being offered by this Offering Circular will be passed upon for us by Manatt, Phelps & Phillips, LLP, New York, New York. Groundfloor Yield LLC has received an opinion from Robbins Ross Alloy Belinfante Littlefield LLC, Atlanta, Georgia regarding the validity of the Promissory Notes to be offered pursuant to Georgia law.

EXPERTS

The audited financial statements of the (i) Company and (ii) Groundfloor Finance, Inc. and its subsidiaries, as of and for the fiscal years ended December 31, 2023 and December 31, 2022, have been included herein in reliance upon the reports of Cherry Bekaert LLP, an independent auditor registered public account firm, as set forth in their report thereon, included therein, and incorporated herein by reference in reliance upon such report given on the authority such firm is an expert in accounting and auditing.

PART II – FINANCIALS

Index to Financials

Financials Set Number	Financial Statements / Financial Information
1	Unaudited financial information of Groundfloor Yield LLC for the six months ended June 30, 2024 and 2023.
2	Audited financial statements of Groundfloor Yield LLC for the years ended December 31, 2023 and 2022.
3	Unaudited financial information of Groundfloor Finance Inc. for the six months ended June 30, 2024 and 2023.
4	Audited financial statements of Groundfloor Finance Inc. for the years ended December 31, 2023 and 2022.

Financials Set No. 1

GROUNDFLOOR YIELD, LLC

Condensed Financial Statements (Unaudited)

As of June 30, 2024 and December 31, 2023

and for the six-month periods ended June 30, 2024 and 2023

Groundfloor Yield, LLC

As of June 30, 2024 and December 31, 2023

and for the six-month periods ended June 30, 2024 and 2023

F-1

GROUNDFLOOR YIELD, LLC

Condensed Balance Sheets (Unaudited)

	June 30, 2024	December 31, 2023
Assets
Current assets:
Interest receivable	$385,527	$183,781
Short-term intercompany receivable	75,966,937	76,500,029
Total current assets	76,352,464	76,683,810
Long-term intercompany receivable	16,034,000	16,104,000
Total assets	$92,386,464	$92,787,810
Liabilities and Member’s Deficit
Current liabilities:
Interest payable	$385,527	$183,781
Related party payable	151,342	141,707
Short-term notes payable	75,966,937	76,500,029
Total current liabilities	76,503,806	76,825,517
Long-term notes payable	16,034,000	16,104,000
Total liabilities	92,537,806	92,929,517
Member’s deficit:
Member’s capital	100	100
Member’s deficit	(151,442)	(141,807)
Member’s deficit	(151,342)	(141,707)
Total liabilities and member’s deficit	$92,386,464	$92,787,810

See accompanying notes to condensed financial statements.

F-2

GROUNDFLOOR YIELD, LLC

Condensed Statements of Operations (Unaudited)

	Six Months Ended June 30,
	2024	2023
Net interest income:
Interest income	$4,264,416	$1,122,321
Interest expense	(4,264,416)	(1,122,321)
Net interest income	-	-
Net revenue	-	-
Gross Profit	-	-
Operating expense:
General and administrative	9,635	81,614
Total operating expense	9,635	81,614
Loss from operations	(9,635)	(81,614)
Net loss	$(9,635)	$(81,614)

See accompanying notes to condensed financial statements.

F-3

GROUNDFLOOR YIELD, LLC

Condensed Statements of Member’s Deficit (Unaudited)

	Member’s	Net	Total
	Contribution	Loss	Member’s Deficit
Member’s deficit as of December 31, 2023	$100	$(141,807)	$(141,707)
Net income (loss)	-	(9,635)	(9,635)
Member’s deficit as of June 30, 2024	$100	$(151,442)	$(151,342)

	Member’s	Net	Total
	Contribution	Loss	Member’s Deficit
Member’s deficit as of December 31, 2022	$100	$(100)	$-
Net income (loss)	-	(81,614)	(81,614)
Member’s deficit as of June 30, 2023	$100	$(81,714)	$(81,614)

See accompanying notes to condensed financial statements.

F-4

GROUNDFLOOR YIELD, LLC

Condensed Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities
Net loss	$(9,635)	$(81,614)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Interest receivable	(201,746)	-
Accrued interest payable	201,746	-
Related party payable	9,635	81,614
Short-term intercompany receivable	603,092	21,464,700
Short-term notes payable	(603,092)	(21,464,700)
Net cash flows from operating activities	-	-
Cash flows from investing activities
Payments to Groundfloor	(172,827,445)	(1,412,399,356)
Proceeds from Groundfloor	173,430,537	1,433,864,059
Net cash flow from investing activities	603,092	21,464,703
Cash flows from financing activities
Proceeds from Stairs Notes	172,827,445	1,412,399,356
Repayments of Stairs Notes	(173,430,537)	(1,433,864,059)
Net cash flows from financing activities	(603,092)	(21,464,703)
Net increase (decrease) in cash	-	-
Cash as of beginning of the year	-	-
Cash as of end of the year	$-	$-

See accompanying notes to condensed financial statements.

F-5

GROUNDFLOOR YIELD, LLC

Notes to Condensed Financial Statements (Unaudited)

NOTE 1:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Liquidity

Our financial statements include Groundfloor Yield, LLC (the “Company”), a Georgia limited liability company formed on April 10, 2020. It is a wholly-owned subsidiary of Groundfloor Finance Inc. (“Groundfloor”), a Georgia Corporation.

Description of Business

Groundfloor Yield, LLC was created for the purpose and primary business function of issuing short-term secured promissory notes to accredited and non-accredited investors (“Investors”), referred to as “Stairs Notes”.

Stairs Notes are offered to Investors on a smartphone application (the “Mobile App”), which is owned and operated by the Company. Funds from the sale of Stairs Notes are transferred to Groundfloor or one of its wholly-owned subsidiaries, for use in originating and servicing loans.

Stairs Notes are secured by a first-priority security interest in the assets of the Company, which consists principally of the intercompany receivables owed to the Company from Groundfloor.

Basis of Presentation and Liquidity

The Company’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business.

Operations since inception have consisted primarily of organizing the Company. The accompanying Condensed Financial Statements have been prepared on a basis which assumes that the Company will continue as a going concern. The Company has not earned any revenue since its inception. The ultimate success of the Company is dependent on management’s ability to develop and market its products and services at levels sufficient to generate operating revenues in excess of expenses.

Management evaluated the condition of the Company and has determined that until such sales levels can be achieved, management will need to secure additional capital to continue growing working capital and fund product development and operations. There is substantial doubt that the Company will continue as a going concern for at least one year following the date these financial statements were issued without additional financing.

Management intends to fund operations by capital obtained from Groundfloor. However, there are no assurances that the Company can be successful in obtaining the additional capital or such financing will be on terms favorable or acceptable to the Company or Groundfloor.

The financial statements do not include any adjustments that might result from the outcome of the uncertainties described in the financial statements. In addition, the financial statements do not include any adjustments relating to the recoverability and classification of assets nor the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. In developing estimates and assumptions, management uses all available information; however, actual results could materially differ from those estimates and assumptions.

F-6

GROUNDFLOOR YIELD, LLC

Notes to Condensed Financial Statements (Unaudited)

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturity of three months or less to be cash equivalents. The Company has no cash or cash equivalents as of June 30, 2024 or December 31, 2023. From time to time, the Company could maintain cash deposits in excess of federally insured limits. The Company believes credit risk related to its cash and cash equivalents to be minimal.

Stairs Notes

The Company entered into various Stairs Notes with Investors during the six months ended June 30, 2024 and June 30, 2023. The Stairs Notes are issued and secured by the assets of the Company. Investors in Stairs Notes do not directly invest in Loans held by the Company; rather, the Stairs Notes are general obligations of the Company, and the proceeds thereof can be used at the discretion of the business as business needs change. The Stairs Notes generated by the Mobile App remain on the balance sheet of the Company for the life of the note, and they accrue interest during this time. Once the Stairs Note’s term is over, both principal and accrued interest earned on the investment are automatically reinvested into another Stairs Note. This cycle continues until the Investors choose to remove their funds from the application. If Investors elect to remove their funds prior to the maturity date of the Stairs Note, the interest earned on that Stairs Note is forfeited.

During the six months ended June 30, 2024 and 2023, there were a total of 76 and 497 Stairs Notes entered into, respectively. The principal sum of $75,966,937 and $76,500,029 remained outstanding as of June 30, 2024 and December 31, 2023, respectively, and is presented in “Short-term notes payable” on the Company’s Condensed Balance Sheets. The principal sum of $16,034,000 and $16,104,000 remained outstanding as of June 30, 2024 and December 31, 2023, respectively, and is presented in “Long-term notes payable” on the Company’s Consolidated Balance Sheets.

Interest paid to Investors totaled $4,062,670 and $1,122,321 for the six months ended June 30, 2024 and 2023, respectively. During the six months ended June 30, 2024 and 2023, we recognized interest income of $ $4,264,416 and $1,122,321, respectively, which is presented within “Interest income” in our Condensed Statement of Operations. Additionally, during the six months ended June 30, 2024 and 2023, the Company recognized interest expense on notes payable of $4,264,416 and $1,122,321, respectively, which is presented within “Interest expense” in our Condensed Statement of Operations. Interest receivable was $385,527 and $183,781 as of June 30, 2024 and December 31, 2023, respectively, and is presented within “Interest receivable” in the Company’s Condensed Balance Sheets. Accrued interest payable, presented within “Interest payable” in the Company’s Condensed Balance Sheets, was $385,527 and $183,781 as of June 30, 2024 and December 31, 2023, respectively.

Intercompany Receivable

Cash received from investors through the issuance of Stairs Notes is transferred to Groundfloor or one of its wholly-owned subsidiaries, therefore creating an intercompany receivable equal to the amount of cash invested in the Stairs Notes. It is the responsibility of Groundfloor to repay the Company the amount equal to accrued interest at the conclusion of the Stairs Notes’ term. Upon repayment of intercompany receivables and interest, the Company will reinvest the combined funds into the next available Stairs Note or remit payment of the Stairs Note and the related earned interest to the Investor, should the Investor request to withdraw funds. The principal of $75,957,400 and $76,500,029 remained outstanding as of June 30, 2024, and December 31, 2023, respectively, and is presented in “Short-term intercompany receivable” on the Condensed Balance Sheets. The principal of $16,034,000 and $16,104,000 remained outstanding as of June 30, 2024, and December 31, 2023, respectively, and is presented in “Long-term intercompany receivable” on the Condensed Balance Sheets.

F-7

GROUNDFLOOR YIELD, LLC

Notes to Condensed Financial Statements (Unaudited)

Member’s Deficit

Groundfloor is the sole member (“Member”) of the Company. Groundfloor contributed cash of $100 to the Company but has no further obligations to make any further capital contributions to the Company.

The business of the Company shall be managed by a manager who shall be appointed from time to time by the Member. The initial manager of the Company is Groundfloor. Liability to the Company by the manager is limited to those items provided for in the Georgia Limited Liability Company Act.

Income Taxes

Under current United States (“U.S.”) income tax laws, the taxable income or loss of a limited liability company is reported in the income tax returns of the members. Accordingly, no provision for U.S. federal or state income taxes is reflected in the accompanying financial statements.

The Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement.

Related Party Transactions

The Company intends to finance its operations through funds received from Groundfloor.

The Company will reimburse Groundfloor for out-of-pocket expenses paid to third parties in connection with providing services to the Company. This does not include Groundfloor’s overhead, employee costs borne by Groundfloor, utilities or technology costs. For the six months ended June 30, 2024 and 2023, Groundfloor incurred $9,635 and $81,614, respectively, of costs on the Company’s behalf. As of June 30, 2024 and December 31, 2023, $151,342 and $141,707 were due and payable to Groundfloor, respectively.

NOTE 2:	SUBSEQUENT EVENTS

Management has evaluated subsequent events through August 29, 2024, the date the Condensed Financial Statements were available to be issued, and determined that there were no events which have occurred, that would require adjustment to or disclosure in these Condensed Financial Statements.

F-8

Financials Set No. 2

GROUNDFLOOR YIELD LLC

The following is the audited financial statements of Groundfloor Yield LLC for the years ended December 31, 2023 and 2022.

Groundfloor Yield, LLC

December 31, 2023 and 2022

F-1

Report of Independent Auditor

To the Board of Directors

Groundfloor Yield, LLC

Atlanta, Georgia

Opinion

We have audited the accompanying financial statements of Groundfloor Yield, LLC (the “Company”), which comprise the balance sheets as of December 31, 2023 and 2022, and the related statements of operations, members’ deficit, cash flows for the year then ended December 31, 2023 and December 31, 2022 and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

F-2

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred losses and cash outflows from operations since its inception which result in substantial doubt about the ability of the Company to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

Atlanta, Georgia,

March 29, 2024

F-3

GROUNDFLOOR YIELD, LLC

Balance Sheets

	December 31,
	2023	2022
Assets
Current assets:
Interest receivable	$183,781	$-
Short-term intercompany receivable	76,500,029	44,325,580
Total current assets	76,683,810	44,325,580
Long-term intercompany receivable	16,104,000	-
Total assets	$92,787,810	$44,325,580
Liabilities and Member’s Deficit
Current liabilities:
Accrued interest payable	$183,781	$-
Related party payable	141,707	-
Short-term notes payable	76,500,029	44,325,580
Total current liabilities	76,825,517	44,325,580
Long-term notes payable	16,104,000	-
Total liabilities	92,929,517	44,325,580
Member’s equity (deficit):
Member’s capital	100	100
Member’s deficit	(141,807)	(100)
Member’s equity (deficit)	(141,707)	-
Total liabilities and member’s equity (deficit)	$92,787,810	$44,325,580

See accompanying notes to financial statements

F-4

GROUNDFLOOR YIELD, LLC

Statements of Operations

	Year Ended December 31,
	2023	2022
Net interest income:
Interest income	$4,766,118	$2,064,918
Interest expense	(4,766,118)	(2,064,918)
Net interest income	-	-
Net revenue	-	-
Gross Profit	-	-
Operating expense:
General and administrative	141,707	-
Total operating expense	141,707	-
Loss from operations	(141,707)	-
Net loss	$(141,707)	$-

See accompanying notes to financial statements

F-5

GROUNDFLOOR YIELD, LLC

Statements of Member’s Equity (Deficit)

			Total Member’s
	Member’s	Member’s	Equity
	Capital	Deficit	(Deficit)
Member’s equity (deficit) as of December 31, 2021	$100	$(100)	$-
Net loss	-	-	-
Member’s equity (deficit) as of December 31, 2022	$100	$(100)	$-
Net loss	-	(141,707)	(141,707)
Member’s equity (deficit) as of December 31, 2023	$100	$(141,807)	$(141,707)

See accompanying notes to financial statements

F-6

GROUNDFLOOR YIELD, LLC

Statements of Cash Flows

	Year Ended December 31,
	2023	2022
Cash flows from operating activities
Net loss	$(141,707)	$-
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Interest receivable	(183,781)	-
Accrued interest payable	183,781	-
Related party payable	141,707	-
Short-term intercompany receivable	(32,174,449)	(23,339,747)
Short-term notes payable	32,174,449	23,339,747
Long-term intercompany receivable	(16,104,000)	-
Long-term notes payable	16,104,000	-
Net cash flows from operating activities	-	-
Cash flows from investing activities
Payments to Groundfloor Holdings	(1,931,620,541)	(2,663,285,108)
Proceeds from Groundfloor Holdings	1,883,342,092	2,639,945,361
Net cash flow from investing activities	(48,278,449)	(23,339,747)
Cash flows from financing activities
Proceeds from Stairs Notes	1,931,620,541	2,664,558,996
Repayments of Stairs Notes	(1,883,342,092)	(2,641,219,249)
Net cash flows from financing activities	48,278,449	23,339,747
Net increase (decrease) in cash	-	-
Cash as of beginning of the year	-	-
Cash as of end of the year	$-	$-

See accompanying notes to financial statements

F-7

GROUNDFLOOR YIELD, LLC

Notes to Financial Statements

NOTE 1:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

Groundfloor Yield, LLC (the “Company”), a Georgia limited liability company formed on April 10, 2020. The Company is a wholly-owned subsidiary of Groundfloor Finance, Inc. (“Groundfloor”, “Parent”), a Georgia Corporation.

Description of Business

Groundfloor Yield, LLC was created for the purpose and primary business function of issuing short-term secured promissory notes to accredited and non-accredited investors, referred to as “Stairs Notes.”

Stairs Notes are offered to investors on a smartphone application (the “Mobile App”), which is owned and operated by the Company. Funds from the sale of these notes are transferred to Groundfloor Holdings GA, LLC., a wholly owned subsidiary of the Parent, for use in originating and servicing loans owned by the Groundfloor Holdings GA, LLC., or other Parent subsidiaries. Investors in Stairs Notes do not directly invest in loans held by the Company; rather, Stairs Notes are general obligations of the Company, and the proceeds thereof will be used primarily to fund, expand, and replenish the portfolio of loans owned by the Parent and its subsidiaries. The use of the funds generated by the Stairs Notes offering can be adjusted at the discretion of the business as business needs change.

These notes will be secured by a first-priority security interest in the assets of the Company, which consists principally of the intercompany receivables owed to the Company from Groundfloor Holdings GA, LLC.

Basis of Accounting and Liquidity

The Company’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business.

Operations since inception have consisted primarily of organizing the Company. The accompanying financial statements have been prepared on a basis which assumes that the Company will continue as a going concern. The Company has not earned any revenue since its inception. The ultimate success of the Company is dependent on management’s ability to develop and market its products and services at levels sufficient to generate operating revenues in excess of expenses.

Management evaluated the condition of the Company and has determined that until such sales levels can be achieved, management will need to secure additional capital to continue growing working capital and fund product development and operations. There is substantial doubt that the Company will continue as a going concern for at least one year following the date these financial statements were issued without additional financing.

Management intends to fund operations by capital obtained from investors. However, there are no assurances that the Company can be successful in obtaining the additional capital or such financing will be on terms favorable or acceptable to the Company.

The financial statements do not include any adjustments that might result from the outcome of the uncertainties described in the financial statements. In addition, the financial statements do not include any adjustments relating to the recoverability and classification of assets nor the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

Use of Estimates

The preparation of financial Statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-8

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturity of three months or less to be cash equivalents. The Company had no cash or cash equivalents as of December 31, 2023, or December 31, 2022. From time to time, the Company could maintain cash deposits in excess of federally insured limits. The Company believes credit risk related to its cash and cash equivalents to be minimal.

Stairs Notes

The Company entered into various secured promissory notes, (“Stairs Notes”), with Investors during the years ended December 31, 2023, and December 31, 2022. The Stairs Notes are issued and secured by the assets of the Company. Investors in Stairs Notes do not directly invest in Loans held by the Company; rather, the Stairs Notes are general obligations of the Company, and the proceeds thereof can be used at the discretion of the business as business needs change. The notes generated by the Stairs application remain on the balance sheet of the Company for the life of the note, and they accrue interest during this time. Once the note’s term is over, both principal and accrued interest earned on the investment are automatically reinvested into another note. This cycle continues until the investor chooses to remove their funds from the application. If an investor elects to remove their funds prior to the maturity date of the note, the interest earned on that note is forfeited.

During the years ended December 31, 2023, and December 31, 2022, there were a total of 733 and 1,017 notes entered into by Investors, respectively, each with a stated interest rate of 4.0% to 10.25% and term of 5 days to 24 months. The principal sum of $76,500,029 and $42,325,580 remained outstanding as of December 31, 2023, and December 31, 2022, respectively, and is presented in “Short-term notes payable” on the Company’s Balance Sheets. The principal sum of $16,104,000 and $0 remained outstanding as of December 31, 2023, and 2022, respectively, and is presented in “Long-term notes payable” on the Company’s Consolidated Balance Sheets.

Interest paid to investors totaled $4,582,337 and $2,064,918 for the years ended December 31, 2023, and December 31, 2022, respectively. “Interest income” recorded on “Intercompany receivables” was $4,766,118 and $2,064,918 for the years ended December 31, 2023, and December 31, 2022, respectively. Additionally, “Interest expense” incurred on “Notes payable” was $4,766,118 and $2,064,918 for the years ended December 31, 2023, and December 31, 2022, respectively. Interest receivable, presented within “Interest receivable” in the Company’s Consolidated Balance Sheets, was approximately $183,781 and $0 at December 31, 2023 and 2022, respectively. Accrued interest payable, presented within “Accrued interest payable” in the Company’s Consolidated Balance Sheets, was approximately $183,781 and $0 at December 31, 2023 and 2022, respectively.

Intercompany Receivable

Cash received from investors through the issuance of Stairs Notes is transferred to Groundfloor Holdings GA, LLC., therefore creating an intercompany receivable equal to the amount of cash invested in the Stairs Note. Groundfloor Holdings GA, LLC. is obligated to repay the Company the amount equal to principal at the conclusion of the note’s term. Groundfloor Holdings GA, LLC. is not obligated to repay interest earned on Stairs Notes as this is the responsibility of Groundfloor Finance Inc. who will repay the Company the amount equal to accrued interest at the conclusion of the Stairs Notes’ term. Upon repayment of intercompany receivables and interest, the Company will reinvest the combined funds into the next available Stairs Note or remit payment of the Stairs Note and the related earned interest to the investor, should the investor request to withdraw funds. The principal of $76,500,029 and $44,325,580 remained outstanding as of December 31, 2023, and December 31, 2022, respectively, and is presented in “Short-term intercompany receivable” on the Balance Sheets. The principal of $16,104,000 and $0 remained outstanding as of December 31, 2023 and December 31, 2022, respectively, and is presented in “Long-term intercompany receivable” on the Balance Sheets.

Member’s Capital

Groundfloor (“Member”) is the sole member of the Company. Groundfloor contributed cash of $100 to the Company but has no further obligations to make any further capital contributions to the Company.

F-9

The business of the Company shall be managed by a manager who shall be appointed from time to time by the Member. The initial manager of the Company is Groundfloor. Liability to the Company by the manager is limited to those items provided for in the Georgia Limited Liability Company Act.

Income Taxes

Under current United States (“U.S.”) income tax laws, the taxable income or loss of a limited liability company is reported in the income tax returns of the members. Accordingly, no provision for U.S. federal or state income taxes is reflected in the accompanying financial statements.

The Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. The tax benefits recognized in the Financial Statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement.

Related Party Transactions

The Company intends to finance its operations through funds received from Groundfloor. During the period from April 10, 2020 (Inception) through December 31, 2023, Groundfloor has paid $100 to register the Company with the State of Georgia, which was recorded as general and administrative expenses in the Company’s statement of operations.

The Company will reimburse Groundfloor for out-of-pocket expenses paid to third parties in connection with providing services to the Company. This does not include Groundfloor’s overhead, employee costs borne by Groundfloor, utilities or technology costs. For the years ended December 31, 2023, and 2022, Groundfloor incurred $141,707 and $0 of costs on the Company’s behalf. As of December 31, 2023 and 2022 $141,707 and $0 were due and payable to Groundfloor.

Out-of-Period Adjustment

During the year ended December 31, 2023, the Company recorded an out-of-period adjustment for certain general and administrative expenses totaling $38,927. These expenses represent costs incurred by Groundfloor on behalf of the Company and historically have not been allocated to the Company due to their immaterial nature. After evaluating the quantitative and qualitative effects of this adjustment, individually and in the aggregate, the Company concluded the impact on the prior periods’ and current period financial statements remains immaterial. The Company has elected to record the entire historical expense and corresponding payable within the current period financial statements, the impact of which is included within total operating expenses on the statement of operations and related party payable on the balance sheet.

NOTE 2:	SUBSEQUENT EVENTS

Management has evaluated subsequent events through March 29, 2024, the date the financial statements were available to be issued, and determined that, there were no events which have occurred, that would require adjustment to or disclosure in these financial statements.

F-10

Financials Set No. 3

GROUNDFLOOR FINANCE INC.

Condensed Consolidated Financial Statements (Unaudited)

As of June 30, 2024 and December 31, 2023

and for the six-month periods ended June 30, 2024 and 2023

GROUNDFLOOR FINANCE INC.

F-1

GROUNDFLOOR FINANCE INC.

Condensed Consolidated Balance Sheets (Unaudited)

	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash (1)	$2,488,203	$6,249,581
Restricted Cash	14,418,406	17,925,321
Loans to developers (1)	246,676,268	264,875,442
Allowance for loans to developers (1)	(4,716,727)	(5,086,957)
Interest receivable on loans to developers (1)	28,468,203	27,608,139
Other real estate owned	16,577,301	11,218,141
Other current assets	6,781,448	3,581,552
Total current assets	310,693,102	326,371,219
Property, equipment, software, website, and intangible assets, net	3,585,938	3,456,826
Other assets	14,920,464	6,714,428
Total assets	$329,199,504	$336,542,473
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses (1)	$6,519,459	$5,545,907
Limited recourse obligations	179,844,068	169,174,236
Allowance for limited recourse obligations	(8,295,411)	(8,808,334)
Accrued interest on limited recourse obligations	11,459,843	10,709,813
Other securities payable	7,167,112	3,857,003
Short-term notes payable	89,053,417	108,580,902
Short-term convertible notes	358,439	-
Total current liabilities	286,106,927	297,978,347
Long-term notes payable	21,593,000	23,026,900
Long-term other securities payable	7,491,010	7,212,707
Long-term convertible notes	8,501,057	8,918,820
Other liabilities	1,237,387	-
Total liabilities	324,929,381	328,217,954
Commitments and contingencies (See Note 12)
Stockholders’ equity:
Series B-2 convertible preferred stock, no par, 243,348 shares designated, 189,270 shares issued and outstanding (liquidation preference of $5,833,301)	5,754,564	5,754,564
Series B convertible preferred stock, no par, 441,940 shares designated, 441,940 shares issued and outstanding (liquidation preference of $8,056,566)	7,429,483	7,429,483
Series A convertible preferred stock, no par, 747,373 shares designated, 747,373 shares issued and outstanding (liquidation preference of $4,999,925)	4,962,435	4,962,435
Series Seed convertible preferred stock, no par, 568,796 shares designated, 554,038 and 568,796 shares issued and outstanding (liquidation preference of $2,883,678 of $2,960,583)	2,537,150	2,537,150
Series B-3 convertible preferred stock, no par, 230,000 shares designated, 67,782 shares issued and outstanding (liquidation preference of $2,294,434)	2,809,030	2,141,890
Common stock, no par, 30,000,000 shares authorized, 2,453,812 issued and outstanding	16,702,349	16,401,430
Additional paid-in capital	9,486,654	8,627,474
Accumulated deficit	(46,253,658)	(40,098,849)
Company’s stockholders’ equity	3,428,007	7,755,577
Non-controlling interest in consolidated variable interest entities	842,116	568,942
Total stockholders’ equity	4,270,123	8,324,519
Total liabilities and stockholders’ equity	$329,199,504	$336,542,473

(1)	Includes amounts of the consolidated variable interest entity (VIE), presented separately in Note 3 below.

See accompanying notes to Condensed Consolidated Financial Statements.

F-2

GROUNDFLOOR FINANCE INC.

Condensed Consolidated Statements of Operations (Unaudited)

	Six Months Ended June 30,
	2024	2023
Revenue:
Origination fees	$4,386,846	$5,122,016
Loan servicing revenue	2,912,648	2,493,188
Net interest income on loans to developers	6,841,846	7,836,694
Total revenue	14,141,340	15,451,898
Interest expense on notes	(5,915,783)	(4,456,880)
Revenue, net	8,225,557	10,995,018
Cost of revenue	(1,235,885)	(1,387,536)
Gross profit	6,989,672	9,607,482
Operating expenses:
General and administrative	4,275,857	3,690,787
Sales and customer support	2,925,154	2,671,782
Development	2,839,415	2,104,770
Regulatory	547,736	332,147
Marketing and promotions	1,419,219	1,205,048
Total operating expenses	12,007,381	10,004,534
Loss from operations	(5,017,709)	(397,052)
Other expense:
Interest expense on corporate debt instruments	(856,641)	(328,848)
Other expense	(7,285)	-
Total other expense, net	(863,926)	(328,848)
Net loss	(5,881,635)	(725,900)
Less: Net income attributable to non-controlling interest in consolidation VIE	273,174	197,400
Net loss attributable to Groundfloor Finance, Inc.	$(6,154,809)	$(923,300)

See accompanying notes to Condensed Consolidated Financial Statements.

F-3

GROUNDFLOOR FINANCE INC.

Condensed Consolidated Statements of Stockholder’s Equity (Unaudited)

	Convertible
	Preferred Stock												Additional		Company	Non-Controlling	Total
	Series B-2		Series A		Series B		Series Seed		Series B-3		Common Stock		Paid-in	Accumulated	Stockholders’	Interest in	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity	Consolidated VIE	Equity
Stockholders’ equity as of December 31, 2023	189,270	$5,754,564	747,373	$4,962,435	441,940	$7,429,483	554,038	$2,537,150	52,369	$2,141,890	2,400,565	$16,401,430	$8,627,474	$(40,098,849)	$7,755,577	$568,942	$8,324,519
Issuance of Series B-3 preferred shares, net of offering costs	-	-	-	-	-	-	-	-	15,413	667,140	-	-	-	-	667,140	-	667,140
Conversion of convertible notes	-	-	-	-	-	-	-	-	-	-	6,414	253,566	-	-	253,566	-	253,566
Exercise of stock options	-	-	-	-	-	-	-	-	-	-	46,833	47,353	-	-	47,353	-	47,353
Stock-based compensation expense & warrants	-	-	-	-	-	-	-	-	-	-	-	-	859,180	-	859,180	-	859,180
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	(6,154,809)	(6,154,809)	273,174	(5,881,635)
Stockholders’ equity as of June 30, 2024	189,270	$5,754,564	747,373	$4,962,435	441,940	$7,429,483	554,038	$2,537,150	67,782	$2,809,030	2,453,812	$16,702,349	$9,486,654	$(46,253,658)	$3,428,007	$842,116	$4,270,123

	Convertible
	Preferred Stock												Additional		Company	Non-Controlling	Total
	Series B-2		Series A		Series B		Series Seed		Series B-3		Common Stock		Paid-in	Accumulated	Stockholders’	Interest in	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity	Consolidated VIE	Equity
Stockholders’ equity as of December 31, 2022	189,270	$5,754,564	747,373	$4,962,435	441,940	$7,429,483	554,038	$2,537,150	52,265	$2,137,320	2,345,402	$14,867,107	$5,776,928	$(35,574,099)	$7,890,328	$1,588,250	$9,478,578
Issuance in the 2023 Common Stock Offering, net of offering costs	-	-	-	-	-	-	-	-	-	-	29,348	1,288,377	-	-	1,288,377	-	1,288,377
Issuance of Series B-3 preferred shares, net of offering costs	-	-	-	-	-	-	-	-	104	4,570	-	-	-	-	4,570	-	4,570
Conversion of convertible notes	-	-	-	-	-	-	-	-	-	-	5,568	201,714	-	-	201,714	-	201,714
Exercise of stock options	-	-	-	-	-	-	-	-	-	-	3,172	20,880	-	-	20,880	-	20,880
Share-based compensation expense	-	-	-	-	-	-	-	-	-	-	-	-	881,022	-	881,022	-	881,022
Distribution to non-controlling interest holders in consolidated VIE	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(925,070)	(925,070)
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	(923,300)	(923,300)	197,400	(725,900)
Stockholders’ equity as of June 30, 2023	189,270	$5,754,564	747,373	$4,962,435	441,940	$7,429,483	554,038	$2,537,150	52,369	$2,141,890	2,383,490	$16,378,078	$6,657,390	$(36,497,399)	$9,363,591	$860,580	$10,224,171

See accompanying notes to Condensed Consolidated Financial Statements.

F-4

GROUNDFLOOR FINANCE INC.

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities
Net (loss) income	$(5,881,635)	$(725,900)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	1,117,527	821,012
Share-based compensation	859,180	881,022
Right of use asset amortization	42,029	-
Noncash interest expense	912,810	111,481
Origination of loans held for sale	(1,333,480)	-
Proceeds from loans held for sale	1,333,480	-
Loss on disposal of fixed assets	7,285	-
Changes in operating assets and liabilities:
Other assets	(1,206,261)	218,336
Interest receivable on loans to developers	(860,064)	(3,902,705)
Accounts payable and accrued expenses	426,273	786,812
Accrued interest on limited recourse obligations	750,030	734,103
Net cash flows from operating activities	(3,832,826)	(1,075,839)
Cash flows from investing activities
Loan payments to developers	(108,356,004)	(116,330,083)
Repayments of loans from developers	114,612,723	99,307,411
Purchases of debt securities	(6,955,000)	-
Purchases of equipment, furniture and fixtures, and leasehold improvements	(132,318)	-
Proceeds from sale of properties held for sale	4,644,754	3,013,155
Disposal of property and equipment	(26,825)	-
Payments of software and website development costs	(1,094,782)	(1,085,140)
Other investing activities	-	(30,378)
Distributions to non-controlling interests in consolidated VIE	-	(925,070)
Net cash flows from investing activities	2,692,548	(16,050,105)
Cash flows from financing activities
Proceeds from limited recourse obligations	98,434,828	93,994,690
Repayments of limited recourse obligations	(84,258,081)	(83,517,609)
Proceeds from other securities	5,362,822	7,641,932
Repayments of other securities	(1,774,410)	(6,463,318)
Proceeds from Groundfloor Notes	10,355,074	79,185,030
Repayments on Groundfloor Notes	(30,713,367)	(54,152,502)
Repayments on Stairs Notes, net	(603,092)	(21,464,703)
Repayment of 2023 Mezzanine Subordinated convertible notes	(139,367)	-
Proceeds from issuance of Series B-3 convertible preferred stock, net of offering costs	667,140	4,570
Proceeds from issuance of common stock, net of offering costs	-	1,288,377
Proceeds from the exercise of stock options and warrants	47,353	20,880
Net cash flows from financing activities	(2,621,100)	16,537,347
Net (decrease) increase in cash	(3,761,378)	(588,597)
Cash as of beginning of the period	6,249,581	4,466,138
Cash as of end of the period	$2,488,203	$3,877,540
Supplemental cash flow disclosures
Cash paid for interest	$5,704,388	4,523,822

F-5

GROUNDFLOOR FINANCE INC.

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Six months ended June 30,
	2024	2023
Supplemental disclosure of noncash investing and financing activities:
Loans to developers transferred to other real estate owned	$9,861,221	$4,533,508
Write-down of interest receivable on loans to developers and accrued interest on limited recourse obligations	1,332,195	-
Right-of-use assets acquired in exchange for lease liability	1,205,466	-
Conversion of convertible notes payable and accrued interest into common stock or Series B convertible preferred stock	253,566	201,714
Increase (decrease) in allowance for loan to developers	(370,230)	(3,164,650)
Increase (decrease) in fair market value of other real estate owned	(142,693)	(471,496)

See accompanying notes to Condensed Consolidated Financial Statements.

F-6

NOTE 1:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

The terms "we," "our," “Groundfloor” or the "Company" refer to Groundfloor Finance Inc. and its subsidiaries. The Company was originally organized as a North Carolina limited liability company under the name of Fomentum Labs LLC on January 28, 2013. Fomentum Labs LLC changed its name to Groundfloor LLC on April 26, 2013, and converted into a North Carolina corporation on July 26, 2013. In connection with this conversion, all equity interests in Groundfloor LLC were converted into shares of Groundfloor Inc.’s common stock. In August 2014, Groundfloor Inc. converted into a Georgia corporation and changed its name to Groundfloor Finance Inc. Groundfloor Properties GA LLC, a wholly-owned subsidiary, was created for the purpose of financing real estate in Georgia. Groundfloor Real Estate, LLC, Groundfloor Real Estate 1 LLC, Groundfloor Real Estate 2 LLC, Groundfloor Real Estate 3 LLC, Groundfloor Yield, LLC, and Groundfloor Credit 1, LLC, wholly-owned subsidiaries, were created for the purpose of financing real estate in any state. Groundfloor Holdings GA, LLC is currently inactive, and management does not have plans to use this entity in the near future.

The Company has developed an online investment platform designed to crowdsource financing for real estate development projects (“Projects”). With this online investment platform (“Platform”), public investors (“Investors”) are able to choose between multiple Projects, and real estate developers of the Projects (“Developers”) are able to obtain financing. Groundfloor’s financing model replaces traditional sources of financing for Projects with the aggregation of capital from Investors using the internet.

Basis of Presentation and Liquidity

The Company’s Condensed Consolidated Financial Statements include the amounts of Groundfloor Finance Inc. and its wholly-owned subsidiaries, along with the amounts related to variable interest entities (“VIEs”) for which Groundfloor is the primary beneficiary. The non-controlling interests as of June 30, 2024 and December 31, 2023 represents the outside owner’s interest in the Company’s consolidated VIE. All intercompany transactions and balances have been eliminated upon consolidation.

These Condensed Consolidated Financial Statements are condensed in their disclosures and intended to be read in conjunction with the Company’s audited Consolidated Financial Statements for the year ended December 31, 2023.

Certain reclassifications have been made to the prior year presentation to conform to the current period presentation in the Condensed Consolidated Financial Statements. These reclassifications were not material to the financial statements.

The Company’s Condensed Consolidated Financial Statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business.

Operations since inception have consisted primarily of organizing the Company, developing the technology, and securing financing. The accompanying Condensed Consolidated Financial Statements have been prepared on a basis which assumes that the Company will continue as a going concern. The Company has incurred losses and cash outflows from operations since its inception. The ultimate success of the Company is dependent on management’s ability to develop and market its products and services at levels sufficient to generate operating revenues in excess of expenses.

Management evaluated the condition of the Company and has determined that until such sales levels can be achieved, management will need to secure additional capital to continue growing working capital and fund product development and operations.

Management intends to raise additional debt or equity financing to grow working capital and fund operations. Management believes the Company will obtain additional funding from current and new Investors in order to sustain operations. However, there are no assurances that the Company can be successful in obtaining the additional capital or that such financing will be on terms favorable or acceptable to the Company.

The Condensed Consolidated Financial Statements do not include any adjustments that might result from the outcome of the uncertainties described in the Condensed Consolidated Financial Statements. In addition, the Condensed Consolidated Financial Statements do not include any adjustments relating to the recoverability and classification of assets nor the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

F-7

Use of Estimates

The preparation of our financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. In developing estimates and assumptions, management uses all available information; however, actual results could materially differ from those estimates and assumptions.

Consolidation of Variable Interest Entities

The determination of whether to consolidate a VIE in which the Company holds a variable interest requires a significant amount of analysis and judgment regarding whether we are the primary beneficiary of the VIE due to our holding a controlling financial interest in the VIE. A controlling financial interest in a VIE exists if we have both the power to direct the VIE’s activities that most significantly affect the VIE’s economic performance and a potentially significant economic interest in the VIE. The determination of whether an entity is a VIE considers factors, such as (i) whether the entity’s equity investment at risk is insufficient to allow the entity to finance its activities without additional subordinated financial support and (ii) whether a holder’s equity investment at risk lacks any of the following characteristics of a controlling financial interest: the direct or indirect ability through voting rights or similar rights to make decisions about a legal entity’s activities that have a significant effect on the entity’s success, the obligation to absorb the expected losses of the entity or the right to receive the expected residual returns of the legal entity. The Company is required to reconsider its evaluation of whether to consolidate a VIE each reporting period, based upon changes in the facts and circumstances pertaining to the VIE.

Whole Loan Sales

Under loan sale agreements, the Company sells all of its rights, title, and interest in certain loans to independent third parties. At the time of such sales, the Company may simultaneously enter into loan servicing agreements under which it acquires the right to service the loans. The Company calculates a gain or loss on a whole loan sale based on the net proceeds from the whole loan sale, less the carrying value of the loans sold. All unamortized origination fees incurred in the origination process are recognized within “Origination fees” in the Consolidated Statements of Operations. For sold loans for which the Company retains servicing rights, the Company evaluates whether the expected contractual compensation represents adequate compensation for servicing in order to determine whether a servicing asset or servicing liability arises from the transaction. No servicing rights assets or liabilities have been identified as of June 30, 2024 and December 31, 2023. During the six months ended June 30, 2024 and 2023, the Company sold $1,333,405 and $0, respectively, of loans under loan sale agreements. No gain was recognized on the sale of these loans.

Share-Based Compensation

The Company issues share-based awards to certain employees and non-employees in the form of stock options and warrants, which are measured at fair value at the date of grant. The fair value determined at the date of grant is expensed, based on our estimate of awards that will eventually vest, ratably over the vesting period. The fair value of each stock option and warrant is estimated using the Black-Scholes option pricing model. Refer to Note 10 for additional information.

F-8

Income Taxes

Deferred tax assets and liabilities are recorded for temporary differences between the reported amounts in the Condensed Consolidated Financial Statements and the tax basis of assets and liabilities, using the statutory tax rates in effect for the years in which the differences are expected to reverse. In estimating future tax consequences, all expected future events are considered other than enactment of changes in the tax law or rates.

The Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position.

The determination of recording or releasing income tax valuation allowance is made, in part, pursuant to an assessment performed by management regarding the likelihood that the Company will generate future taxable income against which benefits of its deferred tax assets may or may not be realized. This assessment requires management to exercise significant judgment and make estimates with respect to its ability to generate taxable income in future periods.

NOTE 2:	RECENT ACCOUNTING PRONOUNCEMENTS

The Company has evaluated the recent pronouncements issued since filing its annual audited Consolidated Financial Statements for the year ended December 31, 2023 and believes that none of them have a material effect on the Company’s Condensed Consolidated Financial Statements as of and for the period ended June 30, 2024.

NOTE 3:	VARIABLE INTEREST ENTITIES

In November 2021, the Company entered into a limited liability company agreement with two independent third parties to form a joint venture, Groundfloor Jacksonville, LLC (“Jacksonville JV” or “JV”). The joint venture was formed to scale origination and investor activity in the fix-and-flip/buy-and-hold sector of the Jacksonville, Florida market by increasing the production of existing loan products offered by Groundfloor and its affiliates and potentially developing new equity products.

On January 1, 2022, the Jacksonville JV commenced operations and the initial cash contributions were received from each of the initial members of the Jacksonville JV, in proportion to their relative membership interest in the JV.

Under the provisions of ASC 810, Consolidation, we determined that the Jacksonville JV is a VIE and the Company is the primary beneficiary, based on the power to direct the activities that most significantly impact the entity’s economic performance. As such, the Company is required to consolidate the assets, liabilities, income and expenses of the Jacksonville JV within the accompanying Condensed Consolidated Financial Statements with a non-controlling interest for the third-party ownership of the joint venture's membership interests.

F-9

The following table presents the assets and liabilities of the Jacksonville JV, included in the Condensed Consolidated Balance Sheet as of June 30, 2024 and December 31, 2023. The assets and liabilities presented below include only the third-party assets and liabilities of the consolidated VIE and excludes any intercompany balances, which were eliminated upon consolidation.

	June 30,	December 31,
	2024	2023
Assets:
Cash	$-	$-
Loans to developers	15,942,372	34,265,091
Allowance for loans to developers	(396,313)	(923,008)
Interest receivable on loans to developers	2,504,450	4,105,624
Other real estate owned	11,572,202	5,821,486
Total assets	$29,622,711	$43,269,193

Liabilities:
Accounts payable and accrued expenses	$143,059	$416,755
Total liabilities	$143,059	$416,755

During 2024, the Company entered into two limited liability company agreements with independent third parties to form special purpose entities, Groundfloor Land SPE I LLC, and Cityfunds Groundfloor SPE, LLC. The purpose of these entities is to facilitate a secured lending arrangements between Groundfloor and the independent third parties.

Groundfloor’s contributions to these entities are mandatorily redeemable at the end of the stated term of each SPE’s operating agreement and are recorded as investments in debt securities. The Company has determined that Groundfloor is not the primary beneficiary of either of these VIEs and as such, under ASC 810, Consolidation, has not consolidated these entities into the Condensed Consolidated Financial Statements. The Company has recorded its investment in this entity in “Other Assets” in the Company’s Condensed Consolidated Balance Sheet.

As of June 30, 2024, the Company’s maximum potential loss in aggregate for unconsolidated VIEs is $7,055,000.

NOTE 4:	LOANS TO DEVELOPERS AND ALLOWANCE FOR EXPECTED CREDIT LOSSES

The Company provides financing to borrowers for real estate-related loans. Real estate loans include loans for unoccupied single family or multifamily renovations and new constructions costing between $30,000 and $2,000,000 over six to twenty-four months.

The following table presents the carrying amount of “Loans to developers, net” by performance state as of June 30, 2024 and December 31, 2023, respectively:

	June 30,	December 31,
	2024	2023
Loan Performance State:
Current	$164,714,809	$172,560,766
Workout	34,550,995	57,595,807
Fundamental Default	47,410,464	34,718,869
Amortized Cost	$246,676,268	$264,875,442
Less: Allowance for loan losses	(4,716,727)	(5,086,957)
Carrying amount	$241,959,541	$259,788,485

F-10

Allowance for Loan Losses

In assessing the CECL allowance, we considered historical loss experience, current conditions, and a reasonable and supportable forecast of the microeconomic and macroeconomic environment. We derived an annual historical loss rate based on the Company’s historical loss experience in our portfolio and adjusted this rate to reflect our expectations of the future environment based on forecasted data points relative to our loan portfolio.

The following tables present analyses of the allowance for loan losses for the six months ended June 30, 2024, and year ended December 31, 2023:

Balance
Allowance for loan losses, December 31, 2023	$5,086,957
Loan allowance charged off	(1,845,623)
Provision for losses	1,475,393
Recoveries	-
Allowance for loan losses, June 30, 2024	$4,716,727

Balance
Allowance for loan losses, December 31, 2022	$6,046,819
Loan allowance charged off	(2,349,678)
Provision for losses	1,389,816
Recoveries	-
Allowance for loan losses, December 31, 2023	$5,086,957

Portfolio Segmentation

Management monitors the performance of loans within its portfolio by internally assigned grades and by year of origination. All loans originated by the Company are collateralized against residential real estate, and consistent across many key segmentation considerations such as borrower type, industry, financial asset type, loan term, and loan size. As such, in determining the Company’s application of the CECL standard management developed its allowance by evaluating historical losses and applying those adjusted losses to segments of the portfolio with which similar risk characteristics exist.

In assessing estimated credit losses, the segmentation variable used by management includes internal grades assigned to loans at origination based on an assessment of each project and the proposed terms of the underlying loan., which reflect the overall risk of the Loan.

The relevant factors assessed by the Company’s proprietary grading algorithm include financial risk (loan to ARV ratio), underwriting risk (quality of valuation report, borrower credit quality and experience), borrower stake (commitment and skin-in-the game), as well as geographic location. These indicators take into account the valuation and strength of a particular project and the experience and risk profile of the Borrower and correlate with how well management believes the loan will perform.

The following tables present the carrying amount of “Loans to developers” by portfolio segment and vintage of origination as of June 30, 2024 and December 31,2023:

	Year Originated
	2024	2023	2022	2021	2020	2019	Total
Loan grades:
A	$1,250,507	$3,340,002	$97,680	$1,725,974	$-	$-	$6,414,163
B	18,743,905	21,638,575	2,637,659	1,125,097	-	71,880	44,217,116
C	32,895,428	67,945,250	27,076,105	8,582,174	-	408,447	136,907,404
D	8,796,299	26,376,596	12,621,108	2,254,417	-	87,457	50,135,877
E	1,786,267	1,711,339	1,308,220	307,030	-	-	5,112,856
F	2,084,930	142,502	-	-	-	-	2,227,432
G	1,321,399	340,021	-	-	-	-	1,661,420
Amortized Cost	$66,878,735	$121,494,285	$43,740,772	$13,994,692	$-	$567,784	$246,676,268
Less: Allowance for loan losses							(4,716,727)
Carrying Amount at June 30, 2024							$241,959,541

	Year Originated
	2023	2022	2021	2020	2019	Total
Loan grades:
A	$4,951,408	$743,260	$1,725,974	$-	$-	$7,420,642
B	29,820,171	7,097,709	1,466,981	-	71,880	38,456,741
C	91,123,972	50,393,111	11,997,204	-	495,194	154,009,481
D	33,938,293	22,466,240	3,550,243	-	87,457	60,042,233
E	1,692,251	1,934,087	587,721	-	-	4,214,059
F	-	-	-	-	-	-
G	732,286	-	-	-	-	732,286
Amortized Cost	$162,258,381	$82,634,407	$19,328,123	$-	$654,531	$264,875,442
Less: Allowance for loan losses						(5,086,957)
Carrying Amount at December 31, 2023						$259,788,485

Credit Quality Monitoring

The Company uses three performance states to better monitor the credit quality of outstanding loans. Outstanding loans are characterized as follows:

Current – This status indicates that no events of default have occurred, all payment obligations have been met or none are yet triggered.

Workout – This status indicates there has been one or more payment defaults on the Loan and the Company has negotiated a modification of the original terms that does not amount to a fundamental default.

Fundamental Default – This status indicates a Loan has defaulted and there is a chance the Company will not be able to collect 100% of the principal amount of the Loan by the extended payment date of the corresponding LROs.

All credit quality indicators were updated as of June 30, 2024 and December 31, 2023.

F-11

The following tables present the carrying amount of “Loans to developers” by credit quality indicator and vintage of origination as of June 30, 2024 and December 31, 2023:

	Year Originated
	2024	2023	2022	2021	2020	2019	Total
Loan performance state:
Current	$66,878,734	$97,404,455	$431,620	$-	$-	$-	$164,714,809
Workout	-	20,532,346	13,765,599	253,050	-	-	34,550,995
Fundamental Default	-	3,557,485	29,543,553	13,741,642	-	567,784	47,410,464
Amortized Cost	$66,878,734	$121,494,286	$43,740,772	$13,994,692	$-	$567,784	$246,676,268
Less: Allowance for loan losses							(4,716,727)
Carrying Amount at June 30, 2023							$241,959,541

	Year Originated
	2023	2022	2021	2020	2019	Total
Loan performance state:
Current	$161,398,308	$11,162,458	$-	$-	$-	$172,560,766
Workout	407,647	53,659,609	3,528,551	-	-	57,595,807
Fundamental Default	452,426	17,812,339	15,799,572	-	654,532	34,718,869
Amortized Cost	$162,258,381	$82,634,406	$19,328,123	$-	$654,532	$264,875,442
Less: Allowance for loan losses						(5,086,957)
Carrying Amount at December 31, 2023						$259,788,485

Nonaccrual and Past Due Loans

A loan is placed on nonaccrual status when, in management’s judgement, the collection of the interest income is less than probable. Once a loan has been placed in nonaccrual status, it will stop accruing interest income. Additionally, any corresponding limited recourse obligations will stop accruing interest expense. Once management determines the accrued interest receivable collection is doubtful, the accrued interest receivable is written off against interest income. Likewise, the corresponding accrued interest payable is written off against interest expense.

The following tables present an analysis of Loans by aging schedule as of June 30, 2024 and December 31, 2023:

	Amortized Cost	Allowance for Loan Losses	Loans to Developers, Net
Aging schedule:
Current	$164,714,809	$(2,340,599)	$162,374,211
Less than 90 days past due	18,438,277	(350,328)	18,087,949
More than 90 days past due	63,523,181	(2,025,800)	61,497,381
Total as of June 30, 2024	$246,676,268	$(4,716,727)	$241,959,541

	Amortized Cost	Allowance for Loan Losses	Loans to Developers, Net
Aging schedule:
Current	$174,058,386	$(2,117,260)	$171,941,126
Less than 90 days past due	28,386,592	(590,961)	27,795,631
More than 90 days past due	62,430,464	(2,378,736)	60,051,728
Total as of December 31, 2023	$264,875,442	$(5,086,957)	$259,788,485

The following is a summary of information pertaining to loans in nonaccrual status as of June 30, 2024 and December 31, 2023:

	June 30,	December 31,
	2024	2023
Nonaccrual loans	$52,910,628	$76,593,077

Interest income recognized on nonaccrual loans	$852,420	$1,992,728

F-12

NOTE 5:	OTHER CURRENT AND NONCURRENT ASSETS

“Other current assets” at June 30, 2024 and December 31, 2023, consists of the following:

	June 30,	December 31,
	2024	2023
Investments in real estate	$3,557,733	$3,025,691
Advances receivable	2,566,203	122,222
Due from related party	303,333	303,333
Other	354,179	130,306
Other current assets	$6,781,448	$3,581,552

“Other assets” at June 30, 2024 and December 31, 2023, consists of the following:

	June 30,	December 31,
	2024	2023
Investments in debt securities	$7,000,000	$-
Advances receivable	5,711,871	5,383,805
Operating lease right of use assets	1,155,130	-
Investments in real estate	1,003,463	1,280,623
Other	50,000	50,000
Other assets	$14,920,464	$6,714,428

NOTE 6:	PROPERTY, EQUIPMENT, SOFTWARE, WEBSITE AND INTANGIBLE ASSETS, NET

“Property, equipment, software, website development costs, and intangible assets, net” at June 30, 2024 and December 31, 2023, consists of the following:

	June 30,	December 31,
	2024	2023
Software and website development costs	$9,679,625	$8,584,844
Furniture and fixtures	263,234	212,251
Computer equipment	185,460	169,645
Leasehold improvements	95,463	29,942
Office equipment	44,748	44,748
Domain names	30,000	30,000
Total property, equipment, software, website, and intangible assets	10,298,530	9,071,430
Less: accumulated depreciation and amortization	(6,712,592)	(5,614,604)
Property, equipment, software, website and intangible assets, net	$3,585,938	$3,456,826

Depreciation and amortization expense on “Property, equipment, intangible assets, software, and website development costs, net” for the six months ended June 30, 2024, and 2023 was $1,117,527 and $821,012, respectively. Amortization of software and website development costs is included as a component of “Development” and depreciation of property, equipment, and intangible assets is included as a component of “General and administrative” in the Condensed Consolidated Statements of Operations.

NOTE 7:	ACCOUNTS PAYABLE AND ACCRUED EXPENSES

“Accounts payable and accrued expenses” at June 30, 2024 and December 31, 2023, consists of the following:

	June 30,	December 31
	2024	2023
Deferred loan origination fees	$3,941,274	$4,046,957
Trade accounts payable	1,085,885	669,295
Accrued employee compensation	223,400	573,747
Accrued interest expense (1)	1,139,920	231,362
Other	128,980	24,546
Accounts payable and accrued expenses	$6,519,459	$5,545,907

(1)	“Accrued interest expense” includes interest related to corporate debt instruments as described in Note 8.

F-13

NOTE 8:	DEBT

2021 Subordinated Convertible Notes

From August 2021 to November 2021, the Company issued subordinated convertible notes (“2021 Subordinated Convertible Notes”) to Investors for total proceeds of $5,000,000. The 2021 Subordinated Convertible Notes bear interest at the rate of 12% per annum. The outstanding principal and all accrued but unpaid interest is due and payable on the earlier of August 31, 2023, or the consummation of a sale of the Company by consolidation, merger, change of majority ownership, or sale or other disposition of all or substantially all of the assets of the Company (“2021 Subordinated Convertible Notes Maturity Date”). In the event of a closing of a preferred stock financing with gross proceeds of at least $20,000,000 (“2021 Subordinated Convertible Notes Qualified Preferred Financing”) prior to the 2021 Subordinated Convertible Notes Maturity Date, the outstanding principal and all accrued but unpaid interest may be converted into shares of preferred stock issued in the financing at a price per share equal to 90% of the offering price per share in the 2021 Subordinated Convertible Notes Qualified Preferred Financing. At any time after six months after the issuance of a 2021 Subordinated Convertible Note, the investor may convert all or a portion of the outstanding principal and accrued unpaid interest into shares of common stock at 90% of the per share price of common stock at the time of conversion, as reasonably determined by the Board. As of November 30, 2021, the funding related to these notes was closed and no additional sales were made to investors. Because of the contractual right of noteholders to convert their holdings to common stock at a discount to fair value, the Company determined that the 2021 Subordinated Convertible Notes contain a beneficial conversion feature. The Company recognized this beneficial conversion feature as a debt discount and component of additional paid-in capital at the in-the-money amount of $555,556 at the time of issuance. The discount is amortized to interest expense until the earlier of maturity or exercise of the conversion option. During the six months ended June 30, 2024 and 2023, $0 and $107,103, respectively, was amortized to "Interest expense on corporate debt instruments” in the Condensed Consolidated Statements of Operations.

During the six months period ended June 30, 2023, at the discretion of the note holders, certain holders of 2021 Subordinated Convertible Notes converted their holdings into common stock, at the discretion of the noteholder. Pursuant to the terms of the contractual agreement, noteholders converted notes with a principal balance of $171,132 and accrued interest of $30,582 into 5,568 shares of common stock at a conversion price of $39.51, a 10% discount to the per share price of common stock at the time of conversion.

In August 2023, the Company repaid the remaining 2021 Subordinated Convertible Notes with a principal balance of $3,558,500 and accrued but unpaid interest of $794,277. During the six months ended June 30, 2024 and 2023, we recognized $0 and $221,745, respectively, of interest expense related to the 2021 Subordinated Convertible Notes within "Interest expense on corporate debt instruments” in the Condensed Consolidated Statement of Operations.

2023 Subordinated Convertible Notes

From August 2023 to December 2023, the Company issued subordinated convertible notes (“2023 Subordinated Convertible Notes”) to investors for total proceeds of $7,631,595. The 2023 Subordinated Convertible Notes bear interest at the rate of 12.5% per annum. The outstanding principal and all accrued but unpaid interest is due and payable on the earlier of August 24, 2025, or the consummation of a sale of the Company by consolidation, merger, change of majority ownership, or sale or other disposition of all or substantially all of the assets of the Company (“2023 Subordinated Convertible Notes Maturity Date”). In the event of a closing of a preferred stock financing with gross proceeds of at least $20,000,000 (“2023 Subordinated Convertible Notes Qualified Preferred Financing”) prior to the 2023 Subordinated Convertible Notes Maturity Date, the outstanding principal and all accrued but unpaid interest may be converted into shares of preferred stock issued in the financing at a price per share equal to 90% of the offering price per share in the 2023 Subordinated Convertible Notes Qualified Preferred Financing. At any time after April 1, 2024, the investor may convert all or a portion of the outstanding principal and accrued interest into shares of common stock at 90% of the per share price of common stock at the time of conversion, as reasonably determined by the Board. Because of the contractual right of noteholders to convert their holdings to common stock at a discount to fair value, the Company determined that the 2023 Subordinated Convertible Notes contain a beneficial conversion feature. The Company recognized this beneficial conversion feature as a debt discount and component of additional paid-in capital at the in-the-money amount of $847,955 at the time of issuance. The discount is amortized into interest expense until the earlier of maturity or exercise of the conversion option. During the six months ended June 30, 2024, $219,365 was amortized to "Interest expense on corporate debt instruments” in the Consolidated Statements of Operations.

As of June 30, 2024 and December 31, 2023, the outstanding principal balance of the 2023 Subordinated Convertible Notes was $7,631,595 and $7,631,595, respectively, net of an unamortized discount of $547,687 and $767,053, respectively. As of June 30, 2024 and December 31, 2023, accrued interest expense on the 2023 Subordinated Convertible Notes, presented within “Accounts payable and accrued expenses” in the Company’s Consolidated Balance Sheets, was $652,764 and $177,097, respectively. During the six months ended June 30, 2024, we recognized $475,667 of interest expense related to the beneficial conversion feature within "Interest expense on corporate debt instruments” in the Consolidated Statement of Operations.

F-14

2023 Mezzanine Subordinated Convertible Notes

From August 2023 to December 2023, the Company issued mezzanine subordinated convertible notes (“2023 Mezzanine Convertible Notes”) to investors for total proceeds of $2,297,974. The 2023 Mezzanine Convertible Notes bear interest at the rate of 10.5% per annum. The outstanding principal and all accrued but unpaid interest is due and payable in 19 equal quarterly installments beginning on April 1, 2024 and thereafter on the first day following the end of each fiscal quarter, such that the 2023 Mezzanine Convertible Notes shall be repaid the earlier of October 1, 2028, or the consummation of a sale of the Company by consolidation, merger, change of majority ownership, or sale or other disposition of all or substantially all of the assets of the Company ( “2023 Mezzanine Convertible Notes Maturity Date”). In the event of a closing of a preferred stock financing with gross proceeds of at least $20,000,000 (“2023 Mezzanine Convertible Notes Qualified Preferred Financing”) prior to the 2023 Mezzanine Convertible Notes Maturity Date, the outstanding principal and all accrued but unpaid interest may be converted into shares of preferred stock issued in the financing at a price per share equal to 90% of the offering price per share in the Qualified Preferred Financing. At any time prior to April 1, 2024, the investor may elect to convert all or a portion of the outstanding principal and accrued interest into shares of common stock at 90% of the per share price of common stock at the time of conversion, as reasonably determined by the Board. Because of the contractual right of noteholders to convert their holdings to common stock at a discount to fair value, the Company determined that the 2023 Mezzanine Convertible Notes contain a beneficial conversion feature. The Company recognized this beneficial conversion feature as a debt discount and component of additional paid-in capital at the in-the-money amount of $255,330 at the time of issuance. The discount is amortized into interest expense until the earlier of maturity or exercise of the conversion option. During the six months ended June 30, 2024 we recognized $28,098 of interest expense within "Interest expense on corporate debt instruments” in the Condensed Consolidated Statements of Operations.

In 2024, certain holders of 2023 Mezzanine Subordinated Convertible Notes converted their holdings into common stock, at the discretion of the noteholder. Pursuant to the terms of the contractual agreement, noteholders converted notes with a principal balance of $245,257 and accrued interest of $8,309 into 6,414 shares of common stock at a conversion price of $39.51, a 10% discount to the per share price of common stock at the time of conversion.

As of June 30, 2024 and December 31, 2023, the outstanding principal balance of the 2023 Mezzanine Subordinated Convertible Notes was $1,969,519 and $2,297,595, respectively, net of an unamortized discount of $193,931 and $243,696, respectively. Accrued interest expense on the 2023 Mezzanine Convertible Notes, presented within “Accounts payable and accrued expenses” in the Company’s Consolidated Balance Sheets, was $101,629 and $54,265 as of June 30, 2024 and December 31, 2023, respectively. During the six months ended June 30, 2024, we recognized $159,703 of interest expense within "Interest expense on corporate debt instruments” in the Consolidated Statements of Operations. No interest expense was recognized during the six months ended June 30, 2023.

Groundfloor Notes

During 2023 and 2024, the Company entered into various secured promissory notes, (“Groundfloor Notes”), with investors. The Groundfloor Notes are used by the Company to originate, buy, and service loans for the purpose of building, buying, or rehabilitating single family and multifamily structures, or buying land for commercial purposes. The Groundfloor Notes are issued and secured by the assets of Groundfloor Real Estate 2 LLC, a wholly-owned subsidiary of Groundfloor Finance, Inc. As collateral security for Groundfloor Notes, the Company granted first priority security interest in all the loan assets of Groundfloor Real Estate 2 LLC to the investors in Groundfloor Notes, subject to certain exceptions.

During the six months ended June 30, 2024, and 2023, the Company entered into 13 and 50 Groundfloor Notes, respectively, with stated interest rates ranging from 7.0% to 11.5% and terms ranging from 30 days to 24 months. The principal sum of $13,086,600 and $32,080,873 remained outstanding as of June 30, 2024, and December 31, 2023, respectively, and is presented in “Short-term notes payable” in the Condensed Consolidated Balance Sheets. The principal sum of $5,559,000 and $6,922,900 remained outstanding as of June 30, 2024, and December 31, 2023, respectively, and is presented in “Long-term notes payable” on the Company’s Consolidated Balance Sheets

During the six months ended June 30, 2024 and 2023, we recognized $1,651,000 and $5,124,154, respectively, in interest expense related to Groundfloor Notes within “Interest expense” in the Condensed Consolidated Statement of Operations. Accrued interest on the Groundfloor Notes, presented within “Accounts payable and accrued expenses” in the Condensed Consolidated Balance Sheets, was $12,431 and $3,149 as of June 30, 2024, and December 31, 2023, respectively.

Stairs Notes

During 2023 and 2024, the Company entered into various secured promissory notes (“Stairs Notes”) with investors. The Stairs Notes are issued and secured by the assets of Groundfloor Yield LLC, a wholly-owned subsidiary of Groundfloor Finance, Inc. Investors in Stairs Notes do not directly invest in loans held by the Company; rather, the Stairs Notes are general obligations of the Company, and the proceeds thereof were used primarily to originate, buy, and service loans for the purpose of building, buying, or rehabilitating single family and multifamily structures, or buying land for commercial purposes. As collateral security for Stairs Notes, the Company granted first priority security interest in all the loan assets of Groundfloor Yield LLC to investors in Stairs Notes, subject to certain exceptions.

During the six months ended June 30, 2024 and 2023, there were a total of 76 and 497 Stairs Notes, respectively, entered into, each with a stated interest rate of 4.0% to 10.0% and term of 5 days to 24 months. The principal sum of $75,966,937 and $76,500,029 remained outstanding as of June 30, 2024, and December 31, 2023, respectively, and is presented in “Short-term notes payable” on the Company’s Consolidated Balance Sheets. The principal sum of $16,034,000 and $16,104,000 remained outstanding as of June 30, 2024, and December 31, 2023, respectively, and is presented in “Long-term notes payable” on the Company’s Consolidated Balance Sheets. Accrued interest on the Stairs Notes, presented within “Accrued interest on limited recourse obligations” in the Company’s Condensed Consolidated Balance Sheets, was $385,527 and $183,781 as of June 30, 2024 and December 31, 2023, respectively.

Interest expense to Stairs investors totaled $4,262,416 and $1,122,321 for the six months ended June 30, 2024, and June 30, 2023, respectively, as presented within “Interest expense” in the Condensed Consolidated Statement of Operations.

F-15

NOTE 9:	STOCKHOLDERS’ Equity (Deficit)

Capital Structure

Authorized Shares - As of June 30, 2024, the Company is authorized to issue 30,000,000 shares of no par value common stock and 20,000,000 shares of no par value preferred stock. The preferred stock has been designated as Series B-2 Preferred Stock ( “Series B-2”), consisting of 243,348 shares, Series A Preferred Stock (“Series A”), consisting of 747,373 shares, Series B Preferred Stock (“Series B”), consisting of 441,940 shares, Series Seed Preferred Stock (“Series Seed”), consisting of 568,796 shares, and Series B-3 Preferred Stock (“Series B-3”), consisting of 230,000 shares (collectively, “Preferred Stock”).

Common Stock Transactions

In January 2023, the Company launched an offering of its common stock under Tier 2 of Regulation A pursuant to an offering statement on Form 1-A qualified by the SEC (the “2023 Common Stock Offering”). Participation in the 2023 Common Stock Offering was limited to existing shareholders. The Company offered shares of common stock at $43.90 per share. As a result of the offering, the Company received gross proceeds of $1,288,377 in exchange for the issuance of 29,348 shares of common stock.

Preferred Stock Transactions

In January 2023, the Company received gross proceeds of $4,570 in exchange for the issuance of 104 shares of Series B-3 Preferred Stock.

In January 2024, the Company launched an offering of 14,503 shares of B-3 Preferred Stock at $46 per share to existing shareholders via the Groundfloor platform (“2024 Series B-3 Preferred Stock Offering”). The offering closed in April 2024, and the Company received gross proceeds of $667,140 in exchange for the issuance of 15,413 shares of the Company’s B-3 Preferred Stock.

The following is a summary of the rights and privileges of the Preferred Stockholders as of June 30, 2024 and December 31, 2023.

Voting - The holders of Preferred Stock are entitled to one vote for each share of common stock into which the preferred shares are convertible.

Liquidation - Upon any liquidation, dissolution, or winding up of the Company, the holders of Series B-2 shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders before any payment shall be made to the holders of Series B, Series A, Series Seed, Series B-3 or common stock, an amount per share equal to the greater of: i) the Series A original issue price of $30.82 per share, plus any dividends declared but unpaid, and ii) such amount per share as would have been payable had all shares of Series B-2 been converted into common stock immediately prior to such liquidation, dissolution, or winding up. If the available assets are insufficient to pay the holders of shares of Series B-2 the full amount to which they shall be entitled, then all of the available assets shall be distributed to the holders of the Series B-2 pro rata in accordance with their ownership thereof.

After payment in full of the Series B-2 preference amount, the Series B stockholders are entitled to a liquidation preference equal to the greater of: i) the Series B original issue price of $18.23 per share, plus any dividends declared but unpaid, or ii) such amount per share as would have been payable had all shares of Series B been converted into common stock immediately prior to such liquidation, dissolution, or winding up. If the available assets are insufficient to pay the holders of shares of Series B the full amount to which they shall be entitled, then all of the available assets shall be distributed to the holders of the Series B pro rata in accordance with their ownership thereof.

After payment in full of the Series B preference amount, the Series A stockholders are entitled to a liquidation preference equal to the greater of: i) the Series A original issue price of $6.69 per share, plus any dividends declared but unpaid, or ii) such amount per share as would have been payable had all shares of Series A been converted into common stock immediately prior to such liquidation, dissolution, or winding up. If the available assets are insufficient to pay the holders of shares of Series A the full amount to which they shall be entitled, then all of the available assets shall be distributed to the holders of the Series A pro rata in accordance with their ownership thereof.

After payment in full of the Series A preference amount, the Series Seed stockholders are entitled to a liquidation preference equal to the greater of: i) the Series Seed original issue price of $5.205 per share, plus any dividends declared but unpaid, or ii) such amount per share as would have been payable had all shares of Series Seed been converted into common stock immediately prior to such liquidation, dissolution, or winding up. If the available assets are insufficient to pay the holders of shares of Series Seed the full amount to which they shall be entitled, then all of the available assets shall be distributed to the holders of the Series Seed pro rata in accordance with their ownership thereof.

After payment in full of the Series Seed preference amount, the Series B-3 stockholders are entitled to a liquidation preference equal to the greater of: i) the Series B-3 original issue price of $43.90 per share, plus any dividends declared but unpaid, or ii) such amount per share as would have been payable had all shares of Series B-3 been converted into common stock immediately prior to such liquidation, dissolution, or winding up. If the available assets are insufficient to pay the holders of shares of Series B-3 the full amount to which they shall be entitled, then all of the available assets shall be distributed to the holders of the Series B-3 pro rata in accordance with their ownership thereof.

Any assets remaining after such preferential distribution shall be distributed to holders of the common stock.

Conversion - Shares of Preferred Stock are convertible into shares of common stock at the option of the holder at any time. The number of common stock shares for Preferred Stock can be determined by dividing the original issue price by the then-effective conversion price.

Mandatory Conversion - All outstanding shares of Preferred Stock shall automatically be converted into shares of common stock upon the closing of the sales of shares of common stock to the public, with gross proceeds to the Company of at least $20,000,000. All outstanding shares of Series B-2, Series B, Series A, Series Seed, and Series B-3 Stock shall automatically be converted into shares of common stock by the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least a majority of the then outstanding shares of Series B-2, Series B, Series A, Series Seed, and Series B-3 Stock, respectively, each voting as a single class.

Dividends - All dividends shall be declared pro rata on the common stock and Preferred Stock on a pari passu basis according to the numbers of common stock held by such holders on an as converted basis.

F-16

NOTE 10:	stock options and warrants

Stock Options

The Company adopted the 2013 Stock Option Plan (“2013 Plan”) in August 2013 and subsequently amended it in January 2022 (“Amended Plan”). The Amended Plan provides incentives to eligible employees, officers, and directors in the form of incentive stock options, non-qualified stock options, and restricted stock awards. The Company has reserved a total of 950,000 shares of common stock for issuance pursuant to the Amended Plan. The plan expired and was not further amended.

In February of 2024, the Company adopted the 2024 Stock Option Plan (“2024 Plan”). The 2024 Plan provides incentives to eligible employees, officers, and directors in the form of incentive stock options, non-qualified stock options, and restricted stock awards. The Company has reserved a total of 638,584 shares of common stock for issuance pursuant to the 2024 Plan. As of June 30, 2024, 211,976 shares of the Company’s common stock remained available for future issuance under the 2024 Plan.

During the six months ended June 30, 2024 and 2023, the Company issued 19,250 and 16,990 stock options, respectively, and 46,833 and 3,172 stock options, respectively, were exercised with weighted average exercise prices of $1.01 and $6.54, respectively.

As of June 30, 2024, there was $1,530,200 of total unrecognized compensation cost related to stock option arrangements granted under the Plans. That cost is expected to be recognized over a weighted-average period of 2.6 years.

The Company recorded $35,232 and $30,360 in non-employee and $279,616 and $254,037 in employee share-based compensation expense during the six months ended June 30, 2024, and 2023, respectively.

Performance-Based Grants

During 2021, the Company granted performance-based awards to employees that entitled the recipients to earn up to 162,500 shares, if certain performance criteria are achieved over a three-year period. The actual number of shares to be issued will be determined by when performance criteria are met during the three-year period. The performance-based awards granted are based upon the Company’s ability to achieve certain investor customer acquisition targets. Performance based awards are recognized as compensation expense based on fair value on date of grant, the number of shares management ultimately expects to vest and the vesting period.

The grant date fair value of the options was calculated using the Black-Scholes-Morton pricing model, which resulted in a grant date fair value of approximately $502,800, or $9.28 per option.

During the six months ended June 30, 2024 and 2023 compensation expense of $52,801and $65,058 was recognized for performance awards, respectively.

At June 30, 2024, the unrecognized compensation cost related to the unvested shares was $113,382, which will be recognized over a weighted-average remaining vesting period of 1.96 years.

Equity Incentive Plan

In February 2022, the Company issued stock options to certain employees, which contained an early exercise provision whereby the options were exercisable immediately by the holder upon issuance. Pursuant to the terms of the stock option agreement, certain of the employees elected to participate in the early exercise option to purchase shares of the Company’s common stock. The Company issued 224,000 shares of common stock, at a per share price of $19.20, to the employees who elected to participate in the early exercise.

Shares of common stock issued upon the early exercise of options are not considered outstanding, for accounting purposes, as the grantee is not yet entitled to the rewards of share ownership. As such, the shares of common stock resulting from the early exercise are not shown as outstanding on the Company’s Condensed Consolidated Balance Sheet until the satisfaction of the vesting conditions have been met.

F-17

The shares of common stock were purchased by each employee in exchange for a promissory note (“Equity Incentive Promissory Note”), which accrues interest at the rate of 1.4% per annum and is partially collateralized by the assets of the employee (the Equity Incentive Promissory Notes are 50% recourse and 50% non-recourse). Although the Equity Incentive Promissory Note was issued as partially recourse, the Promissory Note must be accounted for as non-recourse in its entirety as the recourse provisions of the Equity Incentive Promissory Note are not aligned with a corresponding percentage of the underlying shares.

Accordingly, the Company has accounted for the combination of the issuance of Equity Incentive Promissory Notes to employees in exchange for shares of common stock as a stock option for accounting purposes, as the substance is similar to the grant of an option. While the shares of common stock issued to the employees in exchange for a Equity Incentive Promissory Note are considered legally issued, the shares are not deemed outstanding, for accounting purposes, until all of the options are fully vested and the outstanding principal and accrued interest due on the Equity Incentive Promissory Note are repaid in full.

The grant date fair value of the options was calculated using the Black-Scholes-Morton pricing model, which resulted in a total grant date fair value of approximately $2,270,000, or $9.38 per option.

During the six months ended June 30, 2024 and 2023, 0 and 5,334 unvested shares, respectively, were forfeited, and 0 and 2,061 shares, respectively, were exercised through a cashless exercise of 0 and 2,225 shares of common stock, respectively.

During the six months ended June 30, 2024 and 2023, 10,500 and 14,000 of the remaining outstanding shares vested and the Company recognized $330,656 and $338,590 of share-based compensation expense related to these options, respectively.

At June 30, 2024, the unrecognized compensation cost related to the unvested shares was approximately $423,900 which will be recognized over a weighted-average remaining vesting period of 0.8 years.

Restricted Common Stock Purchase

In October 2021, an employee purchased 34,720 shares of common stock (the “Restricted Stock”) at a purchase price of $19.20, under the terms of a restricted common stock purchase agreement. These shares were purchased in exchange for a promissory note (the “Restricted Stock Promissory Note”) equal to $666,624. The Restricted Stock issuance vests in equal installments every three months after the Initial Vesting Commencement Date, subject to the employee’s continuous service with the Company. The Company may repurchase all of the unvested shares following the employee’s termination at the original purchase price. The Restricted Stock Promissory Note accrues interest at the rate of 0.86% per annum and are repayable at the earlier of (a) October 15, 2025; (b) the occurrence of SOX compliance issues; or (c) the occurrence of a change of control. The Restricted Stock Promissory Note is fully collateralized by the 34,720 shares purchased by the employee per the restricted common stock purchase agreement.

The Restricted Stock Promissory Note issued by the Company is stated as a full-recourse note however management has accounted for the Restricted Stock Promissory Note as non-recourse since it is forgiven in one fifth installments at the yearly anniversary of employment and the amount of the Restricted Stock Promissory Note is aligned with a corresponding percentage of the underlying shares. Accordingly, the non-recourse note received by the Company as consideration for the issuance of the restricted stock has been considered a stock option for accounting purposes as the substance is similar to the grant of an option. The exercise price is the principal due on the note. The stated interest rate of the Restricted Stock Promissory Note is reflected as the dividend yield. The fair value of the award is recognized over the requisite service period (not the term of the Promissory Note) through a charge to compensation cost. The maturity date of the Restricted Stock Promissory Notes reflects the legal term for purposes of valuing the award.

During the six months ended June 30, 2024, and 2023, 4,340 and 4,340 of the outstanding shares vested and the Company recognized $160,875 and $145,376 of stock-based compensation expense, respectively.

At June 30, 2024, the unrecognized stock-based compensation cost related to the unvested shares of restricted common stock was $176,900, which will be recognized over a remaining vesting period of 1.2 years.

Warrants

As of June 30, 2024 and December 31, 2023, the Company had 62,324 warrants issued and outstanding for the purchase of common stock. During the six months ended June 30, 2024 and 2023, we did not recognize expense related to amortization of warrant discounts.

During the six months ended June 30, 2024 and 2023, no warrants were exercised in exchange for the issuance of common stock.

F-18

NOTE 11:	INCOME TAXES

The Company has incurred net operating losses since inception and is forecasting additional losses through December 31, 2024. Therefore, no United States federal, state, or foreign income taxes are expected for 2024 and none have been recorded as of June 30, 2024.

Due to the Company’s history of losses since inception, there is not enough evidence at this time to support the conclusion that it will generate future income of a sufficient amount and nature to utilize the benefits of the Company’s net deferred tax assets. Accordingly, the Company fully reduced its net deferred tax assets by a valuation allowance, since it has been determined that it is more likely than not that all of the deferred tax assets will not be realized.

NOTE 12:	COMMITMENTS AND CONTINGENCIES

In April 2024, the Company entered into a noncancelable operating lease agreement for office space. At the time of lease inception, the company recognized a Right-of-use (“ROU”) asset of $1,197,159 and lease liability of $1,205,466 with an incremental borrowing rate of 11% and weighted average remaining lease period of 5.3 years. The ROU asset and lease liability are included within “Other Assets” and “Other Liabilities,” respectively, in our Condensed Consolidated Balance Sheet.

As of June 30, 2024, the amounts of the annual future minimum lease payments under noncancelable operating leases obligations are as follows:

June 30, 2024
Remainder of 2024	$130,340
2025	239,322
2026	301,799
2027	339,330
2028	349,506
Thereafter	299,564
$1,659,861

The Company is subject to legal proceedings which arise in the ordinary course of business. In the opinion of the Company, the resolution of these matters will not have a material adverse impact on the Company’s consolidated financial position or results of operations.

NOTE 13:	RELATED PARTY TRANSACTIONS

Moma Walnut, LLC

In June 2019, the Company extended a fully collateralized loan to Moma Walnut, LLC, an entity that is owned and operated by a director of the Company. The loan has a principal amount of $400,000, bears interest at a stated rate of 5% per annum and was initially due within 30 days. Terms were subsequently modified in August 2019 to increase the interest rate to 13% per annum and extend the maturity date to August 11, 2020. As of June 30, 2024 and December 31, 2023, the related party loan receivable and accrued interest thereon are presented in the Condensed Consolidated Balance Sheets as a component of “Other current assets” in the amount of $303,333 and $303,333, respectively.

NOTE 14:	SUBSEQUENT EVENTS

Subsequent events were evaluated through August 29, 2024, the date the Condensed Consolidated Financial Statements were available to be issued.

F-19

Financials Set No. 4

GROUNDFLOOR FINANCE INC.

The following is the audited financial statements of Groundfloor Finance Inc. for the years ended December 31, 2023 and 2022.

GROUNDFLOOR FINANCE INC.

AND SUBSIDIARIES

Consolidated Financial Statements

December 31, 2023 and 2022

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

December 31, 2023 and 2022

Report of Independent Auditor

To the Board of Directors
Groundfloor Finance, Inc. and Subsidiaries

Atlanta, Georgia

Opinion

We have audited the accompanying consolidated financial statements of Groundfloor Finance, Inc. and Subsidiaries (the “Company”), which comprise the consolidated balance sheets as of December 31, 2023 and 2022 and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes to the consolidated financial statements.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance, but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred losses and cash outflows from operations since its inception which result in substantial doubt about the ability of the Company to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding those matters also are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

Atlanta, Georgia

March 29, 2024

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Consolidated Balance Sheets

	December 31,
	2023	2022
Assets
Current assets:
Cash (1)	$6,249,581	$4,466,138
Restricted Cash	17,925,321	30,463,316
Loans to developers (1)	264,875,442	240,494,116
Allowance for loans to developers (1)	(5,086,957)	(6,046,819)
Interest receivable on loans to developers (1)	27,608,139	21,646,364
Other real estate owned	11,218,141	4,120,463
Other current assets	3,581,552	1,383,472
Total current assets	326,371,219	296,527,050
Property, equipment, software, website, and intangible assets, net	3,456,826	3,086,790
Other assets	6,714,428	71,302
Total assets	$336,542,473	$299,685,142
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses (1)	$5,545,907	$4,335,534
Limited recourse obligations	169,174,236	169,759,701
Allowance for limited recourse obligations	(8,808,334)	(7,363,829)
Accrued interest on limited recourse obligations	10,709,813	10,068,526
Other securities payable	3,857,003	-
Short-term notes payable	108,580,902	87,460,880
Convertible notes, net of discount of $1,010,749 and $142,636	8,918,820	3,596,195
Total current liabilities	297,978,347	267,857,007
Long-term notes payable	23,026,900	22,325,700
Long-term other securities payable	7,212,707	-
Other liabilities	-	23,857
Total liabilities	328,217,954	290,206,564
Commitments and contingencies (See Note 14)
Stockholders’ equity:
Series B-2 convertible preferred stock, no par, 243,348 shares designated, 189,270 shares issued and outstanding (liquidation preference of $5,833,301)	5,754,564	5,754,564
Series B convertible preferred stock, no par, 441,940 shares designated, 441,940 shares issued and outstanding (liquidation preference of $8,056,566)	7,429,483	7,429,483
Series A convertible preferred stock, no par, 747,373 shares designated, 747,373 shares issued and outstanding (liquidation preference of $4,999,925)	4,962,435	4,962,435
Series Seed convertible preferred stock, no par, 568,796 shares designated, 554,038 shares issued and outstanding (liquidation preference of $2,883,678)	2,537,150	2,537,150
Series B-3 convertible preferred stock, no par, 230,000 shares designated, 52,369 shares issued and outstanding (liquidation preference of $2,294,434)	2,141,890	2,137,320
Common stock, no par, 30,000,000 shares authorized, 2,393,621 issued and outstanding	16,401,430	14,867,107
Additional paid-in capital	8,628,034	5,776,928
Accumulated deficit	(40,098,849)	(35,574,099)
Stock subscription receivable	(560)	(560)
Company’s stockholders’ equity	7,755,577	7,890,328
Non-controlling interest in consolidated variable interest entities	568,942	1,588,250
Total stockholders’ equity	8,324,519	9,478,578
Total liabilities and stockholders’ equity	$336,542,473	$299,685,142

(2)	Includes amounts of the consolidated variable interest entity (VIE), presented separately in Note 4 below.

See accompanying notes to consolidated financial statements

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Consolidated Statements of Operations

	Year Ended December 31,
	2023	2022
Revenue:
Origination fees	$9,718,553	$11,162,166
Loan servicing revenue	4,752,388	3,200,879
Net interest income on loans to developers	15,791,668	14,001,987
Total revenue	30,262,609	28,365,032
Interest expense on notes	(9,890,272)	(6,572,309)
Revenue, net	20,372,337	21,792,723
Cost of revenue	(2,527,040)	(2,040,488)
Gross profit	17,845,297	19,752,235
Operating expenses:
General and administrative	8,309,225	9,181,673
Sales and customer support	5,747,992	4,487,185
Development	3,790,910	4,282,870
Regulatory	949,699	674,149
Marketing and promotions	2,532,718	4,915,342
Total operating expenses	21,330,544	23,541,219
Loss from operations	(3,485,247)	(3,788,984)
Other expense:
Interest expense on corporate debt instruments	(761,588)	(840,684)
Gain on loan extinguishment	-	829,000
Total other expense, net	(761,588)	(11,684)
Net loss	(4,246,835)	(3,800,668)
Less: Net income attributable to non-controlling interest in consolidation VIE	277,915	1,570,250
Net loss attributable to Groundfloor Finance, Inc.	$(4,524,750)	$(5,370,918)

See accompanying notes to consolidated financial statements

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Consolidated Statements of Stockholders’ Equity (Deficit)

	Convertible															Company
	Preferred Stock												Additional		Stock	Stockholders’	Non-Controlling	Total
	Series B-2		Series A		Series B		Series Seed		Series B-3		Common Stock		Paid-in	Accumulated	Subscription	Equity	Interest in	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Receivable	(Deficit)	Consolidated VIE	Equity (Deficit)
Stockholders’ equity as of December 31, 2021	-	$-	747,373	$4,962,435	441,940	$7,429,483	568,796	$2,609,091	-	$-	2,192,145	$11,895,593	$3,310,258	$(30,203,181)	$(560)	$3,119	-	$3,119
Issuance of Series B-2 preferred shares, net of offering costs	189,270	5,754,564	-	-	-	-	-	-	-	-	-	-	-	-	-	5,754,564	-	5,754,564
Issuance of Series B-3 preferred shares, net of offering costs	-	-	-	-	-	-	-	-	52,265	2,137,320	-	-	-	-	-	2,137,320	-	2,137,320
Issuance in the 2022 Common Stock Offering, net of offering costs	-	-	-	-	-	-	-	-	-	-	49,700	1,531,754	-	-	-	1,531,754	-	1,531,754
Conversion of convertible notes	-	-	-	-	-	-	-	-	-	-	48,394	1,342,579	-	-	-	1,342,579	-	1,342,579
Exercise of stock options and warrants	-	-	-	-	-	-	-	-	-	-	33,461	25,240		-	-	25,240	-	25,240
Conversion of Series Seed Shares to Common Stock	-	-	-	-	-	-	(14,758)	(71,941)	-	-	14,758	71,941	-	-	-	-	-	-
Issuance of restricted stock units	-	-	-	-	-	-	-	-	-	-	6,944	-	-	-	-	-	-	-
Share-based compensation expense	-	-	-	-	-	-	-	-	-	-	-	-	2,466,670	-	-	2,466,670	-	2,466,670
Increase in non-controlling interest related to initial consolidation of VIE	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	18,000	18,000
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	(5,370,918)	-	(5,370,918)	1,570,250	(3,800,668)
Stockholders’ equity as of December 31, 2022	189,270	$5,754,564	747,373	$4,962,435	441,940	$7,429,483	554,038	$2,537,150	52,265	$2,137,320	2,345,402	$14,867,107	$5,776,928	$(35,574,099)	$(560)	$7,890,328	$1,588,250	$9,478,578
Issuance in the 2023 Common Stock Offering, net of offering costs	-	-	-	-	-	-	-	-	-	-	29,348	1,288,377	-	-	-	1,288,377	-	1,288,377
Issuance of Series B-3 preferred shares, net of offering costs	-	-	-	-	-	-	-	-	104	4,570	-	-	-	-	-	4,570	-	4,570
Conversion of convertible notes	-	-	-	-	-	-	-	-	-	-	5,859	213,211	-	-	-	213,211	-	213,211
Exercise of stock options	-	-	-	-	-	-	-	-	-	-	13,012	32,735	-	-	-	32,735	-	32,735
Issuance of convertible notes – beneficial conversion feature	-	-	-	-	-	-	-	-	-	-	-	-	1,103,285	-	-	1,103,285	-	1,103,285
Issuance of restricted stock units	-	-	-	-	-	-	-	-	-	-	6,944	-	-	-	-	-	-	-
Share-based compensation expense	-	-	-	-	-	-	-	-	-	-	-	-	1,747,821	-	-	1,747,821	-	1,747,821
Distribution to non-controlling interest holders in consolidated VIE	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(1,297,223)	(1,297,223)
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	(4,524,750)	-	(4,524,750)	277,915	(4,246,835)
Stockholders’ equity as of December 31, 2023	189,270	$5,754,564	747,373	$4,962,435	441,940	$7,429,483	554,038	$2,537,150	52,369	$2,141,890	2,400,565	$16,401,430	$8,628,034	$(40,098,849)	$(560)	$7,755,577	$568,942	$8,324,519

See accompanying notes to consolidated financial statements

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2023	2022
Cash flows from operating activities
Net loss	$(4,246,835)	$(3,800,668)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	1,865,081	1,226,991
Share-based compensation	1,747,821	2,466,670
Noncash interest expense	757,900	348,147
Gain on forgiveness of PPP loan	-	(829,000)
Changes in operating assets and liabilities:
Other assets	765,674	(838,287)
Interest receivable on loans to developers	(5,961,775)	(9,856,162)
Accounts payable and accrued expenses	1,490,945	(841,892)
Accrued interest on limited recourse obligations	641,287	3,124,630
Net cash flows from operating activities	(2,939,902)	(8,999,571)
Cash flows from investing activities
Loan payments to developers	(253,291,705)	(266,090,771)
Repayments of loans from developers	203,406,280	197,068,620
Proceeds from sale of properties held for sale	6,395,174	2,995,188
Payments of software and website development costs	(2,235,117)	(2,668,163)
Other investing activities	(1,297,223)	21,630
Cash received from initial consolidation of VIE	-	30,000
Net cash flows from investing activities	(47,022,591)	(68,643,496)
Cash flows from financing activities
Proceeds from limited recourse obligations	173,910,747	187,412,229
Repayments of limited recourse obligations	(161,958,217)	(160,098,160)
Proceeds from other securities payable	13,031,037	-
Repayments of other securities payable	(1,961,327)	-
Proceeds from Groundfloor Notes	45,758,812	151,536,470
Repayments on Groundfloor Notes	(72,216,039)	(132,171,910)
Proceeds from Stairs Notes, net	48,278,449	23,339,748
Repayments of 2021 convertible notes	(4,352,777)	-
Proceeds from issuance of 2023 convertible notes	9,929,569	-
Proceeds from issuance of Series B-2 convertible preferred stock, net of offering costs	-	5,754,564
Proceeds from issuance of Series B-3 convertible preferred stock, net of offering costs	4,570	2,137,320
Proceeds from issuance of common stock, net of offering costs	1,288,377	1,531,754
Proceeds from the exercise of stock options and warrants	32,735	25,240
Net cash flows from financing activities	51,745,935	79,467,255
Net increase in cash	1,783,443	1,824,188
Cash as of beginning of the year	4,466,138	2,641,950
Cash as of end of the year	$6,249,581	$4,466,138
Supplemental cash flow disclosures:
Cash paid for interest	$9,768,092	$7,050,256

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2023	2022
Supplemental disclosure of noncash investing and financing activities:
Loans to developers transferred to other real estate owned	$15,897,219	$4,960,000
Issuance of 2023 convertible note – beneficial conversion feature	1,103,285	-
Write-down of loans to developers and limited recourse obligations	-	367,699
Write-down of interest receivable on loans to developers and accrued interest on limited recourse obligations	-	751,351
Noncash exercise of warrants	-	52,442
Cashless vesting of restricted stock	133,325	133,325
Conversion of convertible notes payable and accrued interest into common stock or Series B convertible preferred stock	213,211	1,342,580
Increase (decrease) in allowance for loan to developers	(959,862)	2,882,169
Increase (decrease) in allowance for limited recourse obligations	1,444,505	3,727,683

See accompanying notes to consolidated financial statements

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 1:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

The terms “we,” “our,” “Groundfloor,” or the “Company” refer to Groundfloor Finance Inc. and its subsidiaries. The Company was originally organized as a North Carolina limited liability company under the name of Fomentum Labs LLC on January 28, 2013. Fomentum Labs LLC changed its name to Groundfloor LLC on April 26, 2013 and converted into a North Carolina corporation on July 26, 2013. In connection with this conversion, all equity interests in Groundfloor LLC were converted into shares of Groundfloor Inc.’s common stock. In August 2014, Groundfloor Inc. converted into a Georgia corporation and changed its name to Groundfloor Finance Inc. The accounting effects of these conversions were reflected retrospectively in the Consolidated Financial Statements. Groundfloor Properties GA LLC was created for the purpose of financing real estate in Georgia. Groundfloor Real Estate 1 LLC, Groundfloor Real Estate 2 LLC, Groundfloor Real Estate 3 LLC, and Groundfloor Yield LLC were created for the purpose of financing real estate in any state. Groundfloor Real Estate, LLC and Groundfloor Holdings GA, LLC are currently inactive and management does not have plans to use this entity in the near future.

The Company has developed an online investment platform designed to crowdsource financing for real estate development projects (the “Projects”). With this online investment platform (the “Platform”), public investors (the “Investors”) are able to choose between multiple Projects, and real estate developers (the “Developers”) of the Projects are able to obtain financing. Groundfloor’s financing model replaces traditional sources of financing for Projects with the aggregation of capital from Investors using the internet.

Basis of Presentation and Liquidity

The Company’s Consolidated Financial Statements include the results of Groundfloor Finance Inc. and its wholly owned subsidiaries, Groundfloor Properties GA LLC; Groundfloor Real Estate, LLC; Groundfloor Holdings GA, LLC; Groundfloor Real Estate 1 LLC; Groundfloor Real Estate 2, LLC; Groundfloor Real Estate 3 LLC; and Groundfloor Yield LLC (collectively the “Company” or “Groundfloor”), along with the amounts related to variable interest entities (“VIEs”) for which Groundfloor is the primary beneficiary. The non-controlling interests as of December 31, 2023 represents the outside owner’s interest in the Company’s consolidated VIE. Intercompany transactions and balances have been eliminated upon consolidation.

The Company’s Consolidated Financial Statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business. There is substantial doubt that the Company will continue as a going concern for at least 12 months following the date these Consolidated Financial Statements are issued, without additional financing based on the Company’s limited operating history and recurring operating losses.

Operations since inception have consisted primarily of organizing the Company, developing the technology, and securing financing. The accompanying Consolidated Financial Statements have been prepared on a basis which assumes that the Company will continue as a going concern. The Company has incurred losses and cash outflows from operations since its inception. The ultimate success of the Company is dependent on management’s ability to develop and market its products and services at levels sufficient to generate operating revenues in excess of expenses.

Management evaluated the condition of the Company and has determined that until such sales levels can be achieved, management will need to secure additional capital to continue growing working capital and fund product development and operations.

Management intends to raise additional debt or equity financing to grow working capital and fund operations. Management believes the Company will obtain additional funding from current and new Investors in order to sustain operations. However, there are no assurances that the Company can be successful in obtaining the additional capital or that such financing will be on terms favorable or acceptable to the Company.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The Consolidated Financial Statements do not include any adjustments that might result from the outcome of the uncertainties described in the Consolidated Financial Statements. In addition, the Consolidated Financial Statements do not include any adjustments relating to the recoverability and classification of assets nor the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

Use of Estimates

The preparation of Consolidated Financial Statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Consolidated Financial Statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Consolidation of Variable Interest Entities

The determination of whether to consolidate a Variable Interest Entity (“VIE”) in which the Company holds a variable interest requires a significant amount of analysis and judgment regarding whether the company is the primary beneficiary of the VIE due to the company holding a controlling financial interest in the VIE. A controlling financial interest in a VIE exists if the company has both the power to direct the VIE’s activities that most significantly affect the VIE’s economic performance and a potentially significant economic interest in the VIE. The determination of whether an entity is a VIE considers factors, such as (i) whether the entity’s equity investment at risk is insufficient to allow the entity to finance its activities without additional subordinated financial support and (ii) whether a holder’s equity investment at risk lacks any of the following characteristics of a controlling financial interest: the direct or indirect ability through voting rights or similar rights to make decisions about a legal entity’s activities that have a significant effect on the entity’s success, the obligation to absorb the expected losses of the entity or the right to receive the expected residual returns of the legal entity. The Company is required to reconsider its evaluation of whether to consolidate a VIE each reporting period, based upon changes in the facts and circumstances pertaining to the VIE.

Revenue Recognition

Revenue primarily results from fees earned on the loans to the Developers (the “Loans”). Fees include “Origination fees” and “Loan servicing revenue” which are paid by the Developers.

The company recognizes revenue in accordance with Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (“Topic 606”). Topic 606 supersedes the revenue requirements in ASC Topic 605, Revenue Recognition. The Company has evaluated the impact of this accounting standard on its Consolidated Financial Statements and concluded that the Company’s contracts with customers continue to fall within the scope of existing guidance. Servicing fees, origination fees, net interest income, and gains and losses on sales of loans remain within the scope of ASC topic 310—Receivables or ASC topic 860—Transfers and Servicing.

Origination Fees

“Origination fees” are paid by the Developers for the work performed to facilitate the Loans. The amount to be charged is a percentage based upon the terms of the Loan, including grade, rate, term, and other factors. Origination fees range from 1.0% to 10.0% of the principal amount of a Loan. The origination fee is paid when the Loan is issued to the Developer and deducted from the gross proceeds distributed. A Loan is considered issued when formal closing has occurred and funds have transferred to the Developer’s account, which occurs through an Electronic Funds Transfer (“EFT”).

The origination fees are recognized as revenue ratably over the term of the Loan, while direct costs to originate Loans are recorded as expenses as incurred. Fees assessed at loan issuance such as processing, underwriting, and closing fees are recognized as revenue when incurred.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Loan Servicing Revenue

Loan servicing revenue is recognized by the Company, upon recovery, for costs incurred in servicing the Developer’s Loan, including managing payments to and from Developers and payments to Investors. The Company records loan servicing revenue as a component of revenue when collected. Direct costs to service Loans are recorded as expenses, as incurred.

Whole Loan Sales

Under loan sale agreements, the Company sells all of its rights, title, and interest in certain loans. At the time of such sales, the Company may simultaneously enter into loan servicing agreements under which it acquires the right to service the loans. The Company calculates a gain or loss on a whole loan sale based on the net proceeds from the whole loan sale, less the carrying value of the loans sold. All unamortized origination fees incurred in the origination process are recognized directly to Consolidated Statements of Operations and recorded to “Origination fees”. For sold loans for which the Company retains servicing rights, the Company compares the expected contractual benefits of servicing to the expected costs of servicing to determine whether a servicing asset or servicing liability arises from the transaction. No servicing rights assets or liabilities have been identified for the years ended December 31, 2023, and 2022.

Net Interest Income on Loans to Developers

The Company recognizes “Net interest income on loans to developers” which consists of interest income generated on loans to developers, net of interest expense incurred on corresponding limited recourse obligations (if issued by Groundfloor Finance Inc.) or Investor Georgia Notes (if issued by Groundfloor GA) using the accrual method based on the stated interest rate to the extent the Company believes it to be collectable. For the purposes of these Consolidated Financial Statements, “Limited recourse obligations” refers to both limited recourse obligations (“LROs”) and Georgia Notes. LROs are the Company’s currently registered securities. Georgia Notes are securities that the Company has issued through its previously registered Georgia-exclusive securities offering, which has since been terminated. Both LROs and Georgia Notes represent similar obligations of the Company. Refer to Note 3 below for details regarding management’s reclassification of historical financial statement line items.

	For the year ended December 31,
	2023	2022
Components of Net Interest Income on Loans to Developers
Interest income on loans to developers	$27,572,011	$28,234,268
Interest expense on limited recourse obligations	(11,780,343)	(14,232,281)
Net interest income on loans to developers	$15,791,668	$14,001,987

Interest Expense on Notes

The Company also recognizes “Interest expense on notes” which consists of interest expense incurred on the Company’s notes payable, using the accrual method based on the stated interest rate. “Interest expense on notes” was $9,890,272 and $6,572,309 for the year ended December 31, 2023, and 2022, respectively. Refer to Note 3 below for details regarding management’s reclassification of historical financial statement line items.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents as of December 31, 2023, and 2022. From time to time, the Company could maintain cash deposits in excess of federally insured limits. The Company believes credit risk related to its cash and cash equivalents to be minimal.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Each investor’s escrow account receives Federal Deposit Insurance Corporation (“FDIC”) insurance coverage on cash balances subject to normal FDIC coverage rules. Investor funds, whether committed through a LRO or held in escrow, are not included as a part of the Company’s cash balance.

Restricted Cash

Included in the accompanying consolidated balance sheets as of December 31, 2023 and 2022 is restricted cash of $17,925,321 and $30,463,316, respectively. These balances represent funds committed by investors in LROs, but not yet disbursed to developers on the underlying Loans. Management has elected to present this cash as a separate financial statement line item in the current period financial statements. Refer to Note 3 below for details regarding management’s reclassification of historical financial statement line items.

Loans to Developers and Limited Recourse Obligations

“Loans to developers” are originally recorded at amortized cost (outstanding principal balance, net of discounts, premiums, and unearned income), then subsequently increased as additional draws are disbursed to developers. “Limited recourse obligations” are originally recorded at the original principal amount committed by investors, net of funds not yet to be disbursed to developers on the underlying loans, then subsequently increased as those funds are disbursed to developers. Limited Recourse Obligations were $169,174,000 and $169,760,000 as of December 31, 2023, and 2022, respectively, on the accompanying Consolidated Balance Sheets.

The interest rate associated with a Loan is the same as the interest rate associated with the corresponding LROs or Georgia Notes.

The Company’s obligation to pay principal and interest on an LRO or Georgia Note is equal to the pro rata portion of the total principal and interest payments collected from the corresponding Loan. The Company obtains a lien against the property being financed and attempts reasonable collection efforts upon the default of a Loan. The Company is not responsible for repaying “Limited recourse obligations” associated with uncollectable “Loans to developers”. Amounts collected related to a defaulted Loan are returned to the Investors based on their pro rata portion of the corresponding LROs or Georgia Notes, if applicable, less collection costs incurred by the Company.

The Loan and corresponding LROs are recorded on the Company’s Consolidated Balance Sheets to “Loans to developers” and “Limited recourse obligations”, respectively, once the Loan has closed and funds have been disbursed to developers. Loans are considered closed after the promissory note for that Loan has been signed and the security interest has been perfected.

Other Securities Payable

“Other securities payable” are originally recorded at the original principal amount committed by investors, net of funds not yet to be disbursed to developers on the underlying loans or investments in real estate then subsequently increased as those funds are disbursed to developers. Total other securities payable were $11,069,710 and $0 as of December 31, 2023 and 2022, respectively, on the accompanying Consolidated Balance Sheets.

Interest Receivable and Interest Payable

“Interest receivable on loans to developers” represents interest income the Company is due to receive from developers on the total outstanding principal balance of the loan portfolio as of the balance sheet date. This balance is presented as its own line item, separate from “Loan to developers”, on the Company’s Consolidated Balance Sheet.

“Accrued interest on limited recourse obligations” represents interest the Company owes investors on the corresponding LROs as of the balance sheet date. This balance is presented as its own line item, separate from “Limited recourse obligations”, on the Company’s Consolidated Balance Sheet. The interest rate associated with a Loan is the same rate that is associated with the corresponding LRO. The balance of “Interest receivable on loans to developers” and “Accrued interest on limited recourse obligations” offset each other to the extent LROs related to existing loans have been issued with the SEC and funded by investors. The Company’s obligation to pay interest on an LRO is equal to the pro-rata portion of the total interest payments collected from the corresponding Loan.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Also included within “Accrued interest on limited recourse obligations” is interest the Company owes investors on Groundfloor Notes. Groundfloor Notes are presented within “Short-term notes payable” and “Long-term notes payable” on the Company’s Consolidated Balance Sheet. The interest rate associated with Groundfloor Notes is the same as the stated interest rate at issuance.

Nonaccrual and Past Due Loans

Accrual of interest on “Loans to developers” and corresponding “Limited recourse obligations” is discontinued when, in management’s opinion, the collection of the interest income appears doubtful. “Interest income” and “Interest expense” on the “Loans to developers” and the corresponding “Limited recourse obligations” are discontinued and placed on nonaccrual status at the time the Loan is 180 days delinquent unless the Loan is well secured and in process of collection. A Loan may also be placed on nonaccrual status when, in management’s judgment, the collection of the interest income appears doubtful based on the status of the underlying development project, even if the Loan is not yet 180 days delinquent. Loans may be returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

The “Loans to developers” and corresponding “Limited recourse obligations” are charged off to the extent principal or interest is deemed uncollectible. All interest accrued but later charged off for “Loans to developers” and “Limited recourse obligations” is reversed against “Interest income” and the corresponding LROs recorded “Interest expense”.

Allowance for Current Expected Credit Losses

The Company applies the Current Expected Credit Loss standard (“CECL Standard”) for recording instruments measured at amortized cost, including loan receivables and off-balance sheet credit exposures not accounted for as insurance (loan commitments, standby letters of credit, financial guarantees, and other similar instruments). In accordance with the CECL Standard, the Company records an allowance for credit losses on the loan portfolio on a collective basis by assets with similar risk characteristics. Where assets cannot be classified with other assets due to dissimilar risk characteristics, the Company assessed these assets on an individual basis.

The CECL Standard requires an entity to consider historical loss experience, current conditions, and a reasonable and supportable forecast of the economic environment. The Company utilizes a loss-rate approach for estimating current expected credit losses. In accordance with the loss-rate method, an adjusted historical loss rate is applied to the amortized cost of an asset or pool of assets at the balance sheet date.

In determining the CECL allowance, we considered various factors including (i) historical loss experience in our portfolio (ii) current performance of the US residential housing market, (iii) future expectations of the US residential housing market, and (iv) future expectations of short-term macroeconomic environment. Management estimates the allowance for credit losses using relevant information, from internal and external sources, relating to past events, current conditions, and reasonable and supportable forecasts. We utilize a reasonable and supportable forecast period of 12 months. The allowance for credit losses is maintained at a level sufficient to provide for expected credit losses over the life of the loan based on evaluating historical credit loss experience and making adjustments to historical loss information applied to the current loan portfolio.

The Company made an accounting policy election to exclude “Interest receivable on loans to developers” from the amortized cost basis of loans in determining the CECL allowance, as any uncollected accrued interest receivable is written off in a timely manner. Refer to “Nonaccrual and Past Due Loans” above for a description of the Company’s policies established to write-off interest.

Payments to holders of LROs or Georgia Notes, as applicable, depend on the payments received on the corresponding Loans; a reduction or increase of the expected future payments on Loans will decrease or increase the reserve for the associated LROs or Georgia Notes. The allowance calculated for Loans is accordingly applied as the reserve for LROs and Georgia Notes.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Refer to “Note 5 – Loans to Developers and Allowance for Expected Credit Losses” for further information regarding the CECL allowance and its calculation.

Other Real Estate Owned

Foreclosed assets acquired through or in lieu of loan foreclosure are held for sale and are initially recorded at fair value less estimated selling costs. Any write-down to fair value at the time of transfer to foreclosed assets is charged to the allowance for loan losses. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Costs of improvements are capitalized up to the fair value of the property, whereas costs relating to holding foreclosed assets and subsequent adjustments to the value are charged to operations. The other real estate owned balance is presented within “Other Current Assets” on the Company’s Consolidated Balance Sheet and has a balance of approximately $11,218,000 and $4,120,000 as of December 31, 2023, and 2022, respectively.

Software Development Costs

Software development costs primarily include internal and external labor expenses incurred to develop the software that powers the Company’s website. Certain costs incurred during the application development stage are capitalized based on specific activities tracked, while costs incurred during the preliminary project stage and post-implementation and operation stages are expensed as incurred. Capitalized software development costs are amortized over the estimated useful life of the related software. The Company recognized approximately $1,794,074 and $1,129,000 in expense related to amortization of software development costs for the years ended December 31, 2023, and 2022, respectively.

Property and Equipment

Property and equipment consists of computer equipment, furniture and fixtures, leasehold improvements, and office equipment. Property and equipment is stated at historical cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are depreciated over the shorter of the life of the lease or the useful life of the improvements. Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation are removed from the accounts, and any resulting gain or loss is credited or charged to income. Repairs and maintenance costs are expensed as incurred.

Depreciation is computed using the following estimated useful lives:

Computer equipment	3 years
Software and website development costs	3 years
Office equipment	5 years
Furniture and fixtures	5 years
Leasehold improvements	5 years

Impairment of Long-Lived Assets

Long-lived assets, such as computer equipment, office equipment, furniture and fixtures, intangible assets, and software and website development costs, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of the asset exceeds its estimated future cash flows, an impairment charge is recognized for an amount by which the carrying amount of the asset exceeds the fair value of the asset.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Intangible Assets

Intangible assets consist of the Company’s domain names. Intangible assets are being amortized over a 15-year period, their estimated useful lives, on a straight-line basis. The Company recognized approximately $2,000 in amortization expense during the years ended December 31, 2023, and 2022.

Equity Offering Costs

The Company accounts for offering costs in accordance with Accounting Standard Codification (“ASC”), ASC 340, Other Assets and Deferred Costs. Prior to the completion of an offering, offering costs will be capitalized as deferred offering costs on the balance sheet. The deferred offering costs will be charged to stockholders’ equity upon the completion of an offering or to expense if the offering is not completed.

For the year ended December 31, 2023, there were no offering costs issued in connection with the issuance of equity offerings.

For the year ended December 31, 2022, offering costs of approximately $78,698 and $157,082 incurred in connection with the issuance of Series B-2 preferred stock and Series B-3 preferred stock, respectively, were deferred and charged against the gross proceeds of the offering in stockholders’ equity.

Deferred Revenue

Deferred revenue consists of origination fee payments received in advance of revenue recognized. The deferred revenue balance is presented within “Accounts Payable and Accrued Expenses” on the Company’s Consolidated Balance Sheet and has a balance of approximately $3,593,536 and $3,120,552 as of December 31, 2023, and 2022, respectively.

Advertising Costs

The cost of advertising is expensed as incurred and presented within “Marketing and promotions” expenses in the Consolidated Statements of Operations. The Company incurred approximately $1,364,819 and $2,922,487 in advertising costs during the years ended December 31, 2023, and 2022, respectively.

Rent Expense

The Company recognizes rent expense on a straight-line basis over the term of the lease. The difference between rent expense and rent paid is recorded as deferred rent in the Consolidated Balance Sheets as a component of “Other liabilities”. Rent expense is presented within “General and administrative” expenses in the Consolidated Statements of Operations. The Company incurred approximately $420,742 and $456,427 in rent expense for office facilities during the years ended December 31, 2023, and 2022, respectively.

Share-Based Compensation

The Company recognizes as expense non-cash compensation for all stock-based awards for which vesting is considered probable. Such stock-based awards include stock options and warrants issued as compensation to employees and nonemployees. Non-cash compensation is measured at fair value on the grant date and expensed ratably over the vesting term. The fair value of each stock option and warrant is estimated using the Black-Scholes option pricing model.

Income Taxes

Deferred tax assets and liabilities are determined based on the temporary differences between the Consolidated Financial Statements carrying amounts and the tax basis of assets and liabilities using the enacted tax rates in effect in the years in which the differences are expected to reverse. In estimating future tax consequences, all expected future events are considered other than enactment of changes in the tax law or rates.

The Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. The tax benefits recognized in the Consolidated Financial Statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The determination of recording or releasing income tax valuation allowance is made, in part, pursuant to an assessment performed by management regarding the likelihood that the Company will generate future taxable income against which benefits of its deferred tax assets may or may not be realized. This assessment requires management to exercise significant judgment and make estimates with respect to its ability to generate taxable income in future periods.

NOTE 2:	RECENT ACCOUNTING PRONOUNCEMENTS

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”), which requires lessees to recognize most leases on the balance sheet as a lease liability and corresponding right-of-use asset. Further clarification of this guidance was subsequently provided by FASB through the issuance of ASU 2018-10, Codification Improvements to Topic 842, Leases (“ASU 2018-10”), in July 2018 and the issuance of ASU 2018-11, Leases (Topic 842): Targeted Improvements (“ASU 2018-11”), in July 2018. The guidance in these pronouncements was effective for the Company for the year ended December 31, 2022.

During 2023, the Company evaluated the impact of adopting ASC Topic 842, Leases (“ASC 842”) and determined the impact to be immaterial on the overall consolidated financial results and Consolidated Financial Statements of the Company. As such, we have elected not to apply the recognition requirements under ASC 842 and have not recognized an ROU asset or liability on the Company’s Consolidated Balance Sheet as of December 31, 2023. The Company continues to recognize the expense related to this lease on a straight-line basis over the remaining lease term, presented within the Consolidated Statement of Operations at December 31, 2023.

In December 2019, the FASB issued Accounting Standards Update 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”). The amendments in this update simplify the accounting for income taxes by removing certain exceptions in Topic 740 and introducing other changes intended to clarify and improve existing guidance. For public business entities, the amendments are effective for fiscal years beginning after December 15, 2020; for all other entities, the amendments are effective for fiscal years beginning after December 15, 2021. The Company adopted ASU 2019-12 on the effective date of January 1, 2022. The amendments were applied on a prospective basis and the adoption did not have a significant impact on the Company's financial results or the Consolidated Financial Statements contained herein.

In August 2020, the FASB issued Accounting Standards Update 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”). The amendments in this update simplify the accounting for convertible interest by removing the requirement to separately account for an embedded conversion feature from the host contract in certain instances. The guidance is effective for fiscal years beginning after December 15, 2023, with early adoption permitted. The Company is evaluating the impact that the implementation of this standard will have on the Company’s Consolidated Financial Statements.

In March 2022, the FASB issued Accounting Standards Update 2022-02, Financial Instruments – Credit Losses (Topic 326): Troubled Debt Restructurings and Vintage Disclosures. The amendments in this update eliminate the accounting guidance for TDRs by creditors in Subtopic 310-40, Receivables—Troubled Debt Restructurings by Creditors, while enhancing disclosure requirements for certain loan refinancings and restructurings by creditors when a borrower is experiencing financial difficulty. For public business entities, the amendments in this update require that an entity disclose current-period gross write-offs by year of origination for financing receivables and net investments in leases within the scope of Subtopic 326-20, Financial Instruments—Credit Losses—Measured at Amortized Cost, or entities that have adopted the amendments in Update 2016-13. The amendments in this Update are effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company is evaluating the impact that the implementation of this standard will have on the Company’s Consolidated Financial Statements.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 3:	RECLASSIFCATION ADJUSTMENTS

During the preparation of these audited financial statements, management performed certain reclassifications to historical financial statement line item presentation in order to conform historical information with the financial statement line item presentation adopted in the current year. The reclassifications made to historical information include the following:

Restricted Cash and Limited Recourse Obligations

Balance Sheet	Before			After
As of December 31, 2022	Reclassification	Reclassification		Reclassification
Restricted cash	$-	$30,463,316	(a)	$30,463,316
Limited recourse obligations	139,296,385	30,463,316	(a)	169,759,691

(a)	Represents the reclassification of cash committed by investors in LROs, not yet disbursed to developers from Limited recourse obligations to Restricted cash

Net Interest Income and Interest Expense

Statement of Operations	Before			After
As of December 31, 2022	Reclassification	Reclassification		Reclassification
Interest income	$28,234,268	$28,234,268	(b)	$-
Interest expense	(20,804,590)	(20,804,590	)(c)	-
Net interest income on loans	-	14,001,987	(b,c)	14,001,987
Interest expense on notes	-	(6,572,309	)(c)	(6,572,309)

(b)	Represents the reclassification of interest income into net interest income on loans, consisting of interest income earned on loans to developers.

(c)	Represents the reclassification of interest expense, splitting the expense between net interest income on loans and interest expense on notes. Interest expense on limited recourse obligations was reclassified to net interest income, and interest expense on the Company’s notes payable was reclassified to interest expense on notes.

To ensure conformity and comparability of current period financial statement information and historical financial statement information throughout these financial statements as a whole, management has updated historical financial statement information presented within the note disclosures to represent historical financial statement line items after reclassification presented in the table above.

NOTE 4:	VARIABLE INTEREST ENTITIES

In November 2021, the Company entered into a limited liability company agreement with two independent third parties, to form a joint venture, Groundfloor Jacksonville, LLC (“Jacksonville JV” or “JV”). The joint venture was formed to scale origination and investor activity in the fix-and-flip/buy-and-hold sector of the Jacksonville, Florida market by increasing the production of existing loan products offered by Groundfloor and its Affiliates and potentially developing new equity products.

On January 1, 2022, the Jacksonville JV commenced operations and the initial cash contributions were received from each the initial Members of the Jacksonville JV, in proportion to their relative Membership Interest in the JV.

At the time of the initial cash contribution by the Members of the Jacksonville JV, the Company conducted an analysis to determine whether the Jacksonville JV is a VIE, and if a VIE, an evaluation of whether the Company is the primary beneficiary. Under the provisions of ASC 810, Consolidation, we have determined that the Jacksonville JV is a VIE and the Company is the primary beneficiary, based on the power to direct the activities that most significantly impact the entity’s economic performance. As such, the Company is required to consolidate the assets, liabilities, income and expenses of the Jacksonville JV within the accompanying Condensed Consolidated Financial Statements with a non-controlling interest for the third-party ownership of the joint venture's membership interests.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Accordingly, the Company accounted for the initial consolidation of the joint venture investment in accordance with the provisions of ASC 805, Business Combinations. At that time, the fair value of the Jacksonville JV’s net assets was $30,000. As such, no gain or loss was recognized by the Company upon initial consolidation as the fair value of the net assets of the Jacksonville JV was equal to the Members initial cash contribution amounts.

The following table presents the assets and liabilities of the Jacksonville JV, included in the Condensed Consolidated Balance Sheet as of December 31, 2023, and 2022, respectively. The assets and liabilities presented below include only the third-party assets and liabilities of the consolidated VIE and excludes any intercompany balances, which were eliminated upon consolidation.

	December 31,
	2023	2022
Assets:
Cash	$-	$301,988
Loans to developers	34,265,091	43,624,441
Allowance for loans to developers	(923,008)	(729,196)
Interest receivable on loans to developers	4,105,624	3,040,727
Other current assets	5,821,486	236,000
Total assets	$43,269,192	$46,473,960

Liabilities:
Accounts payable and accrued expenses	416,755	16,595
Total liabilities	$416,755	$16,595

NOTE 5:	LOANS TO DEVELOPERS AND ALLOWANCE FOR EXPECTED CREDIT LOSSES

The Company provides financing to Developers for real estate-related loans. Real estate loans include loans for unoccupied single family or multifamily renovations and new constructions costing between $30,000 and $2,000,000, with maturities ranging from six to eighteen months.

The following table presents the carrying amount of “Loans to developers, net” by performance state as of December 31, 2023, and 2022, respectively:

	December 31,
	2023	2022
Loan Performance State:
Current	$172,560,766	$141,405,942
Workout	57,595,807	82,872,431
Fundamental Default	34,718,869	16,215,743
Amortized Cost	$264,875,442	$240,494,116
Less: Allowance for loan losses	(5,086,957)	(6,046,819)
Carrying amount as of December 31	$259,788,485	$234,447,297

Allowance for Loan Losses

In assessing the CECL allowance, we consider historical loss experience, current conditions, and a reasonable and supportable forecast of the microeconomic and macroeconomic environment. We derived an annual historical loss rate based on the Company’s historical loss experience in our portfolio and adjusted this rate to reflect our expectations of the future environment based on forecasted data points relative to our loan portfolio.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The CECL allowance decreased from December 31, 2022, to December 31, 2023. The decrease is driven by management’s historical loss performance and assessment of microeconomic and macroeconomic conditions as of December 31, 2023.

The following tables present analyses of the allowance for credit losses by portfolio segment for the years ended December 31, 2023, and 2022:

Balance
Allowance for loan losses, December 31, 2022	$6,046,819
Loan allowance charged off	(2,349,678)
Provision for losses	1,389,816
Recoveries	-
Allowance for loan losses, December 31, 2023	$5,086,957

Balance
Allowance for loan losses, December 31, 2021	$3,164,650
Loan allowance charged off	(1,046,142)
Provision for losses	3,928,311
Recoveries	-
Allowance for loan losses, December 31, 2022	$6,046,819

Portfolio Segmentation

Management monitors the performance of loans within its portfolio by internally assigned grades and by year of origination. All loans originated by the Company are collateralized against residential real estate, and consistent across many key segmentation considerations such as borrower type, industry, financial asset type, loan term, and loan size. As such, in determining the Company’s application of the CECL standard management developed its allowance by evaluating historical losses and applying those adjusted losses to segments of the portfolio with which similar risk characteristics exist.

In assessing estimated credit losses, the segmentation variable used by management includes internal grades assigned to loans at origination. The Groundfloor underwriting team undertakes an assessment of each project and the proposed terms of the underlying loan to finalize the pricing terms (interest rate, maturity, repayment schedule, etc.) that the Company will accept. Groundfloor uses its proprietary Grading Algorithm to assign one of seven letter grades, from A to G, to each Project. The letter grade generally reflects the overall risk of the Loan. The Grading Algorithm factors in the following indicators that take into account the valuation and strength of a particular project and the experience and risk profile of the Borrower.

The relevant factors included within the algorithm that correlate with how well management believes the loan will perform include financial risk (loan to ARV ratio), underwriting risk (quality of valuation report, borrower credit quality and experience), borrower stake (commitment and skin-in-the game), as well as geographic location.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The following table presents “Loans to developers” carrying amount of our loan portfolio by portfolio segment and vintage of origination as of December 31, 2023:

	Year Originated
	2023	2022	2021	2020	2019	Total
Loan grades:
A	$4,951,408	$743,260	$1,725,974	$-	$-	$7,420,642
B	29,820,171	7,097,709	1,466,981	-	71,880	38,456,741
C	91,123,972	50,393,111	11,997,204	-	495,194	154,009,481
D	33,938,293	22,466,240	3,550,243	-	87,457	60,042,233
E	1,692,251	1,934,087	587,721	-	-	4,214,059
F	-	-	-	-	-	-
G	732,286	-	-	-	-	732,286
Amortized Cost	$162,258,381	$82,634,406	$19,328,123	$-	$654,532	$264,875,442
Less: Allowance for loan losses						(5,086,957)
Carrying Amount as of December 31, 2023						$259,788,485

Credit Quality Monitoring

The Company uses three performance states to better monitor the credit quality of outstanding loans. Outstanding loans are characterized as follows:

Current – This status indicates that no events of default have occurred, all payment obligations have been met or none are yet triggered.

Workout – This status indicates there has been one or more payment defaults on the Loan and the Company has negotiated a modification of the original terms that does not amount to a fundamental default.

Fundamental Default – This status indicates a Loan has defaulted and there is a chance the Company will not be able to collect 100% of the principal amount of the Loan by the extended payment date of the corresponding LROs or Georgia Notes.

All credit quality indicators were updated as of December 31, 2023.

The following table presents “Loans to developers” carrying amount of our loan portfolio by credit quality indicator and vintage of origination as of December 31, 2023:

	Year Originated
	2023	2022	2021	2020	2019	Total
Loan performance state:
Current	$161,398,308	$11,162,458	$-	$-	$-	$172,560,766
Workout	407,647	53,659,609	3,528,551	-	-	57,595,807
Fundamental Default	452,426	17,812,339	15,799,572	-	654,532	34,718,869
Amortized Cost	$162,258,381	$82,634,406	$19,328,123	$-	$654,532	$264,875,442
Less: Allowance for loan losses						(5,086,957)
Carrying Amount as of December 31, 2023						$259,788,485

Nonaccrual and Past Due Loans

A Loan is placed on nonaccrual status when, in management’s judgment, the collection of the interest income appears doubtful. Loans placed in nonaccrual status stop accruing interest and, if collectability of interest is sufficiently doubtful, “Interest receivable on loans to developers” that has been accrued and is subsequently determined to have doubtful collectability is charged to “Interest income” and the corresponding “Accrued interest on limited recourse obligations” that has been accrued and is subsequently determined to have doubtful collectability is charged to “Interest expense.” Interest income on Loans that are classified as nonaccrual is subsequently applied to principal until the Loans are returned to accrual status. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured. As of December 31, 2023, the Company placed Loans of approximately $50,141,640 recorded to “Loans to developers” on nonaccrual status. The Company has written off approximately $1,639,578 of interest receivable in the current period. The Company has $18,224,020 of Loans that are 90 days or more past due, but are not on nonaccrual status as of December 31, 2023

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The following table presents an aging analysis of past due Loans as of December 31, 2023, and 2022:

	Amortized Cost	Allowance for Loan Losses	Loans to Developers, Net
Aging schedule:
Current	$174,058,386	(2,117,260)	171,941,126
Less than 90 days past due	28,386,592	(590,961)	27,795,631
More than 90 days past due	62,430,464	(2,378,736)	60,051,728
Total as of December 31, 2023	$264,875,442	(5,086,957)	259,788,485

	Amortized Cost	Allowance for Loan Losses	Loans to Developers, Net
Aging schedule:
Current	$143,472,561	$(1,455,837)	$142,016,724
Less than 90 days past due	41,160,208	(812,196)	40,348,012
More than 90 days past due	55,861,347	(3,778,786)	52,082,561
Total as of December 31, 2022	$240,494,116	$(6,046,819)	$234,447,297

The following is a summary of information pertaining to nonaccrual loans as of December 31, 2023:

Balance
Nonaccrual loans	$76,593,077

Interest income recognized on nonaccrual loans	$1,992,728

The following is a summary of information pertaining to nonaccrual loans as of December 31, 2022:

Balance
Nonaccrual loans	$35,672,783

Interest income recognized on nonaccrual loans	$5,714,335

NOTE 6:	OTHER CURRENT ASSETS

“Other current assets” as of December 31, 2023, and 2022, consists of the following:

	2023	2022
Investments in real estate (1)	$3,025,691	$-
Due from related party (2)	303,333	285,300
Advances receivable (3)	122,222	-
Other	130,306	1,098,172
Other current assets	3,581,552	1,383,472

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(1)	Investments in real estate are investments in the renovation or development of real estate. These investments are carried at cost basis. As of December 31, 2023, and 2022 the Company also has non-current investment amount of $1,280,623 and $0, respectively. The noncurrent portion is reflected within the financial statement line item “Other assets” within the Company’s Consolidated Balance Sheets.

(2)	Loan and accrued interest receivable from related parties. Refer to Note 13 – Related Party Transactions.

(3)	Represents Groundfloor’s cash advances made to developers. As of December 31, 2023, and 2022 the Company also has non-current advances receivable in the amount of $5,383,806 and $0, respectively. The noncurrent portion of advances receivable is recorded within the financial statement line item “Other assets” within the Company’s Consolidated Balance Sheets.

NOTE 7:	PROPERTY, EQUIPMENT, SOFTWARE, WEBSITE AND INTANGIBLE ASSETS, NET

“Property, equipment, software, website development costs, and intangible assets, net” at December 31, 2023 and 2022, consists of the following:

	2023	2022
Software and website development costs	$8,584,844	$6,349,726
Furniture and fixtures	212,251	212,251
Computer equipment	169,645	169,645
Leasehold improvements	29,942	29,942
Office equipment	44,748	44,748
Domain names	30,000	30,000
Total property, equipment, software, website and intangible assets	9,071,430	6,836,312
Less: accumulated depreciation and amortization	(5,614,604)	(3,749,522)
Property, equipment, software, website and intangible assets, net	$3,456,826	$3,086,790

Depreciation and amortization expense on “Property, equipment, intangible assets, software, and website development costs, net” for the years ended December 31, 2023, and 2022 was approximately $1,865,081 and $1,226,991, respectively. Amortization of software and website development costs is included as a component of “Development” and depreciation of property, equipment, and intangible assets is included as a component of “General and administrative” in the Consolidated Statements of Operations.

NOTE 8:	ACCOUNTS PAYABLE AND ACCRUED EXPENSES

“Accounts payable and accrued expenses” at December 31, 2023 and 2022, consists of the following:

	2023	2022
Deferred loan origination fees	$4,046,957	$3,120,552
Trade accounts payable	666,295	557,754
Accrued employee compensation	573,747	107,626
Accrued interest expense (1)	231,362	534,771
Other	24,546	14,834
Accounts payable and accrued expenses	$5,542,907	$4,335,534

(2)	“Accrued interest expense” includes interest related to corporate debt instruments as described in Note 8.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 9:	DEBT

2021 Subordinated Convertible Notes

From August 2021 to November 2021, the Company issued subordinated convertible notes (the “2021 Subordinated Convertible Notes”) to Investors for total proceeds of $5,000,000. The 2021 Subordinated Convertible Notes bear interest at the rate of 12% per annum. The outstanding principal and all accrued but unpaid interest is due and payable on the earlier of August 31, 2023, or the consummation of a sale of the Company by consolidation, merger, change of majority ownership, or sale or other disposition of all or substantially all of the assets of the Company (the “Maturity Date”). In the event of a closing of a preferred stock financing with gross proceeds of at least $20,000,000 (“Qualified Preferred Financing”) prior to the Maturity Date, the outstanding principal and all accrued but unpaid interest may be converted into shares of preferred stock issued in the financing at a price per share equal to 90% of the offering price per share in the Qualified Preferred Financing. At any time after six months after the issuance of a 2021 Subordinated Convertible Note, the investor may convert all or a portion of the outstanding principal and accrued interest into shares of common stock at 90% of the per share price of common stock at the time of conversion, as reasonably determined by the Board. Because of the contractual right of noteholders to convert their holdings to common stock at a discount to fair value, the Company determined that the 2021 Subordinated Convertible Notes contain a beneficial conversion feature. The Company recognized this beneficial conversion feature as a debt discount and component of additional paid-in capital at the in-the-money amount of approximately $555,556 at the time of issuance. The discount is being amortized to interest expense until the earlier of maturity or exercise of the conversion option. For the years ended December 31, 2023, and 2022, respectively, approximately $142,636 and $348,147 was amortized to "Interest expense on corporate debt instruments” in the Consolidated Statements of Operations.

In 2022, certain holders of 2021 Subordinated Convertible Notes converted their holdings into common stock. Pursuant to these terms, Noteholders converted $1,261,170 in principal and approximately $81,410 in accrued interest into 48,394 shares of common stock at a conversion price of $27.74, a 10% discount to the per share price of common stock at the time of conversion.

In 2023, certain holders of the 2021 Subordinated Convertible Notes converted their holdings into common stock. Noteholders converted $180,330 in principal and approximately $32,880 in accrued interest into 5,877 shares of common stock at a conversion price of $39.51, a 10% discount to the per share price of common stock at the time of conversion.

In August 2023, the Company repaid the remaining principal of $3,558,500 and accrued but unpaid interest of $794,277 related to the notes related to the 2021 Subordinated Convertible Notes. Therefore, principal of $0 and $3,738,830 on the 2021 Subordinated Convertible Notes, net of an unamortized discount of approximately $0 and $142,636, was outstanding as of December 31, 2023 and 2022, respectively. Accrued interest on the 2021 Subordinated Convertible Notes, presented within “Accounts payable and accrued expenses” in the Company’s Consolidated Balance Sheets, was approximately $0 and $534,771 as of December 31, 2023 and 2022, respectively. The interest expense related to the 2021 Subordinated Convertible Notes for the year ended December 31, 2023 and 2022, was $291,366 and $492,537, respectively, and included within "Interest expense on corporate debt instruments”.

2023 Subordinated Convertible Notes

From August 2023 to December 2023, the Company issued subordinated convertible notes (the “2023 Subordinated Convertible Notes”) to Investors for total proceeds of $7,631,595. The 2023 Subordinated Convertible Notes bear interest at the rate of 12.5% per annum. The outstanding principal and all accrued but unpaid interest is due and payable on the earlier of August 24, 2025, or the consummation of a sale of the Company by consolidation, merger, change of majority ownership, or sale or other disposition of all or substantially all of the assets of the Company (the “Maturity Date”). In the event of a closing of a preferred stock financing with gross proceeds of at least $20,000,000 (“Qualified Preferred Financing”) prior to the Maturity Date, the outstanding principal and all accrued but unpaid interest may be converted into shares of preferred stock issued in the financing at a price per share equal to 90% of the offering price per share in the Qualified Preferred Financing. At any time after April 1, 2024, the investor may convert all or a portion of the outstanding principal and accrued interest into shares of common stock at 90% of the per share price of common stock at the time of conversion, as reasonably determined by the Board. Because of the contractual right of noteholders to convert their holdings to common stock at a discount to fair value, the Company determined that the 2023 Subordinated Convertible Notes contain a beneficial conversion feature. The Company recognized this beneficial conversion feature as a debt discount and component of additional paid-in capital at the in-the-money amount of approximately $847,955 at the time of issuance. The discount is being amortized to interest expense until the earlier of maturity or exercise of the conversion option. For the years ended December 31, 2023 approximately $80,902 as amortized to "Interest expense on corporate debt instruments” in the Consolidated Statements of Operations.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Principal of $7,631,595 on the 2023 Subordinated Convertible Notes, net of an unamortized discount of approximately $767,053 was outstanding as of December 31, 2023. Accrued interest on the 2023 Subordinated Convertible Notes, presented within “Accounts payable and accrued expenses” in the Company’s Consolidated Balance Sheets, was approximately $177,097 as of December 31, 2023. The related interest expense of $177,097 is included within "Interest expense on corporate debt instruments” for the year ended December 31, 2023.

2023 Mezzanine Subordinated Convertible Notes

From August 2023 to December 2023, the Company issued mezzanine subordinated convertible notes (the “2023 Mezzanine Convertible Notes”) to Investors for total proceeds of $2,297,974. The 2023 Mezzanine Convertible Notes bear interest at the rate of 10.5% per annum. The outstanding principal and all accrued but unpaid interest is due and payable in 19 equal quarterly installments beginning on April 1, 2024 and thereafter on the first day following the end of each fiscal quarter, such that the 2023 Mezzanine Convertible Notes shall be repaid the earlier of October 1, 2028, or the consummation of a sale of the Company by consolidation, merger, change of majority ownership, or sale or other disposition of all or substantially all of the assets of the Company (the “Maturity Date”). In the event of a closing of a preferred stock financing with gross proceeds of at least $20,000,000 (“Qualified Preferred Financing”) prior to the Maturity Date, the outstanding principal and all accrued but unpaid interest may be converted into shares of preferred stock issued in the financing at a price per share equal to 90% of the offering price per share in the Qualified Preferred Financing. At any time after April 1, 2024, the investor may convert all or a portion of the outstanding principal and accrued interest into shares of common stock at 90% of the per share price of common stock at the time of conversion, as reasonably determined by the Board. Because of the contractual right of noteholders to convert their holdings to common stock at a discount to fair value, the Company determined that the 2023 Mezzanine Convertible Notes contain a beneficial conversion feature. The Company recognized this beneficial conversion feature as a debt discount and component of additional paid-in capital at the in-the-money amount of approximately $255,330 at the time of issuance. The discount is being amortized to interest expense until the earlier of maturity or exercise of the conversion option. For the years ended December 31, 2023 approximately $11,635 as amortized to "Interest expense on corporate debt instruments” in the Consolidated Statements of Operations.

Principal of $2,297,595 on the 2023 Mezzanine Convertible Notes, net of an unamortized discount of approximately $243,696 was outstanding as of December 31, 2023. Accrued interest on the 2023 Mezzanine Convertible Notes, presented within “Accounts payable and accrued expenses” in the Company’s Consolidated Balance Sheets, was approximately $54,265 as of December 31, 2023. The related interest expense of $54,265 is included within "Interest expense on corporate debt instruments” for the year ended December 31, 2023.

Groundfloor Notes

During the years ended December 31, 2023, and 2022, the Company entered into various secured promissory notes, (the “Groundfloor Notes”), with Investors. The Groundfloor Notes are used for the purpose of the Company to originate, buy, and service loans for the purpose of building, buying, or rehabilitating single family and multifamily structures, or buying land, for commercial purposes. The Groundfloor Notes are issued and secured by the assets of Groundfloor Real Estate 2 LLC, a wholly owned subsidiary of Groundfloor Finance, Inc. As collateral security for Groundfloor Notes, the Company granted first priority security interest in all the loan assets of its wholly owned subsidiary, Groundfloor Real Estate 2 LLC, subject to certain exceptions.

During the years ended December 31, 2023, and 2022, respectively, there were 56 and 97 notes entered into with stated interest rates ranging from 2.5% to 12.5% and with terms ranging from 30 days to 24 months. The principal sum of $32,080,873 and $43,135,300 remains outstanding as of December 31, 2023, and 2022, respectively, and is presented in “Short-term notes payable” on the Company’s Consolidated Balance Sheets. The principal sum of $6,922,900 and $22,325,700 remains outstanding as of December 31, 2023, and 2022, respectively, and is presented in “Long-term notes payable” on the Company’s Consolidated Balance Sheets.

Interest expense incurred on Groundfloor Notes, presented within “Interest expense” on the Company’s Consolidated Statement of Operations, was $5,124,154 and $4,507,391 for the years ended December 31, 2023, and 2022, respectively. Accrued interest on the Groundfloor Notes, presented within “Accrued interest on limited recourse obligations” in the Company’s Consolidated Balance Sheets, was approximately $3,149 and $65,400 at December 31, 2023 and 2022, respectively.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Stairs Notes

During the years ended December 31, 2023, and 2022, the Company entered into various secured promissory notes, (the “Stairs Notes”), with Investors. The Stairs Notes are issued and secured by the assets of Groundfloor Yield LLC, a wholly owned subsidiary of Groundfloor Finance, Inc. Investors in Stairs Notes do not directly invest in Loans held by the Company; rather, the Stairs Notes are general obligations of the Company, and the proceeds thereof will be used primarily to originate, buy, and service loans for the purpose of building, buying, or rehabilitating single family and multifamily structures, or buying land, for commercial purposes. As collateral security for Stairs Notes, the Company granted first priority security interest in all the loan assets of its wholly owned subsidiary, Groundfloor Yield LLC, subject to certain exceptions.

During the years ended December 31, 2023 and 2022, there were a total of 733 and 1,017 notes, respectively, entered into, each with a stated interest rate of 4.0% to 7.25% and term of 5 days to 24 months. The principal sum of $76,500,029 and $44,325,580 remained outstanding as of December 31, 2023, and 2022, respectively, and is presented in “Short-term notes payable” on the Company’s Consolidated Balance Sheets. The principal sum of $16,104,000 and $0 remains outstanding as of December 31, 2023, and 2022, respectively, and is presented in “Long-term notes payable” on the Company’s Consolidated Balance Sheets. Accrued interest on the stairs notes, presented within “Accrued interest on limited recourse obligations” in the Company’s Consolidated Balance Sheets, was approximately $183,781 and $0 at December 31, 2023 and 2022, respectively

Interest paid to Stairs investors totaled $4,582,337 and $2,064,918 for the years ended December 31, 2023 and 2022, respectively and is presented within “Interest expense” on the Company’s Consolidated Statement of Operations.

Paycheck Protection Program Loan

The Paycheck Protection Program (“PPP”), established by the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) and sponsored by the U.S. Small Business Administration (“SBA”), and is providing small businesses – sole proprietors, independent contractors, and, with certain industry exceptions, businesses with fewer than 500 employees – the opportunity to apply for a loan of up to $10 million to cover up to eight weeks of payroll costs, including benefits. Funds may also be used to cover interest on mortgage obligations, leases, and utilities incurred or in place before February 15, 2020. Based on current SBA guidance, PPP loans can be forgiven as long as (i) loan proceeds are used for covered expenses, (ii) full-time employee headcount is maintained during the eight-week period covered by the PPP loan, (iii) compensation for employees who earned less than $100,000 on an annualized basis in 2019 is not reduced by more than 25% during the covered period, and (iv) not more than 40% of the amount forgiven may be for non-payroll costs.

In April 2020, the Company obtained an $829,100 loan under the PPP (“First PPP Loan”). The Company used the First PPP Loan proceeds to cover payroll costs, rent and utilities in accordance with the relevant terms and conditions of the CARES Act. The First PPP loan was fully forgiven in March 2021.

In April 2021, the Company obtained a second loan under the PPP (“Second PPP Loan”) for $829,000. The Company used the Second PPP Loan proceeds to cover payroll costs, rent and utilities in accordance with the relevant terms and conditions of the CARES Act.

In August 2021, the Company submitted an application for 100% loan forgiveness related to the Second PPP Loan received in 2021 through the Paycheck Protection Program.

In May 2022, the Company received notice that our request for forgiveness was approved, and our Second PPP Loan principal and interest were deemed paid in full. Upon the forgiveness of our obligations of the Second PPP Loan promissory note, a gain was recognized of $829,000 in “Other income (expense)” on the Consolidated Statement of Operations for the year ended December 31, 2022.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The Company’s Second PPP Loan balance, presented within “Short-term notes payable” in the Company’s Consolidated Balance Sheets, was $0 and $0 as of December 31, 2023, and 2022, respectively.

NOTE 10:	STOCKHOLDERS’ Equity (Deficit)

Capital Structure

Authorized Shares - As of December 31, 2023, the Company is authorized to issue 30,000,000 shares of no par value common stock and 20,000,000 shares of no par value preferred stock. The preferred stock has been designated as Series B-2 Preferred Stock (the “Series B-2), consisting of 243,348 shares, Series A Preferred Stock (the “Series A”), consisting of 747,373 shares, Series B Preferred Stock (the “Series B”), consisting of 441,940 shares, Series Seed Preferred Stock (the “Series Seed”), consisting of 568,796 shares, Series B-3 Preferred Stock (the “Series B-3”), consisting of 230,000 shares, (collectively, “Preferred Stock”).

Common Stock Transactions

In 2018, the Company launched an offering of its common stock under Tier 2 of Regulation A pursuant to an offering statement on Form 1-A qualified by the SEC (the “2018 Common Stock Offering”). The Company offered up to 500,000 shares of common stock at $10 per share, with a minimum investment of $100, or ten shares of common stock. The aggregate initial offering price of the common stock will not exceed $5,000,000 in any 12-month period, and there is no minimum offering amount. The Company may issue up to 30,000 additional bonus shares. The 2018 Common Stock Offering closed on July 31, 2018. During the 2018 Common Stock Offering, the Company issued 437,917 shares of common stock for gross proceeds of $4,228,700. The Company incurred offering costs of approximately $125,000 related to the 2018 Common Stock Offering.

In conjunction with the 2018 Common Stock Offering, certain holders of Restated Subordinated Convertible Notes converted their outstanding principal and accrued interest into common stock at a contractually agreed upon 10% discount to the offered price. In 2018, approximately $278,000 in notes principal and accrued interest were converted into 30,847 shares of common stock. In 2019, approximately $1,289,000 in notes principal and accrued interest were converted into 143,223 shares of common stock.

In 2018, the Company entered into a common stock purchase agreement for private placement of 125,000 shares of the Company’s common stock for gross proceeds of $1,500,000.

In 2019, the Company launched an offering of its common stock under Tier 2 of Regulation A pursuant to an offering statement on Form 1-A qualified by the SEC (the “2019 Common Stock Offering”). The Company offered up to 900,000 shares of common stock at $15.00 per share, with a minimum investment of $150, or 10 shares of common stock. According to the terms of the offering statement, the aggregate initial offering price of the common stock will not exceed $13,500,000 in any 12-month period, and there is no minimum offering amount. The Company may issue up to 30,000 additional bonus shares through an incentive program available to investors who had provided a previous indication of interest in investing in the Company. The 2019 Common Stock Offering closed on a rolling basis from January 2019 to July 2019. As a result of the offering, the Company received gross proceeds of approximately $3,115,000 in exchange for the issuance of 214,535 shares of common stock, including 6,800 bonus shares issued through the incentive program described above. The proceeds are presented in the Consolidated Balance Sheets as a component of stockholders’ equity, net of direct offering costs of approximately $42,000 incurred.

In conjunction with the 2019 Common Stock Offering, certain holders of Restated Subordinated Convertible Notes converted their outstanding principal and accrued interest into common stock at a contractually agreed upon 10% discount to the offered price. In 2019, approximately $60,000 in notes principal and accrued interest were converted into 4,440 shares of common stock.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

In 2020, the Company launched an offering of its common stock under Tier 2 of Regulation A pursuant to an offering statement on Form 1-A qualified by the SEC (the “2020 Common Stock Offering”). Participation in the 2020 Common Stock Offering was limited to existing shareholders. The Company offered shares of common stock at $17.50 per share, with a minimum investment of $175, or 10 shares of common stock. According to the terms of the offering statement, the aggregate initial offering price of the common stock will not exceed $5,000,000 in any 12-month period, and there is no minimum offering amount. As a result of the offering, the Company received gross proceeds of approximately $539,000 in exchange for the issuance of 30,794 shares of common stock.

In 2022, the third-party investor, in conjunction with the purchase of shares of the Company’s newly issued Series B-2 Preferred Stock, executed an additional purchase of 60,765 shares of the Company’s common stock through direct, secondary transfer of shares owned by existing shareholders. Accordingly, the common stock transfers between existing shareholders and the third-party investor did not result in any cash proceeds received or issuance costs incurred by the Company. As such, the transfer of shares between the existing shareholders and third-party investor resulted in no impact to the Company’s gross capitalization at December 31, 2022.

In 2022, 14,758 shares of Series Seed were converted to common stock.

In 2022, the Company launched an offering of its common stock under Tier 2 of Regulation A pursuant to an offering statement on Form 1-A qualified by the SEC (the “2022 Common Stock Offering”). Participation in the 2022 Common Stock Offering was limited to existing shareholders. The Company offered shares of common stock at $30.82 per share. As a result of the offering, the Company received gross proceeds of approximately $1,531,724 in exchange for the issuance of 49,700 shares of common stock.

In 2023, the Company launched an offering of its common stock (the “2023 Common Stock Offering”) limited to existing shareholders. The Company offered shares of common stock at $43.90 per share, with a minimum investment of $439, or 10 shares of common stock. As a result of the offering, the Company received gross proceeds of approximately $1,288,000 in exchange for the issuance of 29,348 shares of common stock.

Preferred Stock Transactions

Series B-2

In 2022, the Company received gross proceeds of $5,833,262 in exchange for the issuance of 396,724 shares of Series B-2 Preferred Stock (“Series B-2 Preferred Stock”), presented net of offering costs of $78,698 in the Consolidated Balance Sheets as a component of stockholders’ equity.

Series B

In 2020, the Company launched an offering of 548,546 shares of Series B Preferred Stock at $18.23 per share (“Series B Preferred Stock Offering”). According to the terms of the offering statement, the aggregate initial offering price of the Series B Stock will not exceed $10,000,000 in any 12-month period, and the Company will not execute sales of any securities under Regulation A that aggregate more than $50,000,000 in any twelve-month period.

Since the launch of the offering, the Company has offered its Series B Stock on a continuous basis directly through the Company website, and also on the online platform utilized by SI Securities, LLC located at www.seedinvest.com, to both accredited and non-accredited investors.

The offering closed July 2021. As a result of the offering, the Company has, as of December 31, 2021, received gross proceeds of approximately $7,232,279 in exchange for the issuance of 396,724 shares of Series B preferred stock, presented net of offering costs of $575,989 in the Consolidated Balance Sheets as a component of stockholders’ equity. Pursuant to the offering, certain holders of 2019 Subordinated Convertible Notes converted their holdings into Series B Preferred Stock..

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Series A

In 2015, the Company issued 709,812 shares of Series A to Investors for total proceeds of $4,748,705. In conjunction with the equity issuance, the Company converted all outstanding promissory notes payable and accrued interest totaling $251,295 into 37,561 shares of Series A.

Series Seed

During 2015 and 2014, the Company issued 201,146 and 91,259 shares, respectively, to Investors for total proceeds of $1,047,000 and $475,000. In conjunction with the equity issuance in 2014, the Company converted all outstanding convertible notes payable and accrued interest totaling $1,098,388 into 276,391 shares of Series Seed.

Series B-3

In 2022, the Company launched an offering of 230,000 shares of Series B-3 Preferred Stock at $43.90 per share (“Series B-3 Preferred Stock Offering”). Since the launch of the offering, the Company has offered its Series B-3 Preferred Stock on a continuous basis directly the online platform utilized by Wefunder Portal LLC located at www.wefunder.com, to both accredited and non-accredited investors.

The offering closed November 2022. As a result of the offering, the Company has, as of December 31, 2022, received gross proceeds of $2,294,402 in exchange for the issuance of 52,265 shares of Series B-3 Preferred Stock, presented net of offering costs of $157,082 in the Consolidated Balance Sheets as a component of stockholders’ equity.

In January 2023, the Company received gross proceeds of $4,570 in exchange for the issuance of 104 shares of Series B-3 Preferred Stock.

The following is a summary of the rights and privileges of the Preferred Stockholders as of December 31, 2023, and 2022.

Voting - The holders of Preferred Stock are entitled to one vote for each share of common stock into which the preferred shares are convertible.

Liquidation - Upon any liquidation, dissolution, or winding up of the Company, the holders of Series B-2 shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders before any payment shall be made to the holders of Series B, Series A, Series Seed, Series B-3 or common stock, an amount per share equal to the greater of: i) the Series A original issue price of $30.82 per share, plus any dividends declared but unpaid, and ii) such amount per share as would have been payable had all shares of Series B-2 been converted into common stock immediately prior to such liquidation, dissolution, or winding up. If the available assets are insufficient to pay the holders of shares of Series B-2 the full amount to which they shall be entitled, then all of the available assets shall be distributed to the holders of the Series B-2 pro rata in accordance with their ownership thereof.

After payment in full of the Series B-2 preference amount, the Series B stockholders are entitled to a liquidation preference equal to the greater of: i) the Series B original issue price of $18.23 per share, plus any dividends declared but unpaid, or ii) such amount per share as would have been payable had all shares of Series B been converted into common stock immediately prior to such liquidation, dissolution, or winding up. If the available assets are insufficient to pay the holders of shares of Series B the full amount to which they shall be entitled, then all of the available assets shall be distributed to the holders of the Series B pro rata in accordance with their ownership thereof.

After payment in full of the Series B preference amount, the Series A stockholders are entitled to a liquidation preference equal to the greater of: i) the Series A original issue price of $6.69 per share, plus any dividends declared but unpaid, or ii) such amount per share as would have been payable had all shares of Series A been converted into common stock immediately prior to such liquidation, dissolution, or winding up. If the available assets are insufficient to pay the holders of shares of Series A the full amount to which they shall be entitled, then all of the available assets shall be distributed to the holders of the Series A pro rata in accordance with their ownership thereof.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

After payment in full of the Series A preference amount, the Series Seed stockholders are entitled to a liquidation preference equal to the greater of: i) the Series Seed original issue price of $5.205 per share, plus any dividends declared but unpaid, or ii) such amount per share as would have been payable had all shares of Series Seed been converted into common stock immediately prior to such liquidation, dissolution, or winding up. If the available assets are insufficient to pay the holders of shares of Series Seed the full amount to which they shall be entitled, then all of the available assets shall be distributed to the holders of the Series Seed pro rata in accordance with their ownership thereof.

After payment in full of the Series Seed preference amount, the Series B-3 stockholders are entitled to a liquidation preference equal to the greater of: i) the Series B-3 original issue price of $43.90 per share, plus any dividends declared but unpaid, or ii) such amount per share as would have been payable had all shares of Series B-3 been converted into common stock immediately prior to such liquidation, dissolution, or winding up. If the available assets are insufficient to pay the holders of shares of Series B-3 the full amount to which they shall be entitled, then all of the available assets shall be distributed to the holders of the Series B-3 pro rata in accordance with their ownership thereof.

Any assets remaining after such preferential distribution shall be distributed to holders of the common stock.

Conversion - Shares of Preferred Stock are convertible into shares of common stock at the option of the holder at any time. The number of common stock shares for Preferred Stock can be determined by dividing the original issue price by the then-effective conversion price.

Mandatory Conversion - All outstanding shares of Preferred Stock shall automatically be converted into shares of common stock upon the closing of the sales of shares of common stock to the public, with gross proceeds to the Company of at least $20,000,000. All outstanding shares of Series B-2, Series B, Series A, Series Seed, and Series B-3 Stock shall automatically be converted into shares of common stock by the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least a majority of the then outstanding shares of Series B-2, Series B, Series A, Series Seed, and Series B-3 Stock, respectively, each voting as a single class.

Dividends - All dividends shall be declared pro rata on the common stock and Preferred Stock on a pari passu basis according to the numbers of common stock held by such holders on an as converted basis.

NOTE 11:	stock options and warrants

Stock Options

In August 2013, the Company adopted the 2013 Stock Option Plan (the “Plan”). The Plan provides incentives to eligible employees, officers, and directors in the form of incentive stock options, non-qualified stock options, and restricted stock awards. The Company may also grant other stock-based awards under the Plan, including performance-based awards. The Company has reserved a total of 950,000 shares of common stock for issuance under the Plan. Of these shares, 215,077 shares are available for future stock option grants as of December 31, 2023.

In January 2022, the Company amended the “Plan” to increase the number of shares of common stock reserved for issuance from 400,000 as it existed at December 31, 2021, to 950,000 shares.

The Board of Directors has the authority to administer the Plan and determine, among other things, the interpretation of any provisions of the Plan, the eligible employees who are granted options, the number of options that may be granted, vesting schedules, and option exercise prices. The Company’s stock options have a contractual life not to exceed ten years. The Company issues new shares of common stock upon exercise of stock options.

Due to limited historical data, the Company estimates stock price volatility based on the actual volatility of comparable publicly traded companies over the expected life of the option. The expected term represents the average time that options that vest are expected to be outstanding. The expected term for options granted to non-employees is the contractual life. The risk-free rate is based on the United States Treasury yield curve for the expected life of the option.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Management used the Black-Scholes-Merton option pricing model to determine the fair value of options issued during the years ended December 31, 2023, and 2022.

The assumptions used to calculate the fair value of stock options granted are as follows:

For the Year Ended December 31, 2023	Employees
Estimated dividend yield	-%
Expected stock price volatility	50.0%
Risk-free interest rate	3.6 – 4.8%
Expected life of options (in years)	6.25
Weighted-average fair value per share	$14.89

For the Year Ended December 31, 2022	Non- Employees	Employees
Estimated dividend yield	-%	-%
Expected stock price volatility	55.0%	50.0%
Risk-free interest rate	1.8 – 2.7%	1.7 – 4.3%
Expected life of options (in years)	10.0	6.25
Weighted-average fair value per share	$18.99	$14.89

The following summarizes the stock option activity for the years ended December 31, 2023, and 2022:

	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding as of December 31, 2021	416,936	$10.08
Exercised	(1,967)	12.76
Terminated	(56,738)	26.62
Granted	371,234	22.55
Outstanding as of December 31, 2022	729,465	$15.13
Exercised	(13,012)	2.52
Terminated	(65,935)	20.17
Granted	43,240	38.57
Outstanding as of December 31, 2023	693,758	$16.36	6.3	$19,051,000
Exercisable as of December 31, 2023	382,713	10.63	4.7	12,809,000
Expected to vest after December 31, 2023	311,045	$23.79	8.2	$5,953,000

The following table summarizes certain information about all stock options outstanding as of December 31, 2023:

Exercise Price	Number of Options Outstanding	Weighted-Average Remaining Contractual Life (In Years)	Number of Options Exercisable
$0.67	56,000	0.1	56,000
1.87	35,000	1.6	35,000
2.40	65,127	3.3	65,127
3.99	10,000	0.8	10,000
10.00	11,225	4.7	11,225
12.00	32,251	5.0	32,251
15.00	18,750	5.6	16,199
17.50	54,726	6.9	45,182
19.20	325,699	8.0	108,058
30.80	15,143	9.2	3,195
30.82	36,046	8.5	2,779
43.90	33,791	9.6	204
	693,758		385,220

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

As of December 31, 2023, there was approximately $1,429,700 of total unrecognized compensation cost related to stock option arrangements granted under the Plan. That cost is expected to be recognized over a weighted-average period of 2.0 years. The total intrinsic value of stock option awards exercised was approximately $659,281.

during the fiscal year ended December 31, 2023.

The Company recorded approximately $61,642 and $46,050 in non-employee and $569,259 and $470,587 in employee share-based compensation expense during 2023 and 2022, respectively.

Performance-Based Grants

During 2021, the Company granted performance-based awards to employees that entitled the recipients to earn up to 162,500 shares, if certain performance criteria are achieved over a three-year period. The actual number of shares to be issued will be determined by when performance criteria are met during the three-year period. The performance-based awards granted are based upon the Company’s ability to achieve certain investor customer acquisition targets. Performance based awards are recognized as compensation expense based on fair value on date of grant, the number of shares management ultimately expects to vest and the vesting period. As of December 31, 2023 there are 54,200 eligible performance-based awards, which are expected to be exercised by management and are included as granted in the option activity table above.

The grant date fair value of the options was calculated using the Black-Scholes-Morton pricing model with the following assumptions: (i) a stock price of $19.20 per share, (ii) an exercise price $19.20 per share, (iii) an estimated risk-free interest rate of 1.24%, (iv) a weighted average estimated term of 6.01 years, (v) volatility of 50%, and (vi) dividend yield of 0%. These assumptions resulted in a total grant date fair value of approximately $502,800, or $9.28 per option.

Stock-based compensation expense of $126,000 and $170,100 was recognized for performance awards granted in 2023 and 2022, respectively. The total unrecognized compensation cost related to performance awards was $177,000 and $303,000 at December 31, 2023, and 2022, respectively, and the weighted-average period over which this expense will be recognized is 1.5 years.

Equity Incentive Plan

In February 2022, the Company issued stock options to certain employees, which contained an early-exercise provision, whereby the options were exercisable immediately by the holder upon issuance. Pursuant to the terms of the stock-option agreement, certain of the employees elected to participate in the early exercise option to purchase shares of the Company’s common stock. The Company issued 224,000 shares of common stock, at a per share price of $19.20, to the employees who elected to participate in the early exercise.

Shares of common stock issued upon the early exercise of options are not considered outstanding, for accounting purposes, as the grantee is not yet entitled to the rewards of share ownership. As such, the shares of common stock resulting from the early exercise are not shown as outstanding on the face of the Company’s Consolidated Balance Sheet and are excluded from earnings (loss) per share until the satisfaction of the vesting conditions have been met.

The shares of common stock were purchased by each employee in exchange for a promissory note (the “Note”), which accrues interest at the rate of 1.4% per annum and is partially collateralized by the assets of the employee (the notes are 50% recourse and 50% non-recourse). Although the promissory note was issued as partially recourse, the Note must be accounted for as non-recourse in its entirety as the recourse provisions of the Note are not aligned with a corresponding percentage of the underlying shares.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Accordingly, the Company has accounted for the combination of the issuance of promissory notes to employees in exchange for shares of common stock as a stock option for accounting purposes, as the substance is similar to the grant of an option. While the shares of common stock purchased by the employees in exchange for a promissory note are considered legally issued, the shares are not deemed, for accounting purposes, outstanding until all of the options are fully vested and the outstanding principal and accrued interest due on the note is repaid in full.

The grant date fair value of the options was calculated using the Black-Scholes-Morton pricing model with the following assumptions: (i) a stock price of $19.20 per share, (ii) an exercise price $19.20 per share, (iii) an estimated risk-free interest rate of 1.68%, (iv) a weighted average estimated term of 6.04 years, (v) volatility of 50%, and (vi) dividend yield of 0%. These assumptions resulted in a total grant date fair value of approximately $2,270,000, or $9.38 per option.

The Company vested 71,500 and 96,665 of the outstanding shares during the year ended December 31, 2023 and 2022, respectively. Stock-based compensation expense of $669,245 and $623,600 was recognized during the year ended December 31, 2023 and 2022, respectively, for equity incentive.

During 2023, 5,333 shares were forfeited, and 4,287 shares were exercised as a noncash exercise. This exercise is presented as an increase to “Common Stock” as of December 31, 2023.

At December 31, 2023, the unrecognized stock-based compensation cost related to the unvested shares was approximately $754,500, which will be recognized over a weighted-average remaining vesting period of 1.2 years.

Restricted Stock

In October 2021, an employee purchased 34,720 shares of common stock (the “Restricted Stock”) at a purchase price of $19.20, under the terms of a restricted common stock purchase agreement. These shares were purchased in exchange for a promissory note (the “Promissory Note”) equal to $666,624. The Restricted Stock issuance vests in equal installments every three-months after the Initial Vesting Commencement Date, subject to the employee’s continuous service with the Company. The Company may repurchase all of the unvested shares following the employee’s termination at the original purchase price. The Promissory Note accrue interest at the rate of 0.86% per annum and are repayable at the earlier of (a) October 15, 2025; (b) the occurrence of SOX compliance issues; or (c) the occurrence of a change of control. The Promissory Note is fully collateralized by the 34,720 shares purchased by the employee per the restricted common stock purchase agreement.

The Promissory Note issued by the Company is stated as a full-recourse note however management has accounted for the Promissory Note as a non-recourse since note is forgiven in 1/5th installments at the yearly anniversary of employment and the amount of the note is aligned with a corresponding percentage of the underlying shares. Accordingly, the non-recourse note received by the Company as consideration for the issuance of the restricted stock has been considered a stock option for accounting purposes as the substance is similar to the grant of an option. The exercise price is the principal due on the note. The stated interest rate of the Promissory Note is reflected as the dividend yield. The fair value of the award is recognized over the requisite service period (not the term of the Promissory Note) through a charge to compensation cost. The maturity date of the Promissory Notes reflects the legal term for purposes of valuing the award.

During the year-ended December 31, 2021, the grant date fair value of the Restricted Stock was calculated using the Black-Scholes-Morton pricing model with the following assumptions: (i) a stock price of $19.20 per share, (ii) an exercise price $19.20 per share, (iii) an estimated risk-free interest rate of 1.2%, (iv) a weighted average estimated term of 6.25 years, (v) volatility of 50%, and (vi) dividend yield of 0%. These assumptions resulted in a total grant date fair value of approximately $325,700, or $9.38 per option.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

During the year-ended December 31, 2023 and 2022, 8,680 shares of Restricted Stock vested and $133,333 of the Promissory Note was forgiven. The forgiveness of the Promissory Note resulted in a fair value remeasurement of the Restricted Stock issuance.

At remeasurement during the year ended December 31, 2022, the grant date fair value of the Restricted Stock was calculated using the Black-Scholes-Morton pricing model with the following assumptions: (i) a stock price of $43.90 per share, (ii) an exercise price $19.20 per share, (iii) an estimated risk-free interest rate of 4.2%, (iv) a weighted average estimated term of 5.5 years, (v) volatility of 50%, and (vi) dividend yield of 0%. These assumptions resulted in a total grant date fair value of approximately $872,200, or $31.40 per option.

At remeasurement during the year-ended December 31, 2023, the grant date fair value of the Restricted Stock was calculated using the Black-Scholes-Morton pricing model with the following assumptions: (i) a stock price of $43.90 per share, (ii) an exercise price $19.20 per share, (iii) an estimated risk-free interest rate of 4.8%, (iv) a weighted average estimated term of 4.75 years, (v) volatility of 50%, and (vi) dividend yield of 0%. These assumptions resulted in a total grant date fair value of approximately $643,500, or $30.89 per option.

Stock-based compensation expense of $298,500 and $184,500 was recognized for Restricted Stock awards during the years ended December 31, 2023, and 2022, respectively. The total unrecognized compensation cost related to Restricted Stock awards was $563,043 at December 31, 2023 and the weighted-average period over which this expense will be recognized is 1.8 years.

Warrants

The Company has 62,324 and 62,324 warrants issued and outstanding, for the purchase of common stock, at December 31, 2023 and 2022, respectively. The Company recognized expense of approximately $0 and $971,000 related to amortization of warrant discounts for the years ended December 31, 2023, and 2022, respectively.

In January 2022, in conjunction with the Series B-2 Preferred stock issuance, the Company issued warrants to purchase 30,000 shares of the Company’s common stock at an exercise price of $19.20 per share. The warrants were exercisable immediately at $19.20 with a contractual term of fifteen years. The fair value of the warrants were calculated using the Black-Scholes-Morton pricing model with the following assumptions: (i) a stock price of $19.20 per share, (ii) an exercise price $19.20 per share, (iii) an estimated risk-free interest rate of 1.93%, (iv) an estimated term of 15 years, (v) volatility of 55%, and (vi) dividend yield of 0%. These assumptions resulted in a total grant date fair value of approximately $433,705, or $14.46 per warrant.

In April 2022, the Company issued warrants to purchase 21,000 shares of the Company’s common stock at an exercise price of $19.20 per share. The warrants were exercisable immediately at $19.20 with a contractual term of fifteen years. The fair value of the warrants was calculated using the Black-Scholes-Morton pricing model with the following assumptions: (i) a stock price of $30.82 per share, (ii) an exercise price $19.20 per share, (iii) an estimated risk-free interest rate of 1.93%, (iv) an estimated term of 15 years, (v) volatility of 55%, and (vi) dividend yield of 0%. These assumptions resulted in a total grant date fair value of approximately $537,298, or $25.59 per warrant.

In February 2022, 30,300 outstanding warrants from the Company’s warrants were exercised for the purchase of common stock at a price of $2.71 per share as a noncash exercise. This conversion is presented as an increase to "Common Stock” as of December 31, 2022.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 12:	INCOME TAXES

The Company has incurred net operating losses since inception. Due to the Company’s history of losses, there is not enough evidence at this time to support the conclusion that it will generate future income of a sufficient amount and nature to utilize the benefits of the Company’s net deferred tax assets. Accordingly, the Company fully reduced its net deferred tax assets by a valuation allowance, since it has been determined that it is more likely than not that all of the deferred tax assets will not be realized.

On December 22, 2017, the United States enacted new tax reform legislation which reduced the corporate tax rate to 21% effective for the tax year beginning January 1, 2018. Under Accounting Standards Codification 740, the effects of new tax legislation are recognized in the period which includes the enactment date. As a result, the deferred tax assets and liabilities existing on the enactment date must be revalued to reflect the rate at which these deferred balances will reverse. The corresponding adjustment would generally affect the income tax expense (benefit) shown on the Consolidated Statements of Operations. However, since the Company has a full valuation allowance applied against its deferred tax asset, there is no impact to the income tax expense for the year ended December 31, 2022.

For tax years beginning on or after January 1, 2022, the Tax Act eliminates the option to currently deduct research and development expenses and requires taxpayers to capitalize and amortize them over five years for research activities performed in the United States and 15 years for research activities performed outside the United States pursuant to Section 174 of the Code. For the year ended December 31, 2023 and 2022, the Company has capitalized $6.87 million and $4.67 million of research and development expenses, respectively. This has resulted in an increase in the DTA associated with capitalized research and development expense by $0.19 million and $1.08 million as of December 31, 2023, and 2022, respectively.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The components of the Company’s deferred income tax assets and liabilities as of December 31, 2023, and 2022, are as follows:

	2023	2022
Deferred income tax assets and liabilities:
Net operating loss carryforwards	$7,593,000	$7,465,000
Capitalized research and development expense	1,667,000	1,076,000
Share-based compensation	1,052,000	613,000
Research and development credit carryforward	641,000	439,000
Depreciation and amortization	117,000	38,000
Accrued expenses	38,000	28,000
Valuation allowance	(11,108,000)	(9,659,000)
	$-	$-

The Company has established a valuation allowance against its deferred tax assets due to the uncertainty surrounding the realization of such asset. The valuation allowance increased by approximately $1,449,000 and $2,162,000, respectively, during the years ended December 31, 2023, and 2022.

As of December 31, 2023, the Company has federal and state net operating loss carryforwards of approximately $29,691,000 available to offset future federal and state taxable income, which begin to expire in 2033 and 2028. In general, a corporation’s ability to utilize its NOL and research and development credit carryforwards may be substantially limited due to the ownership change limitations as required by Section 382 and 383 of the Internal Revenue Code of 1986, as amended (Code), as well as similar state provisions. The federal and state Section 382 and 383 limitations may limit the use of a portion of the Company’s domestic NOL and tax credit carryforwards. Further, a portion of the carryforwards may expire before being applied to reduce future income tax liabilities.

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Income taxes computed at the statutory federal income tax rate are reconciled to the provision for income tax expense for 2023 and 2022 as follows:

	2023		2022
	Amount	% of Pre-Tax Earnings	Amount	% of Pre-Tax Earnings
Income tax expense (benefit) at statutory rate	$(950,000)	(21.0)%	$(1,128,000)	(21.0)%
State taxes (net of federal benefit)	(206,000)	(4.5)%	(246,000)	(4.6)%
Non-taxable income	-	-%	(174,000)	(3.2)
Non-deductible expenses	256,000	5.7%	177,000	3.3%
True-up adjustment for deferred items	(549,000)	(12.1)%	(791,000)	(14.7)%
Change in valuation allowance	1,449,000	32.0%	2,162,000	40.3%
Provision for income tax expense	$-	-%	$-	0.0%

The Company recognizes interest and penalties related to uncertain tax positions in the provision for income taxes. As of December 31, 2023, and 2022, the Company had no accrual related to uncertain tax positions.

NOTE 13:	RELATED PARTY TRANSACTIONS

Moma Walnut, LLC

In June 2019, the Company extended a fully collateralized loan to Moma Walnut, LLC, an entity that is owned and operated by a former director of the Company. The loan has a principal amount of $400,000, bears interest at a stated rate of 5% per annum, and was initially due within 30 days. Terms were subsequently modified in August 2019 to increase the interest rate to 13% per annum and extend the maturity date to August 11, 2020. In September 2020, the terms were again amended to retroactively change the interest rate to 10% per annum and to require monthly interest payments. As of December 31, 2023, and 2022, the related party loan receivable and accrued interest thereon are presented in the Consolidated Balance Sheets as a component of “Other current assets” in the amount of $303,333 and $285,300, respectively.

NOTE 14:	COMMITMENTS AND CONTINGENCIES

The Company has a noncancelable operating lease agreement for office space. The lease contains a renewal option within 67 months of the commencement date of September 2018.

In 2023 the Company entered into a new lease effective April 1, 2024. Rent expense for operating leases, which has escalating rents over the term of the lease, is recorded on a straight-line basis over the minimum lease terms. Rent expense under the operating lease was approximately $420,742 and $442,200 as a component of “General and administrative” in the Consolidated Statements of Operations for the years ended December 31, 2023, and 2022, respectively.

As of December 31, 2023, the approximate amounts of the annual future minimum lease payments under noncancelable operating leases obligations are as follows:

Balance
Years ending December 31,
2024	$355,359
2025	319,877
2026	329,450
2027	339,333
2028, and thereafter	800,181
$2,144,200

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The Company is subject to legal proceedings which arise in the ordinary course of business.  In the opinion of the Company, the resolution of these matters will not have a material adverse impact on the Company’s consolidated financial position or results of operations.

NOTE 15:	SUBSEQUENT EVENTS

Subsequent events were evaluated through March 29, 2024, the date the Consolidated Financial Statements were available to be issued. Based on this evaluation, it was determined that subsequent events have occurred that require disclosure in the consolidated financial statements.

In February 2024, the Company commenced an offering of B-3 Preferred Stock to existing shareholders via the Groundfloor platform. Pursuant to this offering, from February 1, 2024, through the issuance date of these consolidated financial statements, the Company has received gross proceeds of $667,138 in exchange for the issuance of 14,503 shares of the Company’s B-3 Preferred Stock.

PART III – EXHIBITS

Index to Exhibits

Exhibit Number	Exhibit Description (hyperlink)	Filed Herewith	Form	File No	Exhibit	Filing Date
2.1	Groundfloor Yield LLC Articles of Organization		DOS/A	367-00241	Exhibit 2.1	August 21, 2020
2.2	Groundfloor Yield LLC Limited Liability Company Operating Agreement		DOS/A	367-00241	Exhibit 2.2	August 21, 2020
3.1	Form of Promissory Note (1, 3, 6, 12, 24 Months)	X
3.2	Form of Promissory Note (36 Months)		DOS/A	367-00241	Exhibit 3.2	March 22, 2023
4.1	Form of Promissory Note Purchase Agreement		DOS/A	024-11411	Exhibit 4.1	July 13, 2023
11.1	Form of Consent of Cherry Bekaert LLP	X
12.1	Opinion of Robbins Ross Alloy Belinfante Littlefield LLC	X

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 24, 2025.

GROUNDFLOOR YIELD LLC

By: Groundfloor Finance, Inc., its sole member

By:	/s/ Nick Bhargava
Name:	Nick Bhargava
Title:	Executive Vice President, Secretary, and Acting Chief Financial Officer

This offering statement has been signed by the following persons, in the capacities, and on the dates indicated.

Name and Signature	Title	Date

/s/ Brian Dally	President, Chief Executive Officer of Groundfloor Finance Inc.	February 24, 2025
Brian Dally	(Principal Executive Officer)

/s/ Nick Bhargava	Executive Vice President, Secretary, and Acting Chief Financial Officer of Groundfloor Finance Inc.	February 24, 2025
Nick Bhargava	Principal Financial Officer and Principal Accounting Officer)

*
Lucas Timberlake	Director	February 24, 2025

*
Bruce Boehm	Director	February 24, 2025

*
Yair Goldfinger	Director	February 24, 2025

*
Richard Tuley Jr.	Director	February 24, 2025

* By:	/s/ Nick Bhargava
Attorney-in-fact